UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

KOHL’S CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

KOHL'S
+SEPHORA

KOHL'S

Notice of Annual Meeting & Proxy Statement

May 20, 2026 | 8:00 a.m. Central Time

2026

KOHL'S

CONVENIENT NATIONWIDE OMNI-CHANNEL REACH

80%
of Americans live within 15 miles of a Kohl's store

1,153 Stores
Largest department store chain in America*

20M+
Active App Users

29%
Digital Penetration

SEPHORA

1,100+
Sephora @ Kohl's*

* Based on number of locations as of 2025

DELIVERING GREAT VALUE

30M+
Loyalty Members

KOHL'S
VISA
Signature

60M+
Customers

All figures are as of 2025 unless otherwise noted

GREAT PRODUCTS FROM TOP BRANDS

Nike, Levi's, Under Armour, carter's, adidas

SEPHORA + KOHL'S

SONOMA GOODS FOR LIFE, jumping beans, FLX

NINE WEST, Croft & Barrow, SO, TEK GEAR

A Message from our Board Chair

A Message from our Board Chair

To our Shareholders:

On behalf of the Board of Directors, I thank you for your continued investment in and support of Kohl's. I am honored to write to you for the first time as Board Chair to provide an update on the Board’s critical work over the past year to position the Company for long-term value creation.

During a period of organizational and strategic transformation at Kohl’s, the Board prioritized building and aligning a management team capable of advancing the Company’s near-term priorities. Following the hiring of several key strategic leaders earlier in the year, the Board unanimously appointed Michael J. Bender as Chief Executive Officer in November. Led by the Board’s Executive Search Committee, Michael’s appointment followed an extensive, rigorous search focused on identifying a CEO fit to drive operational focus and continuous improvement. Michael brings decades of leadership experience across retail and consumer companies and, through his service as Interim CEO and previously as Board Chair, he has demonstrated his commitment and ability to lead strategy, drive improved results, and strengthen our organizational culture.

With Kohl’s at an important inflection point in its long history, the Board has been actively engaged in overseeing the development of a multi-year strategy and the disciplined execution of that strategy. This strategy is grounded in listening closely to our customers, strengthening the fundamentals of our business, and paving a path for long-term sustainable growth. While the Company continues to operate in an uncertain market environment, the Board is encouraged by the steady progress made to date—in large part by the dedication of our associates. Throughout 2025, our collective effort enabled Kohl’s to operate with discipline, generate solid cash flow, and strengthen our balance sheet. These progressive improvements will provide a solid foundation for the execution of our strategy, and the Board is confident in the management team’s ability to drive sustainable results.

Over the past year, we undertook a focused evaluation of the Board’s composition, structure, and processes to ensure the Board remains well positioned to oversee the Company’s changing needs, particularly as several Directors transitioned off the Board. Among other things, this led to my appointment as Board Chair and to updates to committee leadership and membership. Today, the Board is strongly aligned on purpose and strategy. Discussions are frequent, constructive debate is openly held, and information flows clearly to our independent Directors. Each Board member brings a unique set of experiences and perspectives that support a culture grounded in effective oversight, open dialogue, and clear accountability. We are confident that our current composition and practices provide the effective oversight and accountability required to move the Company forward.

As the Board navigated these and other important milestones and decisions, we upheld our commitment to accountability and actively sought feedback from shareholders. As detailed in the Shareholder Engagement and Outreach section of the Compensation Discussion and Analysis, we conducted extensive outreach to better understand perspectives on executive compensation and other key governance and business matters. This feedback provided us with decision-useful information, and we look forward to continuing this constructive dialogue.

We invite you to review the full Proxy Statement and attend our 2026 Annual Meeting. We value your engagement and look forward to continued dialogue as the Company advances its strategy. Thank you for your continued investment in Kohl’s.

Sincerely, John E. Schlifkse Chair of the Board of Directors

A Message from our CEO

A Message from our CEO

To our Shareholders:

After nearly a year in my role as CEO of Kohl’s, I am excited and energized by the opportunities ahead as we continue to stabilize our foundation and accelerate our transformation. I was honored to be appointed CEO in late 2025 after serving in an interim capacity, and I take great pride in leading Kohl’s during this critical phase of our evolution.

Over the past year, I have visited associates, partners, and vendors across the country, hearing from each of them a clear devotion to putting customers first every day. I have also met with many of our shareholders who have continued to encourage us to focus on executing important near-term priorities central to transforming Kohl’s. While I stepped into the CEO role with a deep understanding of the Kohl’s brand, these visits have been both energizing and educational, providing me with additional perspectives on our strengths, opportunities, and unique ability to serve our customers.

As you know, we have been working on three focus areas throughout 2025:

●	offering a curated, more balanced assortment that fulfills the needs across all our customers;
●	reestablishing Kohl’s as a leader in value and quality; and
●	enhancing our omni-channel platform to deliver a frictionless experience.

In 2025, we leveraged our work in these areas to drive improvements in our top-line and bottom-line trends despite a challenging economic backdrop. We invested in our proprietary brands and engaged with customers to identify ways to enhance their shopping experience, while managing the business with discipline by expanding gross margins, reducing inventory, and lowering expenses.

While these results show progress, we acknowledge that 2025 was not the year we expected. We responded to industry hurdles, macroeconomic headwinds, and organizational changes with resilience, leaning into our fundamentals and returning to our clear focus on customers. This agility speaks to our high-performance culture and our commitment to delivering great value—reinforcing my confidence in our ability to accelerate our progress. We ended the year in a stronger position than where we started, while also noting we have a lot of important work ahead of us. Returning the Company to sustainable growth is a multi-year journey that will require time and continued discipline to fully realize.

My approach to our transformation is informed by a unique vantage point—nearly seven years of Kohl’s Board service provided me with a deep understanding of our core values and business, while my experience with other global retailers allows me to bring an external lens to our execution. By combining this institutional knowledge with external insights, I am focused on aligning our daily operations with our strategic priorities, ensuring we remain agile and dedicated to returning Kohl’s to operational excellence.

We are committed to serving our more than 60 million customers, many of whom are feeling the weight of today's economic environment, by providing exceptional value on the brands they love and ensuring Kohl’s remains a trusted destination for every family. By doing so, we not only expand what’s possible in their lives but also aim to deliver consistent value to our customers and shareholders. Thank you for your trust and investment in Kohl's as we navigate this transformation with discipline and a clear-eyed focus on our goals. I look forward to updating you on our progress in the year ahead.

Chair of the Board of Directors
Sincerely, Michael J. Bender Chief Executive Officer

Notice of Annual Meeting of Shareholders

Notice of Annual
Meeting of
Shareholders

Date and Time	Virtual Meeting — Live Interactive Webcast	Record Date
May 20, 2026 8:00 a.m. Central Time	www.virtualshareholdermeeting.com/KSS2026	Close of business on March 18, 2026

To our Shareholders:

We are pleased to invite you to attend the 2026 Annual Meeting of Shareholders of Kohl’s Corporation on May 20, 2026, at 8:00 a.m. Central Time.

The Annual Meeting will again be held exclusively online via a live interactive webcast. You will be able to vote in advance of, and submit your questions during, the Annual Meeting of Shareholders and/or attend virtually by visiting www.virtualshareholdermeeting.com/KSS2026.

The Proxy Statement for the Annual Meeting and form of proxy card is first being made available to shareholders on or about April 10, 2026.

The purposes of the Annual Meeting are:

Items of Business		See Page
1.	Proposal 1 — To elect the eight individuals nominated by our Board of Directors to serve as Directors for a one-year term and until their successors are duly elected and qualified	18
2.	Proposal 2 — To approve, by an advisory vote, the compensation of our Named Executive Officers	57
3.	Proposal 3 — To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 30, 2027	123
4.	Proposal 4 — To approve the Amended and Restated Kohl’s Corporation 2024 Long-Term Compensation Plan	127
5.	To consider and act upon any other business that may properly come before the meeting or any adjournment thereof

PROPOSAL 1	PROPOSAL 2	PROPOSAL 3	PROPOSAL 4
ELECTION OF DIRECTORS	ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDIT FIRM	APPROVAL OF THE AMENDED AND RESTATED KOHL’S CORPORATION 2024 LONG-TERM COMPENSATION PLAN
Board Recommendation	Board Recommendation	Board Recommendation	Board Recommendation
“FOR” all nominees	“FOR”	“FOR”	“FOR”

Notice of Annual Meeting of Shareholders

Only shareholders of record at the close of business on March 18, 2026 are entitled to notice of, and to vote at, the Annual Meeting.

YOUR VOTE IS IMPORTANT. It is important that your shares are represented and voted at the Annual Meeting no matter how large or small your holdings may be. Even if you plan to attend the Annual Meeting, please cast your vote as soon as possible using one of the following methods:

INTERNET	PHONE	MAIL
Follow the instructions on your notice regarding the availability of proxy materials.	Follow the instructions on your notice regarding the availability of proxy materials.	If you received a printed proxy card, complete, date, sign, and return your proxy card in accordance with the included instructions.

Even if you vote in advance, you may still decide to attend the virtual Annual Meeting of Shareholders, withdraw your proxy, and vote your shares at the Annual Meeting. For more information, see “May I change or revoke my vote after I submit my proxy?” on page 5.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD VIRTUALLY ON MAY 20, 2026
The 2025 Annual Report on Form 10-K and Proxy Statement of Kohl’s Corporation are available at www.proxyvote.com

We encourage you to review the Proxy Statement accompanying this Notice for more complete information regarding the Annual Meeting of Shareholders, as well as the full text of each proposal to be presented at the meeting.

We appreciate your continued support and confidence in Kohl’s. We look forward to your participation in our virtual Annual Meeting on May 20, 2026.

By Order of the Board of Directors: Jennifer Kent Chief Legal Officer and Corporate Secretary Menomonee Falls, Wisconsin April 10, 2026

1	GENERAL INFORMATION
1	Meeting Logistics
3	Questions and Answers about the Annual Meeting and Voting
9	PROXY SUMMARY
9	Matters to Be Voted Upon at the Annual Meeting
10	Director Nominees
13	Governance Highlights
14	2025 Performance Highlights
16	Compensation Highlights
18	BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
18	Proposal 1 — Election of Directors
20	Information about the Director Nominees
20	Biographies
28	Skills, Experience, and Attributes
30	Director Nominations and Governance
30	Director Independence
31	Board and Committee Refreshment
32	Director Nomination Process
33	Board and Committee Operations
33	Board Leadership
33	Board Committees
39	Meetings and Attendance
39	Board and Committee Evaluations
39	Director Orientation and Continuing Education
40	Limits on Board Service
40	Corporate Governance
40	Strategy Oversight
41	Risk Management Oversight
43	Succession Planning and Talent Development Oversight
43	Related Party Transactions
44	Shareholder Engagement
47	Governance Documents
47	Communicating with the Board
48	KOHL’S CARES
48	Our Purpose, Values, and Behaviors
49	Governance, Ethics, and Human Rights
50	Inclusion and Belonging
51	Environmental Sustainability
51	Social Supply Chain Management
53	DIRECTOR COMPENSATION
53	Director Compensation Program

53	Annual Cash Retainer
54	Equity Awards
54	Fiscal 2025 Program Review
54	Stock Ownership Requirements
55	Director Compensation Table
57	EXECUTIVE COMPENSATION
57	Proposal 2 — Advisory Vote to Approve the Compensation of our Named Executive Officers
59	A Message from our Compensation Committee Chair
61	Compensation Committee Report
62	Compensation Discussion and Analysis
99	Compensation Tables
99	Summary Compensation Table
102	Grants of Plan-Based Awards in 2025
103	Outstanding Equity Awards at Fiscal Year-End
104	Options Exercised and Stock Vested in 2025
104	Pension Benefits
104	Nonqualified Deferred Compensation
105	Executive Compensation Agreements
105	Potential Payments Upon Termination or Change of Control
115	CEO Pay Ratio
115	Pay versus Performance
121	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS, AND MANAGEMENT
121	Beneficial Ownership of Common Stock
123	AUDIT MATTERS
123	Proposal 3 — Ratification of the Appointment of our Independent Registered Public Accounting Firm
125	Audit Committee Report
126	Fees Paid to EY
126	Pre-Approval Policies and Procedures
127	MANAGEMENT PROPOSAL
127	Proposal 4 — Approval of the Amended and Restated Kohl’s Corporation 2024 Long-Term Compensation Plan
127	Rationale for the Proposed Amendments
129	Key Features of the Amended and Restated Plan
130	Equity Compensation Plan Information and Metrics
132	General Description of the Amended and Restated Plan
138	New Plan Benefits
A-1	APPENDIX A – KOHL’S CORPORATION 2024 LONG-TERM COMPENSATION PLAN, AS AMENDED AND RESTATED EFFECTIVE MAY 20, 2026

General Information

General
Information

Meeting Logistics

Date and Time	Virtual Meeting — Live Interactive Webcast	Record Date
May 20, 2026 8:00 a.m. Central Time	www.virtualshareholdermeeting.com/KSS2026	Close of business on March 18, 2026

Admission		Date of Distribution
●
Admission to the Annual Meeting is restricted to shareholders of record as of the record date and/or their designated representatives.
●
Shareholders and/or their designated representatives may attend the Annual Meeting online by visiting www.virtualshareholdermeeting.com/KSS2026. We recommend logging in at least 10-15 minutes before the 8:00 a.m. start time on May 20, 2026 to ensure you are checked in when the proceedings begin. To participate, you will need the control number indicated on your notice regarding the availability of proxy materials, proxy card, or voting instruction form that accompanied your proxy materials.
●
Shareholders whose shares are held in “street name” through a bank, broker, or other nominee should follow the instructions on the voting instruction form or other communication provided by your nominee to obtain your control number and participate in the Annual Meeting.
●
If you encounter any technical difficulties accessing the virtual Annual Meeting, a technical support phone number will be available on the virtual meeting login page for your assistance.
This Proxy Statement and the form of proxy card were made available to our shareholders on or about April 10, 2026.

How to Vote

It is important that your shares be represented and voted at the Annual Meeting.

Whether or not you plan to attend the virtual Annual Meeting, please vote as soon as possible. You are urged to follow the instructions on the notice regarding the availability of proxy materials to vote by telephone or via the internet. If you received a printed proxy card, complete, date, sign, and return the proxy card in the envelope provided to you, even if you plan to attend the Annual Meeting, so that if you are unable to attend, your shares can still be voted. Voting now will not limit your right to change your vote or to attend the Annual Meeting. Please note the voting procedures described under “How do I vote?” on page 4 of this Proxy Statement.

Kohl’s Corporation | 2026 Proxy Statement	1

General Information

Registered Shareholders

INTERNET	PHONE	MAIL	ATTEND THE MEETING
Visit www.proxyvote.com and follow the instructions on the voting site (available 24/7)	Call 1-800-690-6903 toll-free in the U.S. or Canada (available 24/7)	If you received a printed proxy card, complete, date, sign, and return your proxy card in the postage-paid envelope provided to you	Attend the virtual Annual Meeting and cast your ballot online
You will be required to enter your unique control number shown on your notice regarding the availability of proxy materials if you vote by internet or phone.

If you are a registered shareholder, you may attend the virtual Annual Meeting and vote your shares, and your vote will revoke any proxy you have previously submitted.

Beneficial Owners

If your shares are held in the name of a bank, broker, or other nominee and you wish to attend and vote at the Annual Meeting, you must obtain a “legal proxy” in .pdf, .gif, .jpg or .png file format.	Please contact your bank, broker, or other nominee for assistance in obtaining a “legal proxy” in order to vote at the Annual Meeting.

Online Availability of Proxy Materials

We are furnishing proxy materials to some of our shareholders electronically by mailing a notice regarding the availability of proxy materials instead of mailing or e-mailing copies of those materials. This notice directs shareholders to the following website where they may access our proxy materials and view instructions on how to vote via the internet, telephone, or by mail: www.proxyvote.com. If you received a notice regarding the availability of proxy materials and would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the notice regarding the availability of proxy materials. If you have previously elected to receive our proxy materials electronically, you will continue to receive access to those materials electronically unless you elect otherwise.

Copies of our 2025 Annual Report on Form 10-K for the fiscal year ended January 31, 2026, filed with the Securities and Exchange Commission on March 19, 2026, will also be made available on our website at https://corporate.kohls.com.

2	Corporate.Kohls.com

General Information

Questions and Answers about the Annual Meeting and Voting

When and where will the meeting take place?

The Annual Meeting of Shareholders of Kohl’s Corporation will be held virtually on May 20, 2026, at 8:00 a.m. Central Time. The Annual Meeting will be held exclusively online via a live interactive webcast. You will not be able to attend the Annual Meeting in person at a physical location.

How can I attend the meeting?

Admission to the Annual Meeting is restricted to shareholders of record as of the record date and/or their designated representatives. You may attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/KSS2026 at or before 8:00 a.m. Central Time on May 20, 2026.

To participate in the virtual Annual Meeting, you will need the control number included on your notice regarding the availability of proxy materials, proxy card, or voting instruction form that accompanied your proxy materials. This control number is required to log in as a shareholder to the virtual meeting platform. Once logged in, you will be able to listen to the meeting live and vote your shares electronically. We recommend that you log in at least 10-15 minutes prior to the start of the meeting to ensure you are checked in when the meeting proceedings begin. If you encounter any technical difficulties accessing the virtual meeting, a technical support phone number will be posted on the virtual meeting login page for your assistance.

What is the purpose of the meeting?

At the virtual Annual Meeting of Shareholders, you will be asked to vote on the following matters:

Items of Business
1.	The election of eight individuals nominated by our Board of Directors to serve as Directors for a one-year term
2.	The approval, on an advisory basis, of the compensation of our Named Executive Officers
3.	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 30, 2027
4.	The approval of the Amended and Restated Kohl’s Corporation 2024 Long-Term Compensation Plan
5.	Any other business that may properly come before the meeting or any adjournment of the meeting

Could other matters be decided at the meeting?

Our Bylaws require shareholders to notify us in advance if they intend to request a vote on any matter not described in our Proxy Statement. The deadline for notification has passed, and we are not aware of any other matters that could be brought before the meeting. However, if any other business is properly presented at the meeting, your completed proxy gives authority to Jennifer Kent, Chief Legal Officer and Corporate Secretary, and Megan Glise, Associate General Counsel and Assistant Corporate Secretary, to vote your shares on such matters at their discretion.

Who is entitled to attend and vote at the meeting?

All shareholders who owned our common stock at the close of business on March 18, 2026 (the record date for the meeting) or their duly appointed proxies may attend and vote at the meeting and at any adjournment of the meeting. As of the record date, there were 112,253,151 shares of our common stock outstanding.

Each share of our common stock outstanding on the record date is entitled to one vote on each of the eight Director nominees and one vote on each other matter.

Kohl’s Corporation | 2026 Proxy Statement	3

General Information

How many votes must be present to hold the meeting?

The presence in person or by proxy of the holders of a majority of the outstanding shares of our common stock entitled to vote at the meeting will constitute a quorum for the transaction of business. Abstentions and “broker non-votes” (described below) are counted as present for purposes of determining whether there is a quorum.

Am I a shareholder of record or a beneficial owner, and why does it matter?

Shareholder of Record (also known as a record holder)

If your shares are registered directly in your name with Kohl’s transfer agent, you are considered the shareholder of record with respect to those shares.

Beneficial Owner (also known as holding shares in “street name”)

If your shares are held on your behalf by a bank, broker, or other nominee, then you are the beneficial owner of shares held in “street name.”

As a beneficial owner, you have the right to instruct your nominee on how to vote the shares held in your account. If your broker cannot vote on the proposals because you have not provided instructions, this is known as a “broker non-vote.”

How do I vote?

If you are a shareholder of record as of the record date, you may vote at the virtual Annual Meeting or vote by proxy as described below. Even if you plan to attend the meeting, we encourage you to vote in advance in one of three ways:

Internet	Phone	Mail
Follow the instructions on your notice regarding the availability of proxy materials to vote online.	Follow the instructions on your notice regarding the availability of proxy materials to vote over the telephone.	If you received a printed proxy card, complete, date, sign, and return it in the postage-paid envelope provided.

The proxies are being solicited on behalf of our Board of Directors. If you are a beneficial owner, please contact the bank, broker, or other nominee that holds your shares for instructions on how to vote.

May my broker vote my shares for me?

Unless you give your broker specific voting instructions, your broker will not be able to vote your shares with respect to any of the matters presented at the meeting, other than the ratification of the appointment of our independent registered public accounting firm (Proposal 3), which is considered “routine” under applicable stock exchange rules. Without your instructions, your broker may not vote your uninstructed shares on non-routine matters (such as Proposals 1, 2, and 4). Therefore, we encourage you to instruct your broker about how you wish your shares to be voted.

What is a proxy?

A proxy is your legal designation of another person to vote on matters transacted at the Annual Meeting based upon the shares you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. By voting your proxy, you are giving the person(s) named on the proxy card the authority to vote your shares in the manner you indicate on your proxy card. The form of proxy card designates each of Jennifer Kent, Chief Legal Officer and Corporate Secretary, and Megan Glise, Associate General Counsel and Assistant Corporate Secretary, as proxies for the Annual Meeting.

4	Corporate.Kohls.com

General Information

If I submit a proxy, how will my shares be voted?

By giving us your proxy, you authorize the individuals named as proxies on the form of proxy card to vote your shares in accordance with the instructions you provide. If you sign and return a proxy card without indicating your instructions, your vote will be cast in accordance with the recommendation of our Board of Directors:

PROPOSAL 1	ELECTION OF DIRECTORS	“FOR” each of the eight Director nominees
PROPOSAL 2	ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	“FOR” approval of the compensation of our Named Executive Officers
PROPOSAL 3	RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for Fiscal 2026
PROPOSAL 4	APPROVAL OF THE AMENDED AND RESTATED KOHL’S CORPORATION 2024 LONG-TERM COMPENSATION PLAN	“FOR” approval of the Amended and Restated Kohl’s Corporation 2024 Long-Term Compensation Plan

If any other matters are brought before the meeting, Jennifer Kent and Megan Glise will vote your shares on such matters at their discretion.

May I change or revoke my vote after I submit my proxy?

Yes. If you are a shareholder of record and wish to change your vote, you may:

●	cast a new vote by telephone or internet by following the instructions on the notice regarding the availability of proxy materials;
●	cast a new vote by requesting and completing, dating, signing, and mailing a new proxy card with a later date; or
●	attend the virtual Annual Meeting of Shareholders and follow the instructions to vote during the meeting.

If you are a beneficial owner, you can revoke any prior voting instructions by contacting the bank, broker, or other nominee that holds your shares or by obtaining a legal proxy from your bank, broker, or other nominee.

What happens if I do not vote by proxy?

If you are a shareholder of record and you do not vote by proxy, your shares will not be voted unless you vote during the meeting. If you are a beneficial owner and you do not provide your broker with specific voting instructions, your broker may only vote your shares on Proposal 3 and will declare a broker non-vote for Proposals 1, 2, and 4.

What happens if the meeting is adjourned?

If the meeting is adjourned, your proxy will remain valid and may be voted when the meeting is convened or reconvened. You may change or revoke your proxy, as set forth above under the caption “May I change or revoke my vote after I submit my proxy?”

Kohl’s Corporation | 2026 Proxy Statement	5

General Information

What are the Board’s voting recommendations, and how many votes are required to approve each proposal?

Proposal		Board’s Recommendation	Votes Required to Pass	Effect of Abstentions and Broker Non-Votes
1.	Election of Directors	FOR all Director nominees

Our Board of Directors has instituted a majority vote requirement for the election of Directors in uncontested elections. This means that a nominee will be elected if the number of votes cast “FOR” that nominee exceeds the number of votes cast “AGAINST” that nominee. If you complete your voting by proxy over the internet, by telephone, or return a signed proxy card but abstain from voting on any of the nominees, your shares will be counted as present for purposes of determining whether there is a quorum but will have no effect on the election of those nominees.

No effect
2.	Advisory vote to approve the compensation of our Named Executive Officers	FOR	This proposal will be approved if the number of votes cast “FOR” the proposal exceeds the number of votes cast “AGAINST” it.	No effect
3.	Ratification of the appointment of our independent registered public accounting firm	FOR	This proposal will be approved if the number of votes cast “FOR” the proposal exceeds the number of votes cast “AGAINST” it.	No effect
4.	Approval of the Amended and Restated Kohl’s Corporation 2024 Long-Term Compensation Plan	FOR	This proposal will be approved if the number of votes cast “FOR” the proposal exceeds the number of votes cast “AGAINST” it.	No effect

Will the Company’s independent registered public accounting firm participate in the meeting?

Yes. A representative of Ernst & Young LLP will be present at the meeting and will be available to make a statement and answer appropriate questions.

Are members of the Board of Directors required to attend the meeting?

While the Board has not adopted a formal policy requiring Directors to attend annual meetings, Directors are encouraged to do so. All Directors who stood for reelection in 2025 attended the 2025 Annual Meeting of Shareholders.

Who is soliciting my proxy?

The Board of Directors is soliciting your proxy to be used at the meeting. The proxy appoints Jennifer Kent, Chief Legal Officer and Corporate Secretary, and Megan Glise, Associate General Counsel and Assistant Corporate Secretary, as your representatives to vote your shares as you instruct by telephone, internet, or on a proxy card. This way, your shares will be voted even if you do not attend the meeting. Even if you plan to attend the meeting, it is a good idea to vote your shares in advance in the event your plans change.

6	Corporate.Kohls.com

General Information

Who will pay the expenses incurred in connection with the solicitation of my vote?

The Company will pay the expenses of soliciting proxies. Proxies may be solicited by our Directors, officers, or employees in person or by telephone, mail, or electronic transmission. We also pay all expenses related to the Annual Meeting of Shareholders. In addition to soliciting proxies by mail, we may solicit proxies by telephone, personal contact, and electronic means. None of our Directors, officers, or employees will be specially compensated for these activities.

We have hired Alliance Advisors, LLC to assist with the solicitation of proxies for a fee of $25,000 plus reimbursement of out-of-pocket expenses. We also reimburse brokers, fiduciaries, and custodians for their costs in forwarding proxy materials to beneficial owners of our common stock.

Can I view these proxy materials electronically?

Yes. You may view our 2026 proxy materials at:

www.proxyvote.com

You may also use our corporate website, https://corporate.kohls.com, to view all of our filings with the Securities and Exchange Commission, including this Proxy Statement and our 2025 Annual Report on Form 10-K for the fiscal year ended January 31, 2026.

How can I receive copies of Kohl’s year-end Securities and Exchange Commission filings?

Upon request, we will furnish, without charge, to any shareholder a copy of this Proxy Statement and/or our 2025 Annual Report on Form 10-K, including financial statements, for the fiscal year ended January 31, 2026. Any such request should be directed to:

Kohl’s Corporation N56 W17000 Ridgewood Drive Menomonee Falls, Wisconsin 53051 Attention: Investor Relations
investor.relations@kohls.com

We will provide the exhibits to the Form 10-K upon payment of the reasonable expenses of furnishing them.

How can I nominate a candidate for the Board of Directors?

Pursuant to procedures set forth in our Bylaws, our Nominating and ESG Committee will consider shareholder nominations for Directors if we receive timely written notice, in proper form, of the intent to make a nomination at an Annual Meeting of Shareholders. If you decide to conduct your own proxy solicitation, to be timely for the 2027 Annual Meeting of Shareholders, we must receive the notice no earlier than January 20, 2027 and no later than February 19, 2027.

Kohl’s Corporation | 2026 Proxy Statement	7

General Information

How can I submit a proposal for Kohl’s 2027 Annual Meeting of Shareholders?

You may present matters for consideration at our next Annual Meeting of Shareholders either by having the matter included in our Proxy Statement and proxy card in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or by conducting your own proxy solicitation.

If you want your proposal included in our Proxy Statement and listed on our proxy card for the 2027 Annual Meeting of Shareholders, we must receive your written proposal by December 11, 2026, at:

Corporate Secretary Attention: Legal Kohl’s Corporation N56 W17000 Ridgewood Drive Menomonee Falls, Wisconsin 53051

You may submit a proposal only if you meet the ownership and holding requirements required by Rule 14a-8, and you must continue to meet such ownership and holding requirements through the date of the 2027 Annual Meeting of Shareholders and otherwise comply with the Rule 14a-8 requirements then in effect.

If you decide to conduct your own proxy solicitation, we must receive written notice of your intent to present your proposal at the 2027 Annual Meeting of Shareholders, as required by our Bylaws, no earlier than January 20, 2027 and no later than February 19, 2027. If you submit a proposal for the 2027 Annual Meeting of Shareholders after that date, your proposal cannot be considered at the meeting.

To be in proper form, the notice must include, among other things:

(i)	a description of all arrangements or understandings between the nominating shareholder and each nominee;
(ii)	information about the nominating shareholder and each nominee; and
(iii)	a written representation and agreement of the nominee, in the form provided by Kohl’s upon request, that he or she:
(a)	is not and will not enter into agreements or understandings with respect to how he or she will act or vote if elected as a Director;
(b)	is not and will not become a party to any agreements or understandings with any entity other than the Company with respect to direct or indirect compensation in connection with service or action as a Director;
(c)	will comply with the Company’s corporate governance, ethics, and other policies and guidelines applicable to Directors of the Company and all applicable laws, rules, regulations, and listing standards; and
(d)	if elected as a Director, agrees to, and will, serve the entire term.

Among other things, a shareholder proposing a Director nomination must disclose any hedging, derivative, or other complex transactions involving our common stock to which the shareholder is a party.

These requirements are detailed in our Bylaws, which will be provided to you upon written request.

In addition, an eligible shareholder, or a group of up to 20 shareholders, that has continuously owned at least 3% of Kohl’s outstanding common stock for three years may include in Kohl’s proxy materials Director nominations of up to the greater of two Directors and 20% of the number of Directors currently serving on Kohl’s Board of Directors, subject to the terms and conditions specified in our Bylaws. To be timely for inclusion in the proxy materials for our 2027 Annual Meeting of Shareholders, our Corporate Secretary must receive your nomination between November 11, 2026 and December 11, 2026. The requirements for proxy access are detailed in our Bylaws, which will be provided to you upon written request.

In addition to satisfying the foregoing requirements, to comply with the universal proxy rules for the 2027 Annual Meeting of Shareholders, shareholders who intend to solicit proxies in support of Director nominees other than the Company’s nominees must provide notice that sets forth the additional information required by Rule 14a-19 under the Exchange Act by no earlier than January 20, 2027 and no later than February 19, 2027.

8	Corporate.Kohls.com

Proxy Summary

Proxy

Summary

This summary includes information contained elsewhere in this Proxy Statement. We urge you to carefully read this Proxy Statement in its entirety, as this summary does not provide all the information that may be important to you with respect to matters being considered at the Annual Meeting.

Consistent with many other retail companies, our fiscal year ends on the Saturday closest to January 31 each year. References in this Proxy Statement to a “fiscal year” are to the calendar year in which the fiscal year begins. The information in this Proxy Statement relates primarily to Fiscal 2025, which ended January 31, 2026.

Date and Time	Virtual Meeting—Live Interactive Webcast	Record Date
May 20, 2026 8:00 a.m. Central Time	www.virtualshareholdermeeting.com/KSS2026	Close of business on March 18, 2026

Matters to Be Voted Upon at the
Annual Meeting

Our Board of Directors unanimously recommends that you vote:

PROPOSAL 1	ELECTION OF DIRECTORS	“FOR” each of the eight Director nominees
PROPOSAL 2	ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	“FOR” approval of the compensation of our Named Executive Officers
PROPOSAL 3	RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for Fiscal 2026
PROPOSAL 4	APPROVAL OF THE AMENDED AND RESTATED KOHL’S CORPORATION 2024 LONG-TERM COMPENSATION PLAN	“FOR” approval of the Amended and Restated Kohl’s Corporation 2024 Long-Term Compensation Plan

You may vote by telephone or via the internet, as set forth on the notice regarding the availability of proxy materials, or by mailing your proxy card if you received one. Please note the voting procedures described under “How do I vote?” on page 4 of this Proxy Statement.

Kohl’s Corporation | 2026 Proxy Statement	9

Proxy Summary

Director Nominees

The following table provides information regarding the Director nominees. All of the nominees are independent except Michael J. Bender, Chief Executive Officer of Kohl’s.

				Kohl’s Standing Committee Membership				Other Current Public Company Boards
Director Name and Principal Occupation	Age	Director Since	Independent	Audit	Compensation	Nominating and ESG	Finance
Wendy Arlin Former Chief Financial Officer, Bath & Body Works, Inc.	55	2023						● The Wendy’s Company
Michael J. Bender Chief Executive Officer, Kohl’s Corporation	64	2019						● Acuity Brands
Yael Cosset Executive Vice President and Chief Digital Officer, The Kroger Co.	52	2020						—
H. Charles Floyd Former Executive Vice President and Global President of Operations, Hyatt Hotels Corporation	66	2017						—
Robbin Mitchell Senior Advisor, Boston Consulting Group	61	2021						● Piper Sandler Companies
Jonas Prising Chair and Chief Executive Officer, ManpowerGroup	61	2015						● ManpowerGroup
John E. Schlifske Former Chair and Chief Executive Officer, The Northwestern Mutual Life Insurance Company	67	2011						—
Adolfo Villagomez Chief Executive Officer, 1-800-Flowers.com	53	2023						—
Number of Meetings in Fiscal 2025		Board — 14		9	7	3	4

CURRENT AND EFFECTIVE IMMEDIATELY FOLLOWING THE ANNUAL MEETING
Independent Chair of the Board
Committee Chair
Committee Member

10	Corporate.Kohls.com

Proxy Summary

The eight Director nominees collectively represent a broad range of skills, attributes, and experience aligned with Kohl’s oversight and business needs. All nominees have experience in retail or consumer-facing industries and have guided organizations through significant change. We believe this experience—together with their industry knowledge, integrity, ability to devote time and energy, and commitment to the interests of our shareholders—positions the Board to provide effective oversight of the Company’s strategic plan and to oversee and drive long-term value creation for shareholders.

Skills or Experience
Current or former public company CEO Experience as a Chief Executive Officer of a publicly traded company, providing essential perspective on leadership, high-level strategy, shareholder engagement, and accountability.	● ● ● ● ● ● ● ●	3	37.5%
Transformation strategy Experience guiding organizations through significant structural changes, such as turnarounds or operating model redesigns, critical for navigating market cycles and driving long-term growth.	● ● ● ● ● ● ● ●	8	100%
Public company board service (other than Kohl’s) Experience serving on other public company board(s), requiring a practical understanding of oversight responsibilities, governance trends, insights to business strategies, and maximizing shareholder value.	● ● ● ● ● ● ● ●	5	62.5%
Retail or consumer-facing industry Experience in senior leadership roles within the retail, consumer product, or customer-centric service sectors, providing expertise in managing large consumer bases, omnichannel engagement, and the customer experience.	● ● ● ● ● ● ● ●	8	100%
Finance, accounting, or financial reporting Experience as an executive officer or Board-designated expert overseeing accounting, finance, and compliance with related regulations, critical for the Board’s oversight of financial health, internal controls, and capital stewardship.	● ● ● ● ● ● ● ●	3	37.5%
Technology strategy, digital, and e-commerce Experience in leveraging technology to drive business strategy, including oversight of digital innovation, e-commerce, and the integration of emerging technologies to enhance the customer experience.	● ● ● ● ● ● ● ●	5	62.5%
Marketing, public relations, or brand management Experience in shaping multi-brand strategies, customer acquisition, and reputation management, vital for maintaining brand relevancy and market penetration in a competitive retail landscape.	● ● ● ● ● ● ● ●	2	25%
Operations and supply chain management Experience optimizing complex, distributed operations and supply chain functions, with a focus on operational resilience, inventory management, and consistent frontline execution at scale.	● ● ● ● ● ● ● ●	5	62.5%
Human capital, culture, or compensation Experience managing large, distributed workforces and shaping talent strategies, essential for overseeing organizational culture, succession planning, and aligning incentives with performance.	● ● ● ● ● ● ● ●	4	50%
Cybersecurity and information security Experience identifying and mitigating information security threats and overseeing risk management frameworks, including a focus on defending against cyber risks and protecting customer and corporate data.	● ● ● ● ● ● ● ●	2	25%
Senior leadership Experience in an executive officer role at a large, complex organization, promoting a fundamental understanding of corporate governance, resource allocation, and the execution of enterprise-wide initiatives.	● ● ● ● ● ● ● ●	8	100%

Kohl’s Corporation | 2026 Proxy Statement	11

Proxy Summary

Board Composition: A Balance of Experience and Perspective

BALANCED CHARACTERISTICS		REGULAR REFRESHMENT

25% Gender Diversity	37.5% Racial/Ethnic Diversity	Onboarded 8 new Directors since 2020	4 of 8 Current Directors are from this wave of refreshment

STRATEGIC CONTINUITY		INDEPENDENT OVERSIGHT
Result: A Board 100% focused on Kohl’s future, with a balanced mix of tenures		7 of 8 Director nominees are independent

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Proxy Summary

Governance Highlights

We have adopted strong policies and procedures to promote effective and independent corporate governance, including

All of the Director nominees, other than our CEO, are independent, as determined under the standards of the New York Stock Exchange;	Directors are subject to our retirement policy;
The Board’s four standing committees are comprised solely of independent Directors, with the exception of the Finance Committee of which the CEO is a member;	Our Directors and executives are subject to stock ownership guidelines to encourage investment in the Company and alignment with shareholder interests;
Our Board is led by an independent Chair;	Directors stand for election annually;
Non-employee Directors meet privately in executive sessions in conjunction with each regular Board meeting;	A majority vote standard applies in uncontested Director elections;
Independent Directors communicate regularly regarding appropriate Board agenda topics and other Board-related matters;	The Board is committed to active refreshment, as demonstrated by the onboarding of eight new Directors since 2020, four of whom are current Directors;
Our shareholders have the ability to directly communicate and raise concerns with the Board or individual Directors;	The range of our Directors’ tenure and experience facilitate effective oversight and a balance between historical experience and fresh perspective; and
All Board members have complete access to management and outside advisors;	Our Bylaws provide for “proxy access” allowing eligible shareholders to include their own Director nominees in our proxy materials.

Kohl’s Corporation | 2026 Proxy Statement	13

Proxy Summary

2025 Performance Highlights

In 2025, we initiated a foundational reset aimed at stabilizing the business and strengthening our operational ability to build for a stronger future. Our foundational reset is centered on three focus areas:

Offer a Curated, Balanced Assortment	Reestablish Kohl’s as a Leader in Value and Quality	Deliver a Frictionless Omnichannel Experience
Offer a curated assortment that fulfills the apparel, home essentials, and beauty needs across all customers	Provide great value through compelling prices and deals on quality products	Provide a frictionless experience that makes it easy to shop at Kohl’s

Offer a Curated, Balanced Assortment

●	Targeted Category Expansion. Reestablished non-substitutable categories that drive loyalty, including the reintroduction of fine jewelry shops in more than 200 stores and Petites across our stores and digital platform. Achieved growth in our Petites and Juniors business through enhanced in-store presence and inventory depth.
●	Assortment Clarity. Refined our buying disciplines, reducing overall choice counts while deepening inventory in high-volume items, to help restore trip assurance.
●	Invested in Growth Categories. Successfully completed the full-chain rollout of Sephora at Kohl’s, building a nearly $2 billion beauty business, and completed the installation of queuing lines in over 600 stores during the year, which led to favorable comparable sales in our Impulse category versus the prior year.

Reestablish Kohl’s as a Leader in Value and Quality

●	Expanded Coupon Eligibility. Reintroduced coupons on key brands and increased brand eligibility to drive reengagement among Kohl’s Card and loyalty customers.
●	Proprietary Brand Momentum. Reinvested in key proprietary brands, including SO., Jumping Beans, Tek Gear, Simply Vera Vera Wang, LC Lauren Conrad, and Apartment 9, which drove transaction improvements among our core customers. Introduced three new proprietary brands in Soft Home—Hotelier, Mingle & Co., and Miryana—and extended the popular FLX brand into Kids.
●	Opening Price Point Investment. Reinvested in proprietary brands to provide strong opening price point options, including the introduction of an under $10 entry price point in proprietary Kids’ brands SO. and Sonoma.

Deliver a Frictionless Omnichannel Experience

●	Restoring Trip Assurance. Making deliberate changes to our planning and supply chain processes to restore trip assurance in our key basics and essentials. Investing in depth and reducing choice counts for improved clarity, while ensuring sufficient depth is available across all store and digital platforms.
●	Optimized Store Layouts. Used productivity and adjacency analyses to reposition high-traffic and complementary categories, such as moving Juniors near Sephora and establishing a dedicated Accessories pad.
●	Digital Modernization. Leveraging generative AI to analyze customer reviews and interactions in real-time, allowing us to identify trends and deliver personalized product recommendations. Upgrading foundational data architecture and site structures to prepare the digital ecosystem for future AI and agent technology.

14	Corporate.Kohls.com

Proxy Summary

While navigating a challenging macroeconomic environment, we made year-over-year improvements, including increasing diluted earnings per share and generating $1.4 billion in operating cash flow, representing a $700 million increase over the prior year. These results, supported by our continued work on our foundational reset, have strengthened our balance sheet. We ended the year with $1.16 billion in working capital and $0 outstanding on our revolving credit facility, allowing us to enter 2026 in a stronger position than when we started 2025.

14.8B	$2.38	4%	(7%)	4.1%
Net Sales	Diluted Earnings Per Share	Operating Margin	Inventory Reduction Y/Y	Reduction in SG&A Expenses

$1.4B	$674M	37.5%	$0	$56M
Operating Cash Flow	Cash & Cash Equivalents at Year-End	Gross Margin as a Percentage of Net Sales	Balance on Revolving Credit Facility at Year-End	Returned to Shareholders

KOHL'S + SEPHORA

1,100+	855	2	24 Stores 1 E-Fulfillment Center
Sephora at Kohl's Now Open	Full-size Sephora at Kohl's Shops	New Stores Opened in Fiscal 2025	Closures to Optimize Operational Footprint

Kohl’s Corporation | 2026 Proxy Statement	15

Proxy Summary

Compensation Highlights

Our executive compensation program is built on a pay-for-performance philosophy designed to align the interests of our leadership team with those of our shareholders and incentivize our executives to improve Kohl’s financial performance, profitably grow the business, and increase shareholder value. Our compensation programs are designed to provide an appropriate balance of short and long-term compensation, fixed and variable or at risk pay, and cash and equity-based compensation.

(1)	Represents the Fiscal 2025 compensation mix for Michael J. Bender. This mix is not representative of our typical executive compensation program due to his mid-year appointment and the nature of the interim CEO arrangements. Figures in this graph are rounded.
(2)	Represents the average Fiscal 2025 compensation mix for the following Named Executive Officers: Jill Timm, Fred Hand, Nick Jones, and Christie Raymond.

2025 Pay-for-Performance Outcomes

In Fiscal 2025, the Compensation Committee continued to use a metric-based approach under the Annual Incentive Plan (“AIP”) and Long-Term Incentive Plan (“LTIP”), setting performance goals aligned with the Company’s Annual Operating Plan and our long-term strategy. While maintaining consistency with key historical practices, the Committee implemented specific structural adjustments for the Fiscal 2025 program to drive accountability and align executive outcomes with the shareholder experience during our transformation.

AIP – Cash Incentives Earned

The Committee maintained Merchandise Sales (60%) and Operating Margin (40%) as the performance measures under the AIP. We achieved Merchandise Sales of $14.724B and an Adjusted Operating Margin of 3.3% in Fiscal 2025. This performance resulted in a weighted payout of 185.4% of Target, reflecting strong execution of our foundational reset work.

LTIP – Performance-Based Equity Awards

●	2023-2025 Performance Share Units. For the three-year performance period ended January 31, 2026, we did not achieve our cumulative Net Sales, Operating Margin, or Operating Cash Flow Threshold goals. However, a Threshold payout of 50% was earned via the Performance Index Modifier, as our Adjusted Net Income growth exceeded the weighted average of the designated Performance Index Group.
●	2025-2027 Performance Share Units. Consistent with our prior year program, the Committee maintained the performance measures of Net Sales (50%) and Operating Margin (50%) for the 2025-2027 Performance Share Units. To focus leadership on our foundational reset during a critical year of business transformation, the Committee made a

16	Corporate.Kohls.com

Proxy Summary

temporary adjustment to shorten the financial measurement period for these measures from three years to one year. A three-year relative TSR Modifier was retained to maintain and incentivize long-term alignment and value creation. As of the end of Fiscal 2025, the Performance Share Units trended toward the Maximum level, with above-Target Net Sales and Operating Margin performance during the financial measurement period. While these Performance Share Units remain subject to the three-year relative TSR Modifier, the Committee considered the potential payouts and exercised negative discretion to reduce the Maximum payout level from 200% to 127% of Target to moderate the impact of the one-year measurement period and further align executive outcomes with the shareholder experience.

2025 Say-on-Pay Vote and Shareholder Engagement

At our 2025 Annual Meeting, approximately 55% of votes cast supported our say-on-pay proposal. This disappointing level of support was lower than Kohl’s historical average of over 90% received over the past decade. The Compensation Committee and our full Board took this outcome seriously and, in response, we conducted extensive shareholder outreach and engagement. We reached out to investors representing over 70% of our outstanding shares to discuss, among other topics, their views on our executive compensation program and the reasons for their votes. The actions we took in response to shareholder feedback are described in detail under Shareholder Engagement and Outreach starting on page 71.

Executive Compensation Practices

WHAT WE DO	WHAT WE DON’T DO
Pay for Performance. Tie the majority of executive compensation to objective financial and strategic goals.	No Guaranteed Minimum Payouts. Our incentive programs do not have “floors” or guaranteed minimum payouts for underperformance.
Robust Stock Ownership Guidelines. Require executives to hold significant Kohl’s stock (6x base salary for CEO, 3x base salary for other NEOs, and 1x base salary for Executive Vice Presidents).	No “Single-Trigger” Change of Control Benefits. We do not provide for automatic vesting of equity or cash payments solely upon a change of control.

Comprehensive Clawback and Cash Severance Policies. Maintain policies to recover incentive compensation in the event of financial restatements or misconduct and cap cash severance at 2.99 x base salary plus target annual cash incentive.

No ”Evergreen” Share Pool. Our Long-Term Compensation Plan authorizes a fixed number of shares and does not include automatic share replenishment.
Independent Advice. The Compensation Committee engages an independent consultant who performs no other work for the Company.	No Excessive Perquisites. Limit executive perquisites to those with a clear business rationale (e.g., security or relocation).
Annual Say-on-Pay Vote. Provide shareholders with an annual opportunity to cast an advisory vote on executive compensation.	No Automatic Pay Increases. We do not provide for automatic or guaranteed annual base salary increases for our executive officers.

These compensation highlights should be read in connection with the executive compensation information included in this Proxy Statement, including the Compensation Discussion and Analysis, Compensation Tables, Executive Compensation Agreements, Potential Payments Upon Termination or Change of Control, CEO Pay Ratio, and Pay versus Performance sections on pages 62 through 120.

Kohl’s Corporation | 2026 Proxy Statement	17

Board of Directors and Corporate Governance

Board of Directors and Corporate Governance

PROPOSAL 1 ELECTION OF DIRECTORS	The Board of Directors unanimously recommends that shareholders vote “FOR” each of the eight nominees to serve as Directors.

Our Board of Directors currently consists of eight members, each of whom is standing for reelection. This size is consistent with the requirements prescribed by our Bylaws, and we believe the current size and composition promote the constructive dialogue and interaction necessary to effectively oversee the Company’s business.

On the recommendation of the Nominating and ESG Committee, the Board of Directors has nominated the individuals named below, each of whom is now a Director, for a one-year term expiring upon completion of the 2027 Annual Meeting of Shareholders, or, in each case, until his or her successor is elected and qualified.

●	Wendy Arlin
●	Michael J. Bender
●	Yael Cosset
●	H. Charles Floyd
●	Robbin Mitchell
●	Jonas Prising
●	John E. Schlifske
●	Adolfo Villagomez

All Director nominees have experience in retail or consumer-facing industries, and they represent a broad range of skills, qualifications, and experience, as described in detail in the section titled Information about the Director Nominees. We believe this experience, combined with their industry knowledge, integrity, ability to devote time and energy, and commitment to the interests of our shareholders, makes them best positioned to serve the Company and our shareholders.

Accordingly, our Board of Directors unanimously recommends that shareholders vote, via the internet, by telephone, or by mail, “FOR” each of the eight nominees and approval of the following resolution:

RESOLVED that the Company’s shareholders elect each of Wendy Arlin, Michael J. Bender, Yael Cosset, H. Charles Floyd, Robbin Mitchell, Jonas Prising, John E. Schlifske, and Adolfo Villagomez to serve as a Director of the Company for a one-year term expiring upon conclusion of the 2027 Annual Meeting of Shareholders and until his or her successor is elected and qualified, or until his or her earlier resignation or removal.

We expect that all Director nominees will be able to serve on the Board of Directors if elected. However, if before the election, one or more Director nominees are unable to serve or for good cause will not serve (a situation that we do not anticipate), the proxy holders will vote the proxies for the remaining Director nominees and for any substitute nominee(s) chosen by our Board of Directors (unless our Board reduces the number of Directors to be elected).

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Board of Directors and Corporate Governance

If any substitute nominee(s) are designated, we will file an amended Proxy Statement that, as applicable, identifies the substitute nominee(s), discloses that such nominee(s) have consented to being named in the amended Proxy Statement and to serve if elected, and includes certain biographical and other information about such nominee(s) required by the rules of the Securities and Exchange Commission.

Properly executed proxies will be voted as marked. Unmarked proxies will be voted in favor of electing the individuals named above as Directors to serve until the 2027 Annual Meeting of Shareholders or until their successors are duly elected and qualified.

Required Vote

Pursuant to our Bylaws, each Director nominee will be elected by the affirmative vote of a majority of votes cast at the Annual Meeting, whether in person or by proxy. You may vote “FOR” or “AGAINST” or “ABSTAIN” for each Director nominee. If you sign, date, and return a proxy card but do not specify instructions, your shares will be voted “FOR” each of the eight Director nominees. For additional information, see “What are the Board’s voting recommendations, and how many votes are required to approve each proposal?” on page 6.

The Board of Directors unanimously recommends that shareholders vote “FOR” each of the eight nominees to serve as Directors.

Kohl’s Corporation | 2026 Proxy Statement	19

Board of Directors and Corporate Governance

Information about the Director Nominees

The Board of Directors, and particularly its Nominating and ESG Committee, regularly considers whether the Board is made up of individuals with the necessary experience, qualifications, attributes, and skills, taken as a whole, to enable the Board to effectively satisfy its oversight responsibilities. In making these decisions, the Nominating and ESG Committee focuses primarily on the information in each nominee’s individual biography, as set forth below.

Biographies

Biographies of the eight Director nominees are provided below. These biographies include, for each nominee, their age, business experience, the publicly held organizations of which they are or have been a director within the past five years, and a discussion of the specific experience, skills, or qualifications that led to the conclusion that each should be nominated to serve as a Director.

WENDY ARLIN
Former Chief Financial Officer of Bath & Body Works, Inc. I Age 55
Director since 2023 INDEPENDENT Committees ● Audit (Chair) ● Finance (Chair)

Retail and Consumer-Facing Experience

●
Longstanding leadership experience in the retail and consumer brands sector, including nearly two decades at Bath & Body Works (formerly L Brands), where she served as Chief Financial Officer and held senior finance roles supporting brand growth, portfolio evolution, and large-scale organizational change

Select Key Skills and Expertise

●
FINANCE, ACCOUNTING, OR FINANCIAL REPORTING: Extensive public company finance, accounting, and SEC reporting expertise developed as CFO of Bath & Body Works and Controller of L Brands
●
SENIOR LEADERSHIP: Led enterprise-wide finance, risk management, procurement, and investor relations functions at a large, publicly traded retailer
●
TRANSFORMATION STRATEGY: Guided complex restructuring, spin-off, and portfolio transformation initiatives in a dynamic retail environment

Career Highlights

●
Bath & Body Works: Executive Vice President, Chief Financial Officer (August 2021 to July 2023)
●
L Brands: Senior Vice President, Finance and Controller (2005 to July 2021)
●
KPMG: Member of the Audit Practice (1993 to 2005)

Additional Public Company Boards (within past 5 years) ● The Wendy’s Company (December 2023 to present) ● WK Kellogg Co. (October 2023 to September 2025)

What Ms. Arlin Brings to Kohl’s Board

Ms. Arlin brings deep financial expertise and experience supporting retail organizations through periods of change. As former Chief Financial Officer of Bath & Body Works and a longtime finance leader at L Brands, she provides the Board with perspective on financial planning and analysis, capital allocation, financial reporting and accounting, and enterprise risk management. Her involvement in significant restructuring initiatives, including the spin-off of Victoria’s Secret from L Brands, offers valuable perspective on portfolio strategy and value creation. As Chair of the Audit and Finance Committees, Ms. Arlin plays a key role in supporting the Board’s oversight of financial reporting, controls, and related governance matters.

20	Corporate.Kohls.com

Board of Directors and Corporate Governance

MICHAEL J. BENDER
Chief Executive Officer of Kohl’s Corporation I Age 64
Director since 2019 Committees ● Finance

Retail and Consumer-Facing Experience

●
Extensive senior leadership experience across large, consumer-facing retail organizations, including Walmart, Victoria’s Secret, and Eyemart Express, with responsibility for customer experience, store operations, merchandising support, and omnichannel execution

Select Key Skills and Expertise

●
TRANSFORMATION STRATEGY: Led enterprise-wide transformation initiatives across large retail organizations, including operating model redesign, digital integration, and business repositioning efforts
●
TECHNOLOGY STRATEGY, DIGITAL, AND E-COMMERCE: Experience leveraging technology to drive business strategy, including as COO of Global eCommerce at Walmart, where he bridged the gap between digital and physical retail and integrated emerging technologies to enhance the customer experience
●
OPERATIONS AND SUPPLY CHAIN MANAGEMENT: Extensive experience leading and optimizing large-scale retail operations, including store execution, supply chain performance, and cost and productivity management across nationwide retail organizations

Career Highlights

●
Kohl’s Corporation:
●
Chief Executive Officer (November 2025 to present)
●
Interim Chief Executive Officer (May 2025 to November 2025)
●
Eyemart Express:
●
President and Chief Executive Officer (January 2018 to April 2022)
●
President (September 2017 to January 2018)
●
Walmart:
●
Chief Operating Officer of Global e-Commerce (2014 to 2017)
●
Executive Vice President, Walmart West division (2011 to 2014)
●
Senior Vice President, Walmart Mountain division (2010 to 2011)
●
Vice President and General Manager, Walmart Southwest division (2009 to 2010)
●
Cardinal Health: Held a number of senior positions from 2003 to 2007, including President and General Manager – Retail and Alternate Care
●
L Brands: Vice President of Store Operations – Victoria’s Secret (1999 to 2002)
●
PepsiCo: 15 years in a variety of sales, finance, and operational roles

Additional Public Company Boards (within past 5 years) ● Acuity Brands (September 2022 to present)

What Mr. Bender Brings to Kohl’s Board

As CEO of Kohl’s, Mr. Bender brings significant operational, omnichannel, and retail leadership experience directly into the boardroom. His career spans senior leadership roles at large, multi-channel retail organizations, including as CEO of Eyemart Express and as an executive and senior leader at Walmart, PepsiCo, and L Brands – Victoria’s Secret, where he developed an expertise in store operations, supply chain optimization, and scaling e-commerce platforms. Mr. Bender’s deep understanding of Kohl’s business, combined with his hands-on leadership of enterprise transformation and operational execution, enables the Board to benefit from real-time strategic insight as the Company advances its long-term growth strategy.

Kohl’s Corporation | 2026 Proxy Statement	21

Board of Directors and Corporate Governance

YAEL COSSET
Executive Vice President and Chief Digital Officer of The Kroger Co. I Age 52
Director since 2020 INDEPENDENT Committees ● Compensation ● Nominating and ESG (Chair)

Retail and Consumer-Facing Experience

●
More than a decade of experience at The Kroger Co., one of the world’s largest grocery retailers, with senior leadership roles spanning digital, technology, data analytics, and e-commerce, supporting customer engagement and growth across a large, consumer-facing retail enterprise

Select Key Skills and Expertise

●
TECHNOLOGY STRATEGY, DIGITAL, AND E-COMMERCE: Executive leadership of enterprise technology, data analytics, and e-commerce platforms at a leading omnichannel retailer, including digital growth, personalization, and monetization initiatives
●
TRANSFORMATION STRATEGY: Over two decades of senior executive experience leading complex, consumer-facing organizations through periods of innovation and change
●
OPERATIONS AND SUPPLY CHAIN MANAGEMENT: Leadership of large-scale digital and data-driven business operations, including e-commerce platforms, technology infrastructure, and analytics-based operating models supporting growth and customer engagement

Career Highlights

●
The Kroger Co.:
●
Executive Vice President and Chief Digital Officer (March 2025 to present), including leadership of Kroger’s eCommerce business unit and alternative profit portfolio businesses
●
Senior Vice President and Chief Information Officer (February 2019 to March 2025), including responsibility for the 84.51° LLC subsidiary as of July 2020
●
Global Vice President and Chief Digital Officer (2017 to February 2019)
●
Chief Information Officer and Chief Commercial Officer of 84.51° LLC (2015 to 2017)
●
Dunnhumby Limited: Global Chief Information Officer (2010 to 2015), following various senior management positions
●
MicroStrategy Incorporated: Held various senior management positions from 2000 to 2009

Awards and Recognition

●
Recognized by the NRF Foundation as one of six people shaping retail’s future in 2024
●
Recognized by Business Insider as one of 10 people transforming retail in 2019
●
Recognized by Retail Leaders as one of 17 leaders to watch in 2017

What Mr. Cosset Brings to Kohl’s Board

Mr. Cosset brings deep digital, data, and technology experience relevant to Kohl’s ongoing omnichannel strategy. As Chief Digital Officer of Kroger, he oversees e-commerce, retail media, and data analytics platforms that support customer engagement and revenue growth. His background in applying analytics and technology to improve personalization, loyalty, and monetization provides the Board with practical insight into digital transformation and alternative profit streams. As Chair of the Nominating and ESG Committee, Mr. Cosset also supports alignment between Kohl’s governance, sustainability priorities, and long-term strategy.

22	Corporate.Kohls.com

Board of Directors and Corporate Governance

H. CHARLES FLOYD
Former Executive Vice President and Global President of Operations of Hyatt Hotels Corporation I Age 66
Director since 2017 INDEPENDENT Committees ● Audit ● Compensation

Retail and Consumer-Facing Experience

●
Extensive experience in a global, consumer-driven service industry, developed over a 40-year career at Hyatt Hotels, including oversight of large-scale operations focused on customer experience, brand consistency, and frontline execution

Select Key Skills and Expertise

●
OPERATIONS MANAGEMENT: Large-scale leadership across a service-driven consumer enterprise, with significant experience overseeing complex, distributed operations and driving consistent execution and productivity across a global footprint
●
TRANSFORMATION STRATEGY: Global operational transformation leadership, with a proven track record of steering multinational operations through complex market environments and the COVID-19 pandemic, while driving strategic recovery and a return to strong performance
●
HUMAN CAPITAL, CULTURE, OR COMPENSATION: Extensive experience leading and engaging large, frontline-oriented workforces, with a focus on operational culture and organizational resilience

Career Highlights

●
Hyatt Hotels:
●
Senior Advisor to the President and CEO (January 2024 to June 2024)
●
Executive Vice President, Global President of Operations (2014 to December 2023)
●
Executive Vice President, Group President – Global Operations Center (2012 to 2014)
●
Chief Operating Officer – North America (2006 to 2012)
●
Various other senior positions

Additional Public Company Boards (within past 5 years) ● Thayer Ventures Acquisition Corp. (December 2020 to April 2022) ● Playa Hotels and Resorts N.V. (May 2018 to August 2021)

What Mr. Floyd Brings to Kohl’s Board

Mr. Floyd brings extensive global operations and leadership experience developed over a 40-year career at Hyatt Hotels. Having overseen operations across more than 1,100 properties worldwide, including through the COVID-19 pandemic, he provides the Board with practical insight into operational resilience, workforce leadership, and customer experience in a service-driven environment. His experience managing large, complex organizations supports Kohl’s focus on consistent execution, in-store experience, and operational discipline.

Kohl’s Corporation | 2026 Proxy Statement	23

Board of Directors and Corporate Governance

ROBBIN MITCHELL
Senior Advisor at The Boston Consulting Group I Age 61
Director since 2021 INDEPENDENT Committees ● Audit ● Finance ● Nominating and ESG

Retail and Consumer-Facing Experience

●
Over 25 years of retail and e-commerce experience across multiple categories, developed through senior operating roles at Club Monaco, Ralph Lauren, and other apparel companies, as well as advisory work on the Fashion and Luxury leadership team at The Boston Consulting Group

Select Key Skills and Expertise

●
OPERATIONS AND SUPPLY CHAIN MANAGEMENT: Senior operating leadership experience across retail, merchandising, and supply chain functions, including oversight of global operations and end-to-end execution in large retail organizations
●
MARKETING, PUBLIC RELATIONS, OR BRAND MANAGEMENT: Strong multi-brand experience spanning the luxury and contemporary apparel segments, with senior leadership responsibility for merchandising and brand-related functions
●
TECHNOLOGY STRATEGY, DIGITAL, AND E-COMMERCE: Oversight of global e-commerce, retail systems, and technology-enabled operations, including integration of digital capabilities to support omnichannel performance and operational efficiency

Career Highlights

●
Boston Consulting Group:
●
Senior Advisor (August 2021 to present)
●
Partner and Managing Director on the Fashion and Luxury leadership team (June 2016 to August 2021)
●
Club Monaco: Chief Operating Officer (2011 to 2015)
●
Ralph Lauren: Held several executive management positions from 2001 to 2011, including Senior Vice President, Chief of Staff, and Senior Vice President, Global Business Process Integration and Supply Chain Management
●
Tommy Hilfiger and GFT USA: Held various senior executive roles in strategy and operations from 1997 to 2000

Additional Public Company Boards (within past 5 years) ● Piper Sandler Companies (September 2021 to present)

What Ms. Mitchell Brings to Kohl’s Board

Ms. Mitchell brings a combination of retail operations experience and strategic advisory expertise developed across the fashion and apparel sector. Having served as Chief Operating Officer of Club Monaco and having held senior leadership roles at Ralph Lauren and other apparel companies, she provides the Board with practical insight into merchandising, supply chain, and omnichannel operations. Her experience as a Senior Advisor and Partner at The Boston Consulting Group further enables her to contribute an external, analytical perspective on industry trends, transformation initiatives, and competitive positioning as Kohl’s continues to evolve its retail strategy.

24	Corporate.Kohls.com

Board of Directors and Corporate Governance

JONAS PRISING
Chair and Chief Executive Officer of ManpowerGroup I Age 61
Director since 2015 INDEPENDENT Committees ● Compensation (Chair) ● Nominating and ESG

Retail and Consumer-Facing Experience

●
International consumer and product-facing experience developed through senior leadership roles at Electrolux, combined with extensive experience leading a global workforce solutions organization serving consumer-facing industries across multiple sectors and geographies

Select Key Skills and Expertise

●
CURRENT PUBLIC COMPANY CEO: Chair and Chief Executive Officer of ManpowerGroup, a global workforce solutions company operating across numerous markets and regulatory environments
●
HUMAN CAPITAL, CULTURE, OR COMPENSATION: Extensive experience leading large, global workforces, shaping talent strategies and overseeing workforce planning, culture, and compensation across a highly distributed organization
●
TRANSFORMATION STRATEGY: Decades of senior executive leadership experience, overseeing strategy and operations at a multinational public company operating in a rapidly-evolving industry

Career Highlights

●
ManpowerGroup:
●
Chair (2015 to present) and Chief Executive Officer (2014 to present)
●
ManpowerGroup President (2012 to 2014)
●
President of the Americas division (2009 to 2014)
●
Executive Vice President (2006 to 2010)
●
World Business Council for Sustainable Development: Commissioner and Co-Chair of the Business Commission to Tackle Inequality (2022 to present)
●
Electrolux: Held various international positions over ten years, including divisional head of Global Sales and Marketing

Additional Public Company Boards (within past 5 years) ● ManpowerGroup (2014 to present)

What Mr. Prising Brings to Kohl’s Board

Mr. Prising provides a global leadership perspective grounded in human capital strategy, organizational effectiveness, and operational scale, informed by his role as Chair and Chief Executive Officer of ManpowerGroup. His experience overseeing a worldwide workforce solutions organization provides the Board with insight into labor market dynamics, talent management, and workforce planning relevant to Kohl’s large employee base, and directly informs his leadership of the Compensation Committee. His international business background and sustainability leadership further support the Board’s oversight of governance, culture, and long-term people and sustainability priorities.

Kohl’s Corporation | 2026 Proxy Statement	25

Board of Directors and Corporate Governance

JOHN E. SCHLIFSKE
Former Chair and Chief Executive Officer of The Northwestern Mutual Life Insurance Company I Age 67
Director since 2011 Chair of the Board INDEPENDENT Committees ● Finance ● Nominating and ESG

Retail and Consumer-Facing Experience

●
Extensive experience leading a consumer-focused financial services organization, including oversight of customer-facing advisory services, product offerings, and client engagement as Chief Executive Officer of Northwestern Mutual

Select Key Skills and Expertise

●
FINANCE, ACCOUNTING, OR FINANCIAL REPORTING: Led a large, complex financial services organization subject to rigorous capital, investment, and regulatory requirements, with deep experience in financial oversight, risk management, and long-term capital stewardship
●
HUMAN CAPITAL, CULTURE, OR COMPENSATION: Led a large, professional workforce of more than 22,000 employees while driving organizational transformation, leadership development, and a strong performance-oriented culture
●
TRANSFORMATION STRATEGY: Extensive executive leadership experience guiding a major financial services organization through long-term strategic transformation, complex governance and regulatory structures, and sustained organizational change

Career Highlights

●
The Northwestern Mutual Life Insurance Company:
●
Chair of the Board of Trustees (2010 to January 2025)
●
Chief Executive Officer (2010 to 2024)
●
Various executive positions overseeing the company’s investment and business operations since joining the organization in 1987, including President and Executive Vice President of Investment Products and Services

Awards and Recognition ● Recognized as 2023 Executive of the Year by Milwaukee Business Journal ● Recognized as 2019 Wisconsin Business Leader of the Year by the Harvard Business School Club of Wisconsin

What Mr. Schlifske Brings to Kohl’s Board

As Board Chair, Mr. Schlifske brings leadership, financial acumen, and governance expertise developed over his tenure as Chair and Chief Executive Officer of Northwestern Mutual. He provides the Board unique insight into strategic and operational drivers of successful transformation, having led Northwestern Mutual’s evolution from a complex insurance company into a digitally enabled, consumer-facing financial planning and wealth management enterprise. Moreover, his experience overseeing large-scale operations with complex risk profiles and navigating highly regulated environments supports effective Board governance at Kohl’s and fosters constructive engagement with management, shareholders, and other stakeholders.

26	Corporate.Kohls.com

Board of Directors and Corporate Governance

ADOLFO VILLAGOMEZ
Chief Executive Officer of 1-800-Flowers.com I Age 53
Director since 2023 INDEPENDENT Committees ● Audit ● Compensation

Retail and Consumer-Facing Experience

●
Extensive experience in large-scale, consumer-facing retail and digital commerce environments, developed through senior leadership roles at The Home Depot and as Chief Executive Officer of 1-800-Flowers.com, with responsibility for merchandising, marketing, and e-commerce growth

Select Key Skills and Expertise

●
TRANSFORMATION STRATEGY: Led enterprise-wide transformation initiatives across consumer-facing businesses, including turnaround execution, operating model redesign, and long-term growth strategy focused on improving customer experience and profitability
●
TECHNOLOGY STRATEGY, DIGITAL, AND E-COMMERCE: Extensive leadership of e-commerce platforms and digital operations, including modernization of technology infrastructure and end-to-end online business execution
●
CURRENT PUBLIC COMPANY CEO: Chief Executive Officer of 1-800-Flowers.com, with responsibility for enterprise strategy, operations, and financial performance of a publicly traded consumer business

Career Highlights

●
1-800-Flowers.com: Chief Executive Officer (May 2025 to present)
●
Progress Residential: Chief Executive Officer (May 2022 to March 2025)
●
The Home Depot:
●
President of homedepot.com (April 2021 to May 2022)
●
Chief Marketing Officer for U.S. Retail (December 2018 to May 2022)
●
Senior Vice President of homedepot.com (December 2018 to March 2020)
●
Various other merchandising leadership positions from 2014 to December 2018
●
McKinsey and Company: Partner (2007 to 2014) and Leader of the North America Marketing and Sales Practice (2012 to 2014)
●
DuPont: Held several management and sales positions prior to 1999

What Mr. Villagomez Brings to Kohl’s Board

Mr. Villagomez brings experience in digital commerce, marketing, and brand growth developed through senior leadership roles at Progress Residential and The Home Depot, as well as his current role as Chief Executive Officer of 1-800-Flowers.com. He has led large scale e-commerce platforms, retail media initiatives, and customer-focused transformation efforts, thereby providing the Board with insight into driving traffic, conversion, and loyalty across channels. His background in modernizing digital operations and executing strategic change supports Kohl’s efforts to enhance its customer experience and advance profitable digital growth.

Kohl’s Corporation | 2026 Proxy Statement	27

Board of Directors and Corporate Governance

Skills, Experience, and Attributes

We believe our Directors possess the requisite qualifications to serve effectively, including strong ethics and integrity, a demonstrated record of success and solid business judgment, and other attributes discussed under Board and Committee Refreshment on page 31. We endeavor to cultivate a Board comprised of Directors with a range of qualifications, skills, and experiences in areas that are relevant and contribute to the Board’s oversight of the Company’s activities. The following matrices identify the balance of skills, qualifications, experience, and attributes each Director nominee brings to the Board. We evaluate these attributes annually against Kohl’s strategic priorities to ensure the matrix remains an up-to-date tool for assessing critical competencies and their level of representation on the Board. We believe the combination of critical competencies highlighted below demonstrates a collective strength that promotes effective oversight and strategic advice to management.

Skills or Experience	ARLIN	BENDER	COSSET	FLOYD	MITCHELL	PRISING	SCHLIFSKE	VILLAGOMEZ
Current or former public company CEO Experience as a Chief Executive Officer of a publicly traded company, providing essential perspective on leadership, high-level strategy, shareholder engagement, and accountability.									3
Transformation strategy Experience guiding organizations through significant structural changes, such as turnarounds or operating model redesigns, critical for navigating market cycles and driving long-term growth.									8
Public company board service (other than Kohl’s) Experience serving on other public company board(s), requiring a practical understanding of oversight responsibilities, governance trends, insights to business strategies, and maximizing shareholder value.									5
Retail or consumer-facing industry Experience in senior leadership roles within the retail, consumer product, or customer-centric service sectors, providing expertise in managing large consumer bases, omnichannel engagement, and the customer experience.									8
Finance, accounting, or financial reporting Experience as an executive officer or Board-designated expert overseeing accounting, finance, and compliance with related regulations, critical for the Board’s oversight of financial health, internal controls, and capital stewardship.									3
Technology strategy, digital, and e-commerce Experience in leveraging technology to drive business strategy, including oversight of digital innovation, e-commerce, and the integration of emerging technologies to enhance the customer experience.									5
Marketing, public relations, or brand management Experience in shaping multi-brand strategies, customer acquisition, and reputation management, vital for maintaining brand relevancy and market penetration in a competitive retail landscape.									2
Operations and supply chain management Experience optimizing complex, distributed operations and supply chain functions, with a focus on operational resilience, inventory management, and consistent frontline execution at scale.									5
Human capital, culture, or compensation Experience managing large, distributed workforces and shaping talent strategies, essential for overseeing organizational culture, succession planning, and aligning incentives with performance.									4
Cybersecurity and information security Experience identifying and mitigating information security threats and overseeing risk management frameworks, including a focus on defending against cyber risks and protecting customer and corporate data.									2
Senior leadership Experience in an executive officer role at a large, complex organization, promoting a fundamental understanding of corporate governance, resource allocation, and the execution of enterprise-wide initiatives.									8

28	Corporate.Kohls.com

Board of Directors and Corporate Governance

The table below summarizes certain self-identified demographic attributes of our Directors, to the extent disclosed to us by such Directors.

Directors who identify as:	ARLIN	BENDER	COSSET	FLOYD	MITCHELL	PRISING	SCHLIFSKE	VILLAGOMEZ
Gender Identity
● Male									6
● Female									2
Demographic Background
● White									5
● African American or Black									2
● Hispanic, Latine, or Spanish									1

BALANCED CHARACTERISTICS		REGULAR REFRESHMENT

25% Gender Diversity	37.5% Racial/Ethnic Diversity	Onboarded 8 new Directors since 2020	4 of 8 Current Directors are from this wave of refreshment

STRATEGIC CONTINUITY		INDEPENDENT OVERSIGHT
Result: A Board 100% focused on Kohl’s future, with a balanced mix of tenures		7 of 8 Director nominees are independent

Kohl’s Corporation | 2026 Proxy Statement	29

Board of Directors and Corporate Governance

Director Nominations and Governance

Director Independence

Our Board of Directors has established independence guidelines that are described in our Corporate Governance Guidelines. In accordance with these standards, a Director is considered independent if the Board affirmatively determines that the Director satisfies all of the independence standards of the New York Stock Exchange then in effect, and the Director has no material relationships with Kohl’s (either directly or as a partner, shareholder, or officer of an organization that has a relationship with Kohl’s) that would interfere with their exercise of independent judgment or otherwise be inconsistent with a finding of independence.

The Nominating and ESG Committee is responsible for the ongoing review of relationships and transactions that could impact a Director’s independence. In February 2026, the Nominating and ESG Committee reviewed a summary of Directors’ responses to a questionnaire regarding their relationships with Kohl’s (and those of their immediate family members) and other potential conflicts of interest, as well as management-provided data regarding transactions, relationships, or arrangements between Kohl’s and individual Directors or their related parties. During the course of this review, the Nominating and ESG Committee broadly considered all relevant facts and circumstances, recognizing that material relationships can include commercial, banking, consulting, legal, accounting, charitable, and familial relationships, among others. Of note, the Nominating and ESG Committee considered the ordinary course relationships described below. However, these relationships were not deemed to impact the independence of the applicable Directors.

Charitable Organizations

Certain Directors serve as non-employee directors of non-profit organizations that may, from time to time, receive charitable contributions from Kohl’s. The Nominating and ESG Committee confirmed that all such contributions were made in the ordinary course of our charitable giving program.

Business Partners

Certain Directors serve on the board of directors of, or may have an economic interest in, companies that conduct a modest amount of ordinary-course business with Kohl’s. The Nominating and ESG Committee reviewed all of these instances and determined that, in each case, the amount of business involved was immaterial to both companies, all such transactions were entered into at arm’s length, and our Directors were not in any way involved in the negotiations or discussions regarding these business relationships.

Based on this review, the Nominating and ESG Committee affirmatively determined, and the full Board of Directors agreed, that all currently serving Directors, including the Director nominees, are independent, with the exception of Michael J. Bender, our Chief Executive Officer.

(1)	The Fiscal 2025 Board included several Directors who did not stand for reelection at the 2025 Annual Meeting of Shareholders or who retired or separated from service with the Company during the year, while Mr. Bender transitioned from an independent Director to Chief Executive Officer.

30	Corporate.Kohls.com

Board of Directors and Corporate Governance

Board and Committee Refreshment

Our Board is comprised of highly engaged Directors with a wide range of relevant experience, qualifications, skills, and tenure, each of whom contributes to overall Board and committee effectiveness. The Board and the Nominating and ESG Committee view the refreshment process as a continuous cycle designed to ensure the Board remains equipped to effectively oversee the Company’s long-term strategy and changing business needs.

Board Composition

The Nominating and ESG Committee strives to maintain a Board that reflects an appropriate balance of experience, qualifications, skills, continuity, and fresh perspectives. We believe this balance best serves our shareholders’ interests, as the range of perspectives and experiences, along with the overlap of new and longer-tenured Directors, provides deep institutional knowledge while allowing for orderly transitions and the integration of new perspectives.

Although we have not adopted a formal Director diversity policy, the Board is committed to inclusive membership and embraces diversity with respect to background, experience, skills, education, race, age, gender, national origin, and viewpoints.

To maintain a high-functioning Board, the Nominating and ESG Committee engages in the following regular assessment activities:

●	Size and Structure. The Nominating and ESG Committee regularly assesses the size of the Board, which must be between five and fifteen Directors under our Amended and Restated Articles of Incorporation, to ensure it promotes effective oversight and efficient decision making.
●	Gap Analyses. The Nominating and ESG Committee periodically performs comprehensive assessments of the qualifications, skills, and attributes required of Directors, both individually and collectively, to identify potential gaps in expertise or necessary skill sets.
●	Director Succession Planning. The Nominating and ESG Committee oversees Director succession planning and the recruitment process, taking into account the anticipated future needs of the Board and vacancies that may arise due to retirement or otherwise.

To help plan for future retirements and encourage predictable refreshments, our Corporate Governance Guidelines provide that it is the general policy of the Board of Directors that no individual who would be age 72 or older at the time of election is eligible to stand for election to the Board. Furthermore, Directors must submit a letter of resignation upon a significant change in professional responsibilities, allowing the Nominating and ESG Committee to review the continued appropriateness of their service. While our Guidelines do not establish term limits, the Board considers, among other factors, the tenure of incumbent Directors, recognizing the contributions that shorter-tenured Directors who provide fresh perspective and longer-tenured Directors who provide insight into the Company and its operations bring to the Board as a whole.

Committee Membership and Leadership

The Board believes that refreshing committee membership and leadership from time to time supports the effective matching of Directors’ expertise with the specific needs of our business and our committees at a given time. As such, to ensure our committees operate effectively, and with an appropriate balance of committee-specific knowledge and fresh perspectives, the Board periodically, and at least annually, reviews committee assignments and the designation of Committee Chairs. These assignments take into account each Director's specific knowledge, interests, skills, and expertise, as well as the current and anticipated needs of the committees.

While the Board periodically reviews committee membership and leadership, rotation is not mandatory. However, the Board rotated several committee assignments following the 2025 Annual Meeting. As a result, three of our four standing committees are currently under new leadership.

The Board is committed to reviewing its overall composition, committee membership, and committee leadership no less frequently than annually, which generally occurs at or prior to the first Board meeting following the Annual Meeting.

Kohl’s Corporation | 2026 Proxy Statement	31

Board of Directors and Corporate Governance

Director Nomination Process

The Board is responsible for selecting and nominating Director candidates for election by the Company’s shareholders. The Board delegates the oversight of the recruitment process and the recommendation of nominees to the Nominating and ESG Committee.

Process for Identifying and Evaluating Candidates

The Nominating and ESG Committee uses a variety of methods to identify and evaluate potential Director candidates. Candidates may come to the attention of the Committee through current Directors, members of management, shareholders, or other parties. The Committee evaluates all potential nominees, including those recommended by shareholders, using the same criteria and following the same process, as described above under Board and Committee Refreshment. As also noted above, we have not adopted a formal Director diversity policy.

Director Qualifications and Threshold Attributes

In accordance with our Corporate Governance Guidelines, the Nominating and ESG Committee assesses the qualifications, skills, and attributes required of Directors, both individually and collectively, to ensure the Board satisfies its oversight responsibilities effectively. All Director nominees and members of the Board must possess the following threshold attributes:

unquestionable ethics and integrity	independence, objectivity, and a willingness to challenge the status quo;
a demonstrated record of success, leadership, and solid business judgment;	a demonstrated record of social responsibility;
intellectual curiosity;	a commitment to enhancing long-term shareholder value;
strong reasoning skills;	a willingness to represent the interests of all of our shareholders; and
strong strategic aptitude;	a willingness and ability to devote sufficient time to carrying out their duties.

In addition, prospective Directors should demonstrate a commitment to innovation and Kohl’s values—putting the Customer First, acting with Accountability, remaining Resourceful, and maintaining an Empathetic approach.

All of the Director nominees have these attributes, as well as a balanced mix of skills and experience, as summarized in the matrices that appear on pages 11 and 28.

Third-Party Search Firm Engagement

The Board and the Nominating and ESG Committee have the authority to seek specialized advice and services from sources independent of management. From time to time, the Nominating and ESG Committee may engage an independent search firm to assist in identifying and evaluating potential Director candidates and, particularly, to maintain and refresh a list of qualified Director candidates. In Fiscal 2025, the Committee engaged, and paid a fee to, a search firm to assist in identifying and evaluating potential Director candidates. This search remains active as we evaluate the future needs of the Board and is part of the Committee’s proactive and continuous approach to Board succession planning and refreshment. The Board believes the continuous identification and evaluation of candidates for membership is important to Board succession planning.

32	Corporate.Kohls.com

Board of Directors and Corporate Governance

Shareholder Recommendations

The Nominating and ESG Committee will consider Director nominees recommended by shareholders. The Committee evaluates shareholder nominees according to the same criteria as any other nominee. For information on how to nominate a prospective Director, see “How can I nominate a candidate for the Board of Directors?” on page 7.

Board and Committee Operations

Board Leadership

Our Corporate Governance Guidelines provide that the Board will appoint an independent Chair whenever possible. In the absence of an independent Chair, our Guidelines require an independent Lead Director to be elected annually by the independent Directors. Our current leadership structure consists of an independent Board Chair and a Chief Executive Officer. The Board believes this structure is advantageous because it provides an appropriate balance between strategy development and management oversight, allowing the CEO to focus on business performance while the Chair leads governance.

John E. Schlifske has served as the Board’s independent Chair since May 2025. The Board concluded that Mr. Schlifske is the ideal choice to serve as Chair due to his extensive leadership experience, including his tenure as former Chair and CEO of Northwestern Mutual, and his deep understanding of Kohl’s business and culture developed through more than a decade of service on our Board. His proven record of strategic transformation, combined with his personal integrity, promotes effective Board leadership and constructive engagement among the Directors and with management.

Board Committees

The Board of Directors has four standing committees:

●	the Audit Committee;
●	the Compensation Committee;
●	the Nominating and ESG Committee; and
●	the Finance Committee.

All of the Directors who serve on these committees, other than Mr. Bender who serves on the Finance Committee and is the Company’s Chief Executive Officer, meet our independence requirements.

The Charters of each of the committees are available on our website at https://investors.kohls.com/investors/corporate-governance/committee-composition-and-charters under the heading “Committee Charters,” and paper copies will be provided to any shareholder upon written request.

The Board of Directors has also established an Executive Committee, comprised of our independent Chair, CEO, and each of the Committee Chairs. The primary function of the Executive Committee is to act on behalf of the Board of Directors in the intervals between the Board’s meetings.

Kohl’s Corporation | 2026 Proxy Statement	33

Board of Directors and Corporate Governance

The current composition of the committees, as of April 10, 2026, is shown below.

		Kohl’s Standing Committee Membership
Directors	Independent	Audit	Compensation	Nominating and ESG	Finance	Executive
Wendy Arlin
Michael J. Bender
Yael Cosset
H. Charles Floyd
Robbin Mitchell
Jonas Prising
John E. Schlifske
Adolfo Villagomez
Number of Meetings in Fiscal 2025		9	7	3	4	0

CURRENT COMMITTEE COMPOSITION

Independent Chair of the Board
Committee Chair
Committee Member
Audit Committee Financial Expert

34	Corporate.Kohls.com

Board of Directors and Corporate Governance

The descriptions below relate to the responsibilities and membership of the Board’s committees as of April 10, 2026.

AUDIT COMMITTEE
All members of the Audit Committee are independent.	Number of meetings in Fiscal 2025: 9
Members ● Wendy Arlin (Chair) ● H. Charles Floyd ● Robbin Mitchell ● Adolfo Villagomez Report ● The Audit Committee Report is on page 125.

Key Responsibilities

The Audit Committee assists the Board of Directors in its oversight of our accounting and financial reporting practices, including the quality and integrity of our financial statements. The specific responsibilities and duties of the Audit Committee include, among other things:

●
monitoring the integrity of our financial reporting process and the implementation and effectiveness of internal controls over financial reporting;
●
selecting, retaining, evaluating, and, when appropriate, replacing our independent registered public accounting firm;
●
monitoring the independence and performance of our independent registered public accounting firm and the performance of the internal audit function;
●
providing oversight and guidance to management with respect to the Company’s enterprise risk management program, including policies and frameworks for identifying and mitigating financial, cybersecurity, and information security risks, among others;
●
monitoring the Company’s compliance with legal, ethical, and regulatory requirements, including oversight of the Code of Ethics; and
●
facilitating open communication among the independent registered public accounting firm, management, the internal audit function, and the Board of Directors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and has direct access to the independent registered public accounting firm and Kohl’s associates, including all books, records, facilities, and personnel of the Company. The Audit Committee has the authority to retain and terminate, at Kohl’s expense, independent legal, accounting, or other advisors as it deems necessary.

Financial Literacy and Audit Committee Financial Expert

The Board has determined that each member of the Audit Committee is “financially literate,” as that term is defined under New York Stock Exchange rules and listing standards and satisfies the enhanced independence requirements for Audit Committee membership.

The Board has also determined that at least one member of the Audit Committee qualifies as an “audit committee financial expert,” as defined by the Securities and Exchange Commission, and has specifically designated Wendy Arlin, Chair of the Audit Committee, as an audit committee financial expert.

Kohl’s Corporation | 2026 Proxy Statement	35

Board of Directors and Corporate Governance

COMPENSATION COMMITTEE
All members of the Compensation Committee are independent.	Number of meetings in Fiscal 2025: 7
Members ● Jonas Prising (Chair) ● Yael Cosset ● H. Charles Floyd ● Adolfo Villagomez Report ● The Compensation Committee Report is on page 61.

Key Responsibilities

The Compensation Committee sets and administers the Company’s policies and practices that govern executive, Director, and general employee compensation and benefit practices to ensure they meet corporate objectives. The specific responsibilities and duties of the Compensation Committee include, among other things:

●
establishing the Company’s general compensation philosophy and overseeing the development and effectiveness of its compensation and benefit programs;
●
approving compensation packages for executive officers, including annual base salaries, incentive opportunities, and employment agreements;
●
setting corporate goals and objectives relevant to executive compensation and certifying whether such goals were achieved;
●
reviewing and assessing the compensation program for Non-employee Directors to ensure it remains effective and competitive in attracting and retaining Directors;
●
regularly evaluating executive management succession plans for key leadership roles and the Company's long-term talent development strategy;
●
administering the Company’s clawback or recoupment policy in accordance with applicable law and stock exchange requirements;
●
monitoring whether compensation policies and practices encourage excessive or inappropriate risk-taking; and
●
reviewing and making recommendations regarding advisory shareholder votes on executive compensation and considering whether adjustments are appropriate in response to voting results.

The Compensation Committee has the authority to retain, oversee, and terminate, at Kohl’s expense, independent compensation consultants, legal counsel, or other advisors. Before retaining such advisors, the Compensation Committee assesses their independence in accordance with SEC and New York Stock Exchange standards.

Information regarding the Compensation Committee’s processes and procedures for determining executive compensation is included in the Compensation Discussion and Analysis section of this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is or has been one of our officers or employees or had any relationship requiring disclosure under Item 404 of Regulation S-K. None of our executive officers has served on the compensation committee or board of directors of any company of which any of our Directors is an executive officer.

36	Corporate.Kohls.com

Board of Directors and Corporate Governance

NOMINATING AND ESG COMMITTEE
All members of the Nominating and ESG Committee are independent.	Number of meetings in Fiscal 2025: 3
Members ● Yael Cosset (Chair) ● Robbin Mitchell ● Jonas Prising ● John E. Schlifske

Key Responsibilities

The Nominating and ESG Committee assists the Board in fulfilling its oversight responsibilities relating to corporate governance, Board composition and structure, and environmental, social and governance (“ESG”) policies. The specific responsibilities and duties of the Nominating and ESG Committee include, among other things:

●
establishing and periodically updating criteria for Director candidates and identifying individuals for nomination to become Directors, including having the sole authority to engage and terminate search firms or other advisors to assist in the search process;
●
evaluating and recommending whether incumbent Directors should be nominated for reelection, considering performance, engagement, and alignment with the Board’s current needs;
●
developing and periodically reviewing succession plans for the Chair of the Board;
●
developing plans and making recommendations in relation to the organization, composition, size, membership terms, and assignments of committees, including the designation of committee chairs;
●
monitoring the independence and qualifications of Directors serving on the Board and its committees;
●
overseeing the Company’s ESG strategy, policies, and initiatives, including human rights, environmental sustainability, climate-related risks, and public policy advocacy;
●
reviewing and approving or ratifying transactions with the Company involving related parties;
●
developing, recommending to the Board, and thereafter periodically reviewing the Corporate Governance Guidelines and assessing the Company's compliance with governance-related legal and regulatory requirements; and
●
coordinating and administering an annual evaluation of the performance of the Board and each of its committees.

The Nominating and ESG Committee has the authority to investigate any matter within the scope of its responsibilities. The Nominating and ESG Committee may retain and terminate, in its discretion and at Kohl’s expense, independent legal, accounting, or other advisors.

Kohl’s Corporation | 2026 Proxy Statement	37

Board of Directors and Corporate Governance

FINANCE COMMITTEE
All members of the Finance Committee, other than Mr. Bender, are independent.	Number of meetings in Fiscal 2025: 4
Members ● Wendy Arlin (Chair) ● Michael J. Bender ● Robbin Mitchell ● John E. Schlifske

Key Responsibilities

The Finance Committee assists the Board in its oversight of the Company’s financial policies, strategies, and overall financial condition. The specific responsibilities and duties of the Finance Committee include, among other things:

●
reviewing and making recommendations to the Board with regard to the Company’s annual operating plan and long-term business and financial plans prepared by management, including key financial objectives and performance targets;
●
periodically reviewing the Company’s capital allocation strategy and uses of cash, including capital expenditures, stock and bond repurchases, and dividend payments and, as appropriate, making recommendations to the Board with respect thereto;
●
periodically reviewing the Company’s cash requirements and sources of liquidity, including debt or equity issuances, revolving credit facilities, or other financing instruments, and, as appropriate, making recommendations regarding financing strategies and capital structure initiatives;
●
periodically reviewing the Company’s balance sheet health, including leverage, credit ratings, debt maturities, interest coverage, and the Company’s ability to navigate economic cycles;
●
reviewing and making recommendations regarding significant capital expenditures outside the annual operating plan and periodically reviewing the performance of major capital projects relative to original projections;
●
reviewing the financial aspects and implications of proposed material acquisitions, divestitures, joint ventures, and other material strategic transactions;
●
reviewing material intercompany loan arrangements and other intercompany financial transactions; and
●
at least annually, reviewing and discussing the Company’s financial risk exposures, such as those related to interest rates, liquidity, and currency fluctuations.

The Finance Committee has the authority to investigate any matter within the scope of its responsibilities. The Finance Committee may retain and terminate, in its discretion and at Kohl’s expense, independent legal, accounting, or other advisors.

EXECUTIVE COMMITTEE
All members of the Executive Committee, other than Mr. Bender, are independent.	Number of meetings in Fiscal 2025: 0
Members ● John E. Schlifske (Chair) ● Michael J. Bender ● Wendy Arlin ● Yael Cosset ● Jonas Prising

Key Responsibilities

The Executive Committee is authorized to act on behalf of the Board of Directors in the intervals between Board meetings, if necessary. However, the Executive Committee may not take any actions that are:

●
prohibited by applicable law or our Articles of Incorporation or Bylaws; or
●
required by law or by rule of the New York Stock Exchange to be performed by a committee of independent Directors, unless the composition of the Executive Committee at the time complies with such law or rule.

38	Corporate.Kohls.com

Board of Directors and Corporate Governance

Meetings and Attendance

The full Board of Directors formally met fourteen times during Fiscal 2025 and otherwise accomplished its business through the work of the Board’s committees. Each incumbent Director standing for election at the 2026 Annual Meeting of Shareholders attended at least 75% of the meetings of the Board and committees on which they served that were held in Fiscal 2025. The Non-employee Directors met in regularly scheduled executive sessions without any members of management present. The then-serving independent Chair of our Board of Directors presided over the executive sessions of Non-employee Directors. While the Board has not adopted a formal policy requiring Directors to attend annual meetings, Directors are encouraged to do so, and all eight Directors standing for reelection in 2026 attended the 2025 Annual Meeting of Shareholders.

Board and Committee Evaluations

Annual evaluation of Board performance helps ensure that the Board and its standing committees function effectively and in the best interest of our shareholders. The Nominating and ESG Committee is responsible for coordinating and overseeing an annual performance evaluation of the Board of Directors and each of its standing committees.

Director Orientation and Continuing Education

Board education is an ongoing, year-round process, which begins when a Director joins our Board. New Directors participate in a formal orientation process that includes reviewing materials regarding the Company’s business, operations, strategy, and governance, and meeting with executive officers and other key personnel.

The Board believes that each Director should:

●	maintain leadership and expertise in the areas that led to their selection for Board membership;
●	develop and maintain a broad, current knowledge of Kohl’s businesses and critical issues impacting the Company; and
●	develop and maintain a broad, current understanding of the responsibilities of corporate directors, including general legal principles applicable to Directors in fulfilling those responsibilities.

We encourage Directors to seek education outside of opportunities provided by the Company. To that end, Kohl’s will reimburse a Director’s reasonable expenses incurred in attending one approved education seminar per year.

Kohl’s Corporation | 2026 Proxy Statement	39

Board of Directors and Corporate Governance

Limits on Board Service

Non-employee Directors are encouraged to limit the number of other boards on which they serve, taking into consideration the potential impact of such other directorships on attendance at, and the quality of participation in, Board and committee meetings.

●	Non-employee Directors who serve as Chief Executive Officer or as other Section 16 officers of publicly traded companies may serve on no more than one other public company board (e.g., Kohl’s Board and the board of the Director’s employer).
●	Non-employee Directors who are not CEOs or other Section 16 officers of publicly traded companies may serve on a maximum of three other public company boards.

The limits on other board memberships are specified in Kohl’s Corporate Governance Guidelines, and each of our Directors is in compliance with these requirements.

Corporate Governance

Strategy Oversight

Our Board of Directors provides guidance to and oversees management in its development and execution of the Company’s long-term business strategy, with a particular focus on managing risk and delivering sustainable shareholder value. The full Board is responsible for overseeing the development, periodic review, and ongoing monitoring of our strategic plan, while management is responsible for executing the plan.

Annual Strategic Review

To support effective oversight, the Board conducts an in-depth strategic review with the Chief Executive Officer and executive leadership at least once per year during a session dedicated to strategy-related matters. During this review, the Board engages in robust dialogue regarding the Company’s outlook, financial performance, and emerging industry trends; evaluates the strategic plan to verify it serves as a foundation upon which specific goals and actions are established; and confirms that management has the appropriate resources and leadership team to carry out the strategy.

Ongoing Monitoring and Risk Alignment

To facilitate accountability, strategy oversight is integrated into the Board’s regularly scheduled meetings throughout the year.

●	Performance Monitoring. The Board receives regular updates on the Company’s performance and management’s progress in executing strategic objectives. In addition, the Board provides regular guidance to management throughout the year with respect to progress.
●	Risk Integration. The Board confirms that the primary risks to successfully executing our strategy are appropriately identified and managed.
●	Committee Coordination. To maintain a holistic view, the Board coordinates with its committees to monitor specific risks—such as cybersecurity, ESG, and financial risks—that may impact the Company's strategic trajectory.

Through this structured oversight process, the Board maintains an ongoing dialogue with management to track execution and refine strategic priorities as the business’s needs and the competitive landscape evolve.

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Board of Directors and Corporate Governance

Risk Management Oversight

The Board and its Audit Committee oversee the identification, monitoring, and mitigation of enterprise risks through the Company’s robust enterprise risk management (ERM) program. Our ERM program is designed and driven by management to monitor our ongoing progress in managing the potential impact of key regulatory, operational, financial, and reputational risks across the organization.

Kohl’s Corporation | 2026 Proxy Statement	41

Board of Directors and Corporate Governance

Strategic Oversight of AI, Cybersecurity, and Data Protection Risks

The Board has delegated to its Audit Committee the specific oversight of Artificial Intelligence (“AI”), cybersecurity, and other information technology risks. Given their significance and the emerging nature of these opportunities and risks for the business, the Board receives frequent updates on these topics throughout the year.

Artificial Intelligence Governance

To ensure the responsible and ethical deployment of new technologies, the Company has established a management-led AI Governance Committee. This cross-functional body is responsible for overseeing the use of AI across the organization by:

●	evaluating and approving AI use cases to ensure they align with our business strategy and ethical standards;
●	identifying and mitigating potential legal, ethical, or security risks associated with AI activities; and
●	approving policy exceptions and maintaining the authority to suspend or prohibit AI activities that pose a disproportionate risk to the organization.

Our Chief Technology Officer and Senior Vice President, Risk and Compliance provide periodic updates to the Audit Committee and the full Board on the AI Governance Committee’s activities, ensuring the Board is apprised of the risk profile and strategic deployment of AI technologies.

Cybersecurity and Data Protection Governance

Our management team, including our Chief Technology Officer, Chief Information Security Officer, and Senior Vice President, Risk and Compliance, has overall responsibility for assessing and managing material risks from cyber and data protection threats. This team monitors the prevention, detection, mitigation, and remediation of key cybersecurity and data privacy risks through threat intelligence and specialized security tools.

The Audit Committee receives regular reports from management on these risks, including reviews of current and anticipated data protection and cybersecurity risks, and our related policies and procedures for management and mitigation of said risks. Management updates the Audit Committee, as necessary, regarding any significant incidents or material cybersecurity and data protection issues.

From time to time, the Board may also receive presentations on these topics from third parties as part of the Board’s continuing education on topics impacting Kohl’s and public companies generally.

42	Corporate.Kohls.com

Board of Directors and Corporate Governance

Succession Planning and Talent Development Oversight

The Board views the development of leadership talent and the oversight of succession planning as a primary responsibility. Our succession planning process is designed to proactively identify and develop the leadership talent necessary to support the Company’s long-term strategic objectives on an ongoing basis.

Board and Committee Oversight

Succession planning is a shared responsibility among the Board and its committees and integrated into our broader governance framework:

●	Full Board. Periodically reviews management development and succession planning to monitor the Company’s leadership pipeline and verify that talent is prepared to assume key roles.
●	Compensation Committee. Reviews succession plans for the Chief Executive Officer and other executive officers, emphasizing organizational talent and professional development for high-potential internal candidates.
●	Nominating and ESG Committee. Manages succession planning for Directors, including the Board Chair and, where applicable, the Lead Independent Director.

Succession Planning Process

Succession plans are reviewed on an ongoing basis, with the respective committees providing reports and recommendations to the Board. The Board becomes familiar with potential successors through various formal and informal channels, including:

●	Talent Reviews. Regular discussions regarding executive performance, potential, and career development pathways;
●	Direct Exposure. Presentations to the Board and its committees by senior management, including potential leaders from across the business, which provide Directors the opportunity to evaluate internal talent first-hand; and
●	Strategy Alignment. Assessing potential candidates based on the skills and leadership attributes required to execute the Company’s evolving business strategy.

Leadership Continuity and Emergency Planning

To facilitate business continuity, the Board maintains a framework to address unexpected executive departures. This planning process provides for a smooth transfer of responsibilities to promote the stability of the Company’s operations and strategic execution. As part of this framework, the Board may consider both internal and external candidates, and may also leverage the depth of experience within the Board itself to provide stable leadership during any transition period.

Related Party Transactions

The Board of Directors recognizes that related party transactions can present a heightened risk of conflicts of interest. Accordingly, as a general matter, and consistent with our Code of Ethics, our Directors, senior officers, and their respective immediate family members are required to avoid any activity, interest, or relationship that would create, or might appear to create, a conflict with the interests of Kohl’s.

The independent Nominating and ESG Committee reviews all related party transactions and relationships involving a Director or any executive officer. To help identify related party transactions and relationships, each Director and executive officer completes an annual questionnaire that requires the disclosure of any transaction or relationship that the party, or any member of his or her immediate family, has or will have with Kohl’s. In addition, our Legal Department facilitates a review of our financial records to determine if a Director or executive officer, or an entity or person with which a Director or executive officer is affiliated, received any payments from Kohl’s or made any payments to Kohl’s that could have arisen as a result of a related party transaction during the fiscal year. On an annual basis, or as circumstances may otherwise warrant, the Nominating and ESG

Kohl’s Corporation | 2026 Proxy Statement	43

Board of Directors and Corporate Governance

Committee reviews and approves, ratifies, or rejects any identified transaction or relationship with a related party. In its review, the Nominating and ESG Committee considers such information as it deems important to determine whether a transaction is on reasonable and competitive terms and is fair to Kohl’s.

We disclose transactions and relationships that are determined to be directly or indirectly material to Kohl’s or a related party in our Proxy Statement. There were no such transactions or relationships in Fiscal 2025.

Shareholder Engagement

We believe that the delivery of long-term value requires regular dialogue with, and accountability to, our shareholders. As a result, our management team, and periodically members of our Board of Directors, engage in investor meetings throughout the year to discuss a range of topics, including business performance, strategy, corporate governance, and executive compensation. These meetings include in-person, telephonic, and webcast engagements, as well as investor and corporate governance conferences and forums, and can occur in a group or one-on-one setting. In addition to live engagement, we thoughtfully respond to appropriate questions from investors and analysts by telephone and email throughout the year. Our core engagement team includes senior executives at Kohl’s, including our Chief Executive Officer and Chief Financial Officer, and our Board Chair and committee chairpersons may also participate in select investor engagements alongside management.

Kohl’s year-round governance-focused shareholder engagement program, which helps management and the Board understand and address the interests and concerns of our shareholders, is summarized below.

44	Corporate.Kohls.com

Board of Directors and Corporate Governance

Following our 2025 Annual Meeting, Kohl’s conducted comprehensive shareholder outreach to proactively solicit feedback. We reached out to and invited engagement with shareholders representing over 70% of our outstanding shares. As a result of these efforts, we held robust discussions with shareholders representing over 40% of our outstanding shares. Our Compensation Committee Chair and CEO participated in meetings with several of our largest investors, as well as ISS and Glass Lewis, providing a direct Board-level channel for feedback.

During these discussions, we shared updates on the business and corporate governance matters, addressed investors’ questions and areas of interest, and gathered shareholder feedback on topics such as the following:

Topic	What We Heard	How We Responded
Company Performance and Progress on Strategic Focus Areas

Shareholders broadly expressed encouragement regarding our progress on our 2025 focus areas. Discussions focused on the execution of our foundational reset and the previously disclosed importance of balancing company profitability with the needs of our customers who remain under financial pressure.

In response to shareholder interest, we have included expanded disclosure regarding the Board’s robust oversight of the Company’s strategic plan under the section titled Strategy Oversight on page 40.

For further information regarding company performance and our 2025 focus areas, refer to the section titled 2025 Performance Highlights on page 14 and the Executive Summary included in the Compensation Discussion and Analysis on page 64.

CEO Search and Leadership Transition

Shareholders generally commended the Board's swift and disciplined action regarding the 2025 leadership transition. Meetings held prior to Mr. Bender’s appointment as CEO focused on the Board's deliberate and comprehensive search process and its commitment to identifying a candidate with the skillset required to drive the Company’s strategy. For those meetings occurring after Mr. Bender’s appointment, we discussed the Board's unanimous conclusion that Mr. Bender's deep expertise across retail and consumer goods and leadership experience and commitment to Kohl’s provides the stability and skillset necessary to continue our progress.

In response to shareholder feedback, we have provided additional insight into our broader executive succession planning and talent development processes in this Proxy Statement. For further information, refer to the section titled Succession Planning and Talent Development Oversight on page 43.

Board Governance, Culture, and Composition

We engaged in dialogue regarding Board culture and committee leadership refreshment disclosed in our previous filings. We also discussed the Board’s high level of functioning under Mr. Schlifske’s leadership, recent refreshment, the size of the Board, and the importance of maintaining a balance between longer-tenured and newer Directors to provide fresh perspectives alongside company insight.

In response to shareholder interest, we have included expanded disclosure regarding the Director nominees’ skills, experience, attributes, and specific value each nominee brings to Kohl’s Board, as detailed in section titled Information about the Director Nominees, starting on page 20. We also provided additional insight into the Board’s approach to ongoing Board and committee refreshment, as detailed in the section titled Board and Committee Refreshment on page 31.

Kohl’s Corporation | 2026 Proxy Statement	45

Board of Directors and Corporate Governance

Topic	What We Heard	How We Responded

Executive Compensation and Say-on-Pay Responsiveness

Following our disappointing say-on-pay vote in 2025, we sought specific feedback on our executive compensation program and disclosures to ensure we understood the reasons for investors’ votes and their perspectives on our practices. We engaged with a wide range of shareholders, and in consideration of these conversations, we made a number of refinements to our program and enhanced the disclosures in this Proxy Statement. The Compensation Committee also considered shareholder preferences and feedback in designing Mr. Bender’s compensation arrangements.

For more information, including the specific feedback we heard and the actions we took to address investor concerns, refer to the section titled Shareholder Engagement and Outreach set forth in the Compensation Discussion and Analysis on page 71.

Environmental and Social Sustainability Practices

Discussions included our progress toward environmental goals, our responsible sourcing policies, and our human capital management disclosures as detailed in our Kohl’s Cares Report. Shareholders expressed interest in our climate reporting and provided positive feedback on our political activity reporting and human rights policies.

We remain committed to maintaining strong environmental and social sustainability practices that drive long-term value. For a brief overview of these practices, refer to the section titled Kohl’s Cares, starting on page 48. For a more comprehensive review of our initiatives, refer to our annual Kohl’s Cares Report.

The Board of Directors values these engagements as an important element of its oversight and governance process. The perspectives shared by our investors during these sessions provide the Board with helpful context that is considered during boardroom discussions. The feedback gathered through this outreach was shared with the full Board and informed our responsive actions and enhanced disclosures in this Proxy Statement. As we move forward, we intend to continue our engagement efforts and will look to evolve our practices as appropriate, taking into account the thoughtful feedback of our investor base.

46	Corporate.Kohls.com

Board of Directors and Corporate Governance

Governance Documents

Corporate Governance Guidelines

Our Board has adopted written Corporate Governance Guidelines, which set forth the principles by which the Board operates. Among other things, the Corporate Governance Guidelines outline the Board’s primary responsibilities, our independence standards, and the Company’s policies regarding Board membership and the conduct of meetings.

Code of Ethics

In addition, the Board has adopted a Code of Ethics that describes the ethical and legal responsibilities of all of our associates and, to the extent applicable, members of our Board of Directors. The Code of Ethics satisfies the requirements of the Sarbanes-Oxley Act of 2002 pertaining to codes of ethics for chief executive officers and senior financial and accounting officers. We provide training with respect to the Code of Ethics to all of our associates, and all associates agree in writing to comply with the Code of Ethics at the time they are hired and periodically thereafter. Our associates are encouraged to report suspected violations of the Code of Ethics through various means, including through the use of an anonymous toll-free hotline. We intend to disclose any amendment to, or waiver of, a provision of our Code of Ethics that applies to our principal executive officer, principal financial officer, or our Directors by posting such information on the Corporate Governance section of our website identified below.

You may obtain our Corporate Governance Guidelines, our Code of Ethics, and the Charters for each of the standing committees of our Board of Directors on our website at https:// investors.kohls.com/investors/corporate-governance, or by contacting our Investor Relations Department:

investor.relations@kohls.com
Kohl’s Corporation N56 W17000 Ridgewood Drive Menomonee Falls, Wisconsin 53051 Attention: Investor Relations

Communicating with the Board

You may contact any member of the Board of Directors, including the independent Chair, at the following addresses:

Kohl’s Board of Directors N56 W17000 Ridgewood Drive Menomonee Falls, Wisconsin 53051 Attention: Board of Directors or Chair
directors@kohls.com

All such communications are treated confidentially. Questions or concerns related to financial reporting, internal accounting, or audit matters may be sent (anonymously if you wish) to:

governance@kohls.com

Communications regarding accounting, internal controls, or audit matters are immediately brought to the attention of our internal audit department and, if appropriate, the Audit Committee of the Board of Directors. The Audit Committee receives a quarterly summary of all communications received through any of the above-referenced channels.

Kohl’s Corporation | 2026 Proxy Statement	47

Kohl’s Cares

Kohl’s

Cares

Our Purpose, Values, and Behaviors

Kohl’s is committed to caring about our customers, associates, communities, and planet. As a leading retailer with a large national footprint, we take our responsibility as a corporate citizen seriously and are proud to share how we bring that to life. Learn more about our efforts in our Kohl’s Cares Report, available on our website at https://corporate.kohls.com.

Customer

First

Accountable

Resourceful

Empathetic

OUR BEHAVIORS

Win

together.

We act as one team by building trust, communicating candidly and prioritizing the customer over any team or individual.

Take

ownership.

We’re honest about what’s going well and what’s not, never resorting to blame. We take initiative, drive results and ask for help when we need it.

Learn

continuously.

We experiment, build skills and gain inspiration from inside and outside of our walls. We learn from successes and setbacks and focus on progress over perfection.

Seek

understanding.

We’re curious and take the time to understand each other. We intentionally create inclusive environments where every person is valued and can choose to be themselves.

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Kohl’s Cares

Governance, Ethics, and Human Rights

Responsible corporate citizenship is an important part of our values, and we are committed to incorporating socially responsible principles into our daily business activities. Our values as an organization determine how we conduct our business. This is reflected in our governance practices, Code of Ethics, and Global Human Rights Policy.

GOVERNANCE

Our governance practices form the foundation for how we manage risk, ensure accountability, and provide transparency to our stakeholders. The Nominating and ESG Committee of Kohl’s Board of Directors actively oversees our ESG initiatives to understand both risks and growth opportunities, as well as progress made against the Company’s goals. To that end, the Nominating and ESG Committee receives regular updates on ESG topics from management and provides reports to the full Board of Directors. In this way, Kohl’s Board of Directors plays a vital role in shaping and supporting our long-term ESG strategies, while addressing the Board’s oversight responsibilities related to the management and performance of ESG issues, which is essential to sustain the long-term interest of all stakeholders. To learn more about our practices and review our governance documents, please visit our investor relations website.

ETHICS

We are committed to the highest standards of integrity and maintain a Code of Ethics to guide ethical decision-making. As a company of integrity, we expect our associates to be honest and accountable. We require associates to take annual ethics training, which is refreshed each year to cover relevant topics. The training helps connect ethics to each associate’s day-to-day job responsibilities and promotes honesty, integrity, and fairness.

We encourage our associates, customers, business partners, and stakeholders to raise concerns through Kohl’s Integrity Hotline. Anonymous reporting is available, and we prohibit retaliation against any party for raising concerns in good faith. Additionally, we have established a Business Partner Code of Conduct to assist our third-party contractors in identifying ethical issues. We expect our business partners to conduct business in a lawful, ethical manner and to report any concerns or potential violations.

GLOBAL HUMAN RIGHTS POLICY

Kohl’s is committed to embedding respect for human rights throughout our entire business, including our associates, those in our supply chain, and the communities in which we operate. Our Human Rights Policy applies to our workforce, our suppliers, our partners, and our customers. We continuously evaluate our operations and value chain to identify, assess, and address salient human rights risks; engage key stakeholders; and prioritize key areas where we have the greatest opportunity to have a positive impact.

Kohl’s Corporation | 2026 Proxy Statement	49

Kohl’s Cares

Inclusion and Belonging

One of our priorities as a company is to reflect our values of being a welcoming, respectful, and inclusive company for all of our associates and all of the customers we serve. We believe that an inclusive and productive workforce that serves a broad base of customers will help drive our business forward. We are committed to our inclusion and belonging strategy, which focuses on Our People, Our Customers, and Our Community.

OUR PEOPLE	OUR CUSTOMERS	OUR COMMUNITY
We strive to be purposeful in attracting, growing, and engaging a workforce comprised of different backgrounds, perspectives, and lived experiences.	We strive to celebrate our differences and help more customers see themselves reflected in our brands.	We strive to support the communities we serve through conversations, volunteerism, programs, and partnerships.

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Kohl’s Cares

Environmental Sustainability

Kohl’s believes that incorporating sustainable solutions in the way we do business will help build better futures for families and help protect our planet’s natural resources. Through collaboration with our associates, vendors, and customers, we continue to support our sustainability initiatives across the key areas of climate action, waste and recycling, and responsible sourcing. Our sustainability strategy is guided by leveraging business practices and decisions that enhance the United Nations Sustainable Development Goals.

CLIMATE ACTION	WASTE AND RECYCLING	RESPONSIBLE SOURCING
We are focused on reducing our greenhouse emissions and increasing our renewable energy use.	We are focused on managing all wastes, reducing waste generation, and promoting relevant recycling information to customers.	We are focused on the efficient use of natural resources and environmentally sound management of chemicals.

For more details on our environmental sustainability efforts, please see our annual Kohl’s Cares Report, which also includes SASB and TCFD reporting.

Social Supply Chain Management

At Kohl’s, responsible sourcing begins with the business partners we choose to produce only-at-Kohl’s brands. These vendors must live up to the standards defined in our social compliance process, share our convictions, and operate according to our universally applied standards regarding ethics, fair business practices, workplace safety, and environmental standards.

Terms of Engagement

We are committed to respecting human rights across our supply chain and operations. We hold ourselves to high ethical standards to create a positive social impact, and we expect the same from our business partners. We require all of our vendors and facility partners to adhere to our Terms of Engagement. Our Terms of Engagement align with internationally recognized human rights principles developed by the United Nations, Core Conventions of the International Labour Organization (ILO), and other respected international organizations. They outline our requirements and expectations of social compliance regarding:

●	wages and benefits;
●	working hours;
●	prohibited use of child or forced labor;
●	discrimination;
●	disciplinary practices;
●	legally-protected rights of workers to free association;
●	health and safety;
●	environmental requirements; and more.

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Kohl’s Cares

Zero Tolerance Policy

Our compliance philosophy focuses on continuous improvement. However, certain violations of our Terms of Engagement will result in immediate termination of our business relationship. We will not tolerate:

●	forced labor, child labor, prison labor, bonded labor, slavery, or human trafficking;
●	physical or sexual abuse;
●	nonpayment of wages;
●	unsafe working conditions;
●	unauthorized subcontracting;
●	unethical or corrupt business practices, including, without limitation, attempted bribery of social compliance, Customs Trade Partnership Against Terrorism (CTPAT), environmental or quality assurance auditors or government officials; and/or
●	transshipment or tampering with country-of-origin markings.

Our zero-tolerance policy for certain violations of our Terms of Engagement is communicated to vendor partners to ensure they understand these critical issues and our commitment to eliminating human rights risks and promoting responsible sourcing in our supply chain.

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Director Compensation

Director
Compensation

Director Compensation Program

Our director compensation program reflects our belief that a substantial portion of our Directors’ compensation should be tied to long-term growth in shareholder value. Our Non-employee Directors receive a combination of cash and equity compensation for their service on our Board. In February 2024, the Board adopted a written Non-employee Director Compensation Policy, which was updated in March 2025 and governs all elements of Non-employee Director compensation, including cash retainers, the form and timing of equity awards, equity award elections, and dividend treatment.

The following table summarizes the key elements of our Fiscal 2025 Director Compensation Program:

Director Compensation Program
Compensation Element	($)
Annual cash retainer (1)	125,000
Annual equity award (grant date fair value) (2)	145,000
Additional annual equity award (grant date fair value) (2) for:
• Independent Board Chair	200,000
• Committee Chairs:
• Audit	30,000
• Compensation	25,000
• Finance	25,000
• Nominating and ESG	20,000
(1)	Cash, paid quarterly in arrears.
(2)	Calculated in accordance with FASB ASC Topic 718 based on the closing price of Kohl’s common stock on the grant date. Restricted Stock or, if so elected, deferred Restricted Stock Units are granted immediately after the Annual Meeting.

Annual Cash Retainer

Non-employee Directors receive a fixed annual cash retainer of $125,000, paid quarterly in arrears, which is designed to reflect the time commitment and responsibilities associated with their Board and committee service.

Directors do not receive additional cash compensation for meeting attendance or their service on Board committees. Directors are, however, reimbursed for travel and other expenses related to attendance at Board and committee meetings, as well as travel and other expenses related to attendance at educational seminars approved in advance by the Nominating and ESG Committee.

Kohl’s Corporation | 2026 Proxy Statement	53

Director Compensation

Equity Awards

Each Non-employee Director receives an annual equity award with a grant date fair value of $145,000. Directors who serve as a Committee Chair or as the Independent Board Chair receive an incremental equity award in recognition of their expanded responsibilities.

●	Form of Awards. Under the Non-employee Director Compensation Policy, Directors may elect to receive their annual equity award in the form of Restricted Stock or deferred Restricted Stock Units, with elections submitted in advance of the grant year.
●	Restricted Stock. Prior to vesting, holders of Restricted Stock have the right to vote their unvested shares and receive all regular dividends, which are credited in the form of additional shares of Restricted Stock. These dividend-related shares vest on the same schedule as the underlying award and carry the same restrictions until vested.
●	Deferred Restricted Stock Units. Holders of deferred Restricted Stock Units do not possess voting rights and do not have any rights of a shareholder, except for the right to receive dividend equivalents. Dividend equivalents are credited as additional deferred Restricted Stock Units, which vest concurrently with the underlying deferred Restricted Stock Units. Deferred Restricted Stock Units are settled in shares upon the Director’s termination of service.
●	Vesting. Equity awards vest on the earlier of the date of the next Annual Meeting of Shareholders or the first anniversary of the grant date. Generally, Directors must remain in service through the vesting date.

Fiscal 2025 Program Review

The Compensation Committee, in consultation with its independent compensation consultant, conducted a review of Director compensation for Fiscal 2025. Following this review:

●	No substantive changes were made to the Director Compensation Program for Fiscal 2025, except for an increase in the additional annual equity award for the Finance Committee Chair.
●	The additional annual equity award for the Finance Committee Chair was increased from $15,000 to $25,000 to reflect:
●	the Committee’s more active role as a standing Board committee;
●	alignment with the competitive peer range; and
●	parity with the additional awards provided to other committee chairs that have comparable responsibility and time commitments.

Stock Ownership Requirements

We believe that stock ownership is important to align the interests of our Directors with those of our shareholders. Each Non-employee Director is expected to own Kohl’s stock with a value equal to approximately five times the amount of the Directors’ annual cash retainer. For purposes of this calculation, we include unvested shares of Restricted Stock and deferred Restricted Stock Units.

Directors must attain the ownership requirement by the fifth anniversary of their initial appointment to the Board and may not sell any Kohl’s stock until they meet this requirement. All Directors standing for reelection who have served on the Board for more than five years were in compliance with this requirement as of the end of Fiscal 2025.

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Director Compensation

Director Compensation Table

The following table provides each element of compensation paid or granted to each Director for services rendered during Fiscal 2025.

	Fees Earned or Paid in Cash (1)	Equity Awards (2) (3)	All Other Compensation (5)	Total
Director	($)	($)	($)	($)
Wendy Arlin	125,000	200,000	—	325,000
Yael Cosset	125,000	165,000	—	290,000
Christine Day (4)	31,937	—	—	31,937
H. Charles Floyd	125,000	145,000	—	270,000
Thomas A. Kingsbury (5)	—	—	585,780	585,780
Robbin Mitchell	125,000	145,000	—	270,000
Jonas Prising	125,000	170,000	—	295,000
John E. Schlifske	125,000	345,000	—	470,000
Adrianne Shapira (6)	35,027	—	—	35,027
Adolfo Villagomez	125,000	145,000	—	270,000
(1)	Retainer fees are paid on a quarterly basis in arrears. Accordingly, some of the retainer fees in this table may have been paid in the first quarter of Fiscal 2026 for services rendered in Fiscal 2025.
(2)	The amounts shown under “Equity Awards” represent the aggregate grant date fair value for awards granted in 2025, computed in accordance with FASB ASC Topic 718. Each Non-employee Director who was reelected to the Board of Directors at the 2025 Annual Meeting of Shareholders was awarded 17,879 shares of Restricted Stock or, if the Director so elected, deferred Restricted Stock Units. Committee Chairs were awarded additional shares of Restricted Stock or, if the Director so elected, deferred Restricted Stock Units valued at the applicable Committee Chair award, which corresponded to 2,466 to 3,699 additional shares of Restricted Stock or deferred Restricted Stock Units (as applicable). Our independent Board Chair was awarded an additional 24,661 shares of Restricted Stock. For a discussion of the valuation assumptions used for all stock-based awards, see Note 6 to our Fiscal 2025 audited financial statements included in our Annual Report on Form 10-K.
(3)	As of January 31, 2026, the aggregate number of outstanding shares of Restricted Stock and outstanding deferred Restricted Stock Units held by each incumbent Non-employee Director was as follows:

Outstanding Shares of Restricted Stock and Deferred Restricted Stock Units (a) (b)
Director	(#)
Wendy Arlin	31,762
Yael Cosset	28,644
H. Charles Floyd	18,394
Robbin Mitchell	24,786
Jonas Prising	21,564
John E. Schlifske	43,763
Adolfo Villagomez	18,394
(a)	The above figures include additional outstanding shares of Restricted Stock and outstanding deferred Restricted Stock Units that were credited in connection with the payment of regular dividends, as applicable, in accordance with the terms of the awards. These dividend-related shares and dividend equivalent units vest on the same schedule as the underlying awards.
(b)	Under our Non-Employee Director Compensation Policy, Directors may elect to receive deferred Restricted Stock Units, which vest on the designated vesting date but are not settled in shares until the Director’s termination of service. The above figures include the following vested, but undistributed, deferred Restricted Stock Units: 6,392 for Ms. Arlin, 7,714 for Mr. Cosset, and 6,392 for Ms. Mitchell.
(4)	Ms. Day resigned as a Director on May 5, 2025.

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(5)	The amount shown under “All Other Compensation” represents compensation paid to Mr. Kingsbury pursuant to the terms of his Employment Agreement in connection with his advisory service to the Company following his transition from the role of Chief Executive Officer in late Fiscal 2024. Under his Employment Agreement, Mr. Kingsbury continued to serve as a Director and in a non-executive advisory capacity through May 10, 2025, and he received the compensation to which he was already entitled under his Employment Agreement for the duration of such advisory and Board service. Mr. Kingsbury did not receive any separate compensation for his service as a Director during Fiscal 2025. A detailed breakdown of the compensation paid to Mr. Kingsbury pursuant to the terms of his Employment Agreement is provided in the table below.

Salary	Kohl's Contributions to Defined Contribution Plan Accounts	Kohl's Payments for Term Life, Long-Term Disability, Accidental Death and Dismemberment, and Medical Insurance	Kohl's Reimbursement of Personal Financial Advisory and Tax Expenses (a)	Automobile Allowance (b)	Supplemental Health Care Coverage (c)	Personal Use of Company Owned or Chartered Aircraft (d)	Total
($)	($)	($)	($)	($)	($)	($)	($)
407,860	17,354	3,620	19,565	6,300	50,000	81,081	585,780

(a)	Pursuant to the terms of his Employment Agreement, Mr. Kingsbury was eligible to receive reimbursement for personal financial advisory services in an amount up to $10,000 per year and personal tax advisory services with no fixed reimbursement limit per year. The amount shown in the table above represents the Company’s reimbursement for personal tax advisory services in Fiscal 2025.
(b)	Mr. Kingsbury was eligible to receive an automobile expense reimbursement allowance of up to $21,600 per year. The amount shown in the above table represents the prorated automobile expense reimbursement allowance for Mr. Kingsbury’s dates of service in Fiscal 2025.
(c)	The amount shown in the above table is the eligible coverage limit in order to protect the confidentiality of Mr. Kingsbury’s actual medical expenses. Our actual expense for providing this benefit may have been substantially less than the amount shown.
(d)	For increased safety and efficiency, Mr. Kingsbury, as our former Chief Executive Officer, was permitted to use the company owned or chartered aircraft for business purposes and personal travel for the duration of his Employment Agreement. The amount shown in the above table represents the incremental cost of personal use of Kohl’s-owned or chartered aircraft, and is based on either (i) actual charter expense, including hourly usage charges and trip-specific expenses billed by the charter provider; or (ii) with respect to Kohl’s-owned aircraft utilization, the direct cost of use per hour, which includes fuel; landing, ramp, hangar and parking fees; crew-related expenses, such as food, lodging and ground transportation; costs associated with additional contracted crew members, such as a cabin attendant; regular and unscheduled maintenance attributable to the trip, including airframe maintenance and engine restoration reserves; cost of repositioning or deadhead flights; international flight support; and passenger costs, such as in-flight food and beverage. Mr. Kingsbury entered into an Aircraft Time Sharing Agreement with the Company that allowed him to reimburse us for the cost of his personal use of the corporate aircraft that exceeded his annual personal use of company aircraft benefit, based on the cost of each flight to the Company. The cost was calculated based on the actual expenses incurred for each flight permitted to be charged under Federal Aviation Regulation 14 C.F.R. § 91.501(d), in no event to exceed the maximum allowed under Federal Aviation Regulations. From time to time, Mr. Kingsbury may have been accompanied by his spouse or other immediate family members on company aircraft at no aggregate incremental cost to the Company.
(6)	Ms. Shapira served as a Director until May 14, 2025, and she did not stand for reelection at the 2025 Annual Meeting of Shareholders.

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Executive Compensation

Executive Compensation

PROPOSAL 2 ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	The Board of Directors unanimously recommends a vote “FOR” the approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers.

The Board of Directors seeks your vote to approve, on a non-binding advisory basis, the compensation paid to our Named Executive Officers in Fiscal 2025 as disclosed in this Proxy Statement. This proposal, commonly known as a “say-on-pay” vote, provides our shareholders the opportunity to express their views on the compensation of our Named Executive Officers as a whole. This vote is held annually, taking into consideration the views of our shareholders, as expressed in an advisory vote on the frequency of future say-on-pay votes at the 2017 Annual Meeting of Shareholders and reaffirmed at our 2023 Annual Meeting.

At our 2025 Annual Meeting, approximately 55% of votes cast supported our say-on-pay proposal. This level of support was lower than the historical average of over 90% received over the past decade, including more than 92% support at our 2024 Annual Meeting. The Compensation Committee and our full Board took this outcome seriously. In response, we conducted extensive shareholder outreach to investors representing over 70% of our outstanding shares. Our shareholder outreach and the actions we took in response to shareholder feedback are described in more detail in the section titled Shareholder Engagement and Outreach starting on page 71.

As outlined in the Compensation Discussion and Analysis section of this Proxy Statement, the Compensation Committee has designed our executive compensation program to reflect its philosophy that compensation should be directly tied to company performance, with the ultimate objective of driving long-term shareholder value. We believe our program is effectively structured to attract and retain talented leaders while rewarding the achievement of rigorous financial and strategic objectives. The primary methods we use to achieve this alignment include:

●	placing a majority of executive compensation “at risk” based on performance;
●	balancing short-term and long-term financial incentives;
●	establishing objective performance goals at the beginning of each cycle, aligned with our Annual Operating Plan, that require meaningful outperformance of our baseline financial projections and achievement of strategic milestones;
●	utilizing challenging performance measures for both short- and long-term incentives, including Merchandise Sales and Operating Margin for the Annual Incentive Plan (the “AIP”) and Net Sales and Operating Margin for the performance-based component of the Long-Term Incentive Plan (the “LTIP”), to focus leadership on both top-line growth and profitability; and

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●	implementing an increased level of difficulty to achieve Maximum AIP payouts while lowering the payout for meeting Threshold performance, creating a steeper pay-for-performance curve that further aligns compensation outcomes with shareholder interests.

The Compensation Committee believes that the compensation outcomes for Fiscal 2025 appropriately reflect our pay-for-performance philosophy and the execution of strategic priorities that outpaced our initial forecast. Our incentive programs are designed with a rigorous goal-setting process that directly ties payouts to actual results. For instance, over the last three fiscal years preceding 2025, our annual cash incentives reached or exceeded Target zero times and fell below the Threshold level twice, including the most recent zero payout in Fiscal 2024. Similarly, the performance-based component of the LTIP reached or exceeded Target only once out of the last three performance cycles and fell below the Threshold in both the 2021-2023 and 2022–2024 cycles.

In considering how to vote on this proposal, we urge you to review the relevant disclosures in this Proxy Statement, particularly the Compensation Discussion and Analysis and related Compensation Tables. As an advisory vote, the say-on-pay vote is not binding on Kohl’s, the Board of Directors, or the Compensation Committee. However, the Board of Directors values the opinions expressed by our shareholders. In accordance with its Charter, the Compensation Committee will review all say-on-pay voting results and consider whether further adjustments to our executive compensation policies and practices are required.

The Board of Directors and the Compensation Committee recommend that shareholders vote “FOR” the approval of the following non-binding resolution:

RESOLVED that the Company’s shareholders approve, on an advisory basis, the compensation paid to our Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion set forth in this Proxy Statement.

Required Vote

The advisory vote to approve the compensation of our Named Executive Officers requires the affirmative vote of a majority of votes cast at the Annual Meeting, whether in person or by proxy. See “What are the Board’s voting recommendations, and how many votes are required to approve each proposal?” on page 6 for additional information.

The Board of Directors unanimously recommends a vote “FOR” the approval of the compensation of the Company’s Named Executive Officers as described in this Proxy Statement.

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Executive Compensation

A Message from our Compensation Committee Chair

To our Shareholders:

As Chair of Kohl’s Compensation Committee, I want to personally address the steps we have taken over the past year to review our executive compensation programs and strengthen our alignment with shareholders’ interests. While 2025 was a period of significant leadership transition for Kohl’s, the Committee remained focused on its core mandate: executing a compensation strategy that incentivizes and rewards performance, while anchoring executive pay to long-term shareholder value.

Pay-for-Performance Philosophy

The Committee’s primary responsibility is to design a compensation framework that attracts, retains, and motivates top talent, while holding leadership accountable for delivering measurable results. Our executive compensation programs are directly linked to company performance, with the ultimate goal of increasing long-term shareholder value. We invite you to review the following Compensation Discussion and Analysis for a detailed look at how our compensation program is designed to achieve these objectives, while keeping the interests of our shareholders firmly in mind.

2025 Say-on-Pay and Shareholder Engagement

Following our 2025 Annual Meeting, the Committee recognized that the say-on-pay vote—while passing with a majority—did not meet our standards for shareholder support. We viewed this result as a clear message from investors that further engagement and consideration was required. In response, we conducted extensive outreach to our shareholders, reaching out to those representing over 70% of our outstanding shares, and we engaged in substantive dialogue with holders of over 40% of our outstanding shares.

These conversations were consistent and constructive, and provided me and my fellow Board members with invaluable insight. I personally participated in a number of these discussions to understand our investors’ views first hand. While shareholders generally reaffirmed their support for our core compensation philosophy, many emphasized the importance of providing greater detail regarding the Committee’s evaluation and structure of compensation decisions during leadership transitions, particularly with respect to one-time awards. We also heard a clear interest in understanding how pay outcomes are linked to performance over time.

The primary concern expressed during our engagements, and which impacted investors’ votes at our 2025 Annual Meeting, revolved around the one-time actions associated with the recruitment of our former CEO. While our shareholders understood the necessity of such actions when recruiting an external CEO, some expressed concerns about the size, structure, performance conditioning, and granularity of disclosure surrounding these awards. Shareholders encouraged us to consider refinements in the future should similar circumstances arise. We appreciate and acknowledge our shareholders’ feedback, and we are committed to providing additional detail regarding our decision-making in the future, beginning with this Proxy Statement.

Committee Responsiveness and Program Enhancements

Consistent with our commitment to continuous improvement, we have implemented program refinements and expanded our disclosures, as further detailed in the Compensation Discussion and Analysis, including:

●	Rigor in Recruitment Awards. We will be thoughtful about our approach to recruitment awards. While the Committee retains the discretion to address unique talent requirements, we commit to emphasizing performance-based vesting where possible and providing additional explanation regarding the Committee’s rationale for any non-recurring awards to our Named Executive Officers where circumstances permit.

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●	Enhanced Clarity. We have improved the clarity of our Compensation Discussion and Analysis to provide more detail regarding the Committee’s rationale and decision-making process, particularly the Committee’s reasoning, including factors considered, when circumstances warrant a deviation from the Company’s standard pay practices.
●	Performance Alignment. We have reaffirmed our commitment to maintaining the majority of executive pay as "at-risk" and tied to the achievement of measurable financial and strategic milestones.

The Board’s appointment of Michael J. Bender as CEO in November served as the first application of these principles. In structuring Mr. Bender’s compensation, the Committee prioritized long-term, performance-based incentives that align his compensation with shareholder value creation, avoiding the types of non-recurring recruitment awards that were a primary point of discussion during our 2025 outreach. This approach reinforces our commitment to shared success from day one, and we are encouraged by the Company’s momentum under Michael’s leadership. We invite you to review the following pages for a detailed look at these enhancements and their application in Fiscal 2025.

On behalf of the Compensation Committee, I want to thank you for your candid feedback. We view this ongoing dialogue as a cornerstone of effective governance and remain committed to a disciplined compensation program that supports the long-term success of Kohl’s.

Chief Legal Officer and Corporate Secretary April 10, 2026
On behalf of the Compensation Committee: Jonas Prising Compensation Committee Chair

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Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis, as required by Item 402(b) of Regulation S-K. Based upon such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A for the 2026 Annual Meeting of Shareholders, to be filed with the Securities and Exchange Commission pursuant to Section 14(a) of the Exchange Act and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2026.

In accordance with the recommendation of the Compensation Committee, the Board of Directors approved inclusion of the Compensation Discussion and Analysis in this Proxy Statement, and its incorporation by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2026, filed with the Securities and Exchange Commission on March 19, 2026.

THE COMPENSATION COMMITTEE

Jonas Prising	Yael Cosset	H. Charles Floyd	Adolfo Villagomez
Chair	Committee Member	Committee Member	Committee Member

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Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes Kohl’s executive compensation program, including the philosophy, practices, policies, decisions, and actions of our Compensation Committee (the “Committee”). The Committee fulfills the Board's responsibilities related to our officer and director compensation programs, specifically designing the executive compensation program to align with our corporate objectives and drive value creation.

This CD&A specifically relates to the compensation earned during Fiscal 2025 by the individuals identified below, who we refer to throughout the CD&A and elsewhere in this Proxy Statement as "Named Executive Officers" or "NEOs.”

Michael J. Bender Chief Executive Officer	Jill Timm Chief Financial Officer

HIDDEN_ROW

Fred Hand Senior Executive Vice President, Director of Stores	Nick Jones Chief Merchandising Officer	Christie Raymond Chief Marketing Officer

This CD&A also includes compensation information for Ashley Buchanan, who served as Chief Executive Officer through April 30, 2025 and is considered a NEO for Fiscal 2025. Mr. Bender served as Interim Chief Executive Officer from April 30, 2025 until his appointment as Chief Executive Officer, effective November 23, 2025.

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CD&A Contents

64	EXECUTIVE SUMMARY
64	Fiscal 2025 Financial Results and Focus Areas
66	CEO Transition Actions
67	2025 Say-on-Pay Vote and Shareholder Engagement
67	2025 Executive Compensation Program
71	SHAREHOLDER ENGAGEMENT AND OUTREACH
71	2025 Say-on-Pay Advisory Vote
71	Board Responsiveness and Focused Outreach
72	Key Themes from Shareholder Engagement and Actions Taken
76	EXECUTIVE COMPENSATION PHILOSOPHY AND OBJECTIVES
78	EXECUTIVE COMPENSATION GOVERNANCE AND PROCESSES
78	Governance and Meetings
78	Compensation Committee
79	Independent Compensation Consultant
79	Management
79	Shareholders
79	Performance Evaluations
80	Key Compensation Reports
80	Tally Sheets
80	Benchmarking Analyses
80	Other References
81	Compensation Benchmarking Peer Group
82	FISCAL 2025 COMPENSATION PROGRAM AND COMMITTEE ACTIONS
82	Base Salary
83	Annual Cash Incentive
83	Performance Measures, Modifier, Goals, and Target Cash Incentives
85	Cash Incentives Earned in Fiscal 2025
86	Long-Term Equity Incentive Awards
86	Annual LTIP Awards – Awards Granted in 2025
90	Awards Based on 2023-2025 Performance
92	Other Long-Term Equity Awards
93	Perquisites
94	Individual Perquisite Arrangements
94	Other Benefits
95	FISCAL 2026 COMPENSATION ACTIONS
96	OTHER COMPENSATION ITEMS
96	Compensation Risk Assessment
96	Other Material Tax Implications of the Executive Compensation Program
96	Stock Ownership Guidelines
97	Kohl’s Statement on Securities Trading
97	Insider Trading Policy
97	Restriction on Hedging and Pledging of Kohl’s Securities
97	Policies and Practices Related to the Grant of Certain Equity Awards
98	Compensation Recovery Policy
98	Executive Officer Cash Severance Policy

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Executive Summary

This CD&A describes Kohl’s executive compensation program and the oversight provided by the Committee for Fiscal 2025. The Committee has designed our compensation program to reflect its philosophy that executive compensation should be directly linked to company performance, with the ultimate goal of increasing long-term shareholder value. Each key component of our executive compensation program is tied to company performance. In addition, the Committee works closely with an independent compensation consultant to ensure that Kohl’s compensation policies and practices, as well as our executive compensation program as a whole, remain competitive and aligned with market practice.

Fiscal 2025 Financial Results and Focus Areas

In order to assess the appropriateness and effectiveness of our 2025 executive compensation program, Kohl’s overall financial, strategic, and operational performance is evaluated. The Company’s 2025 financial results reflect improved profitability, cash generation, and balance sheet strength compared to 2024, despite continued top-line pressure and macroeconomic volatility. Through disciplined gross margin and expense management, the Company achieved a 135 basis point expansion in operating margin and increased diluted earnings per share. We also took important steps to strengthen the balance sheet, reducing inventory and debt levels. While net sales declined year-over-year, management prioritized financial discipline and liquidity, positioning the Company for improved resilience and flexibility. Fiscal 2025 performance takeaways include:

●	Net sales decreased (4.0%) compared to 2024, with comparable sales down (3.1%), an improvement compared to Fiscal 2024 results.
●	Successfully completed the full-chain rollout of Sephora at Kohl’s, growing the number of locations to more than 1,100.
●	Expansion of queuing lines to nearly all doors led to favorable comparable sales in our Impulse category versus the prior year.
●	Opened two new stores and strategically optimized our operations by closing 3 underperforming stores in the fourth quarter of 2024, 24 stores in the first quarter of 2025, and 1 E-fulfillment Center.
●	SG&A expenses decreased 4.1% compared to 2024.
●	Gross margin expanded to 37.5%, an increase of 34 basis points compared to 2024.
●	Operating margin of 4.0% and diluted earnings per share of $2.38.
●	Inventory at year-end decreased by (7%) compared to 2024 through disciplined inventory management.
●	Returned $56 million to shareholders through quarterly dividend payments.
●	Strengthened the balance sheet by ending 2025 with a zero balance on our revolving credit facility, repurchasing $87 million of debt, repaying $353 million in maturing senior notes, and issuing $360 million in senior secured notes.
●	Operating cash flow increased more than $700 million to $1.4 billion for the year.

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In 2025, we initiated a foundational reset designed to build on our core strengths while addressing critical areas for operational improvement. This reset centered on three focus areas:

Offer a Curated, Balanced Assortment	Reestablish Kohl’s as a Leader in Value and Quality	Deliver a Frictionless Omnichannel Experience
Offer a curated assortment that fulfills the apparel, home essentials, and beauty needs across all customers	Provide great value through compelling prices and deals on quality products	Provide a frictionless experience that makes it easy to shop at Kohl’s

As described in more detail under 2025 Performance Highlights in the Proxy Summary section, key actions taken in Fiscal 2025 to advance these priorities include:

Offer a Curated, Balanced Assortment

●	Targeted Category Expansion. Reestablished non-substitutable categories that drive loyalty, including the reintroduction of fine jewelry shops in more than 200 stores and Petites across our stores and digital platform. Achieved growth in our Petites and Juniors business through enhanced in-store presence and inventory depth.
●	Assortment Clarity. Refined buying disciplines to reduce overall choice counts while deepening inventory in high-volume essentials.
●	Invested in Growth Categories. Scaled Sephora at Kohl’s to a nearly $2 billion business and expanded queuing lines to nearly all doors, leading to favorable comparable sales in our Impulse category versus the prior year.

Reestablish Kohl’s as a Leader in Value and Quality

●	Expanded Coupon Eligibility. Reintroduced coupons on key brands and expanded brand eligibility to drive re-engagement among Kohl’s Card and Rewards customers.
●	Proprietary Brand Momentum. Reinvested in core brands (e.g., SO, Tek Gear, Simply Vera Vera Wang) and launched new lines in Home and Kids to drive transaction growth.
●	Opening Price Point Investment. Reinvested in proprietary brands to provide strong opening price point options, including the introduction of an under $10 entry price point in proprietary Kids’ brands SO. and Sonoma.

Deliver a Frictionless Omnichannel Experience

●	Restoring Trip Assurance. Making deliberate changes to our planning and supply chain processes to restore trip assurance in our key basics and essentials. Investing in depth and reducing choice counts for improved clarity, while ensuring sufficient depth is available across all store and digital platforms.
●	Optimized Store Layouts. Used productivity and adjacency analyses to reposition high-traffic and complementary categories, such as moving Juniors near Sephora and establishing a dedicated Accessories pad.
●	Digital Modernization. Leveraging generative AI to analyze customer reviews and interactions in real-time, allowing us to identify trends and deliver personalized product recommendations. Upgrading foundational data architecture and site structures to prepare the digital ecosystem for future AI and agent technology.

The Committee calibrated our Fiscal 2025 incentive goals to reward the disciplined execution of this foundational reset and the achievement of objective performance goals. Performance goals were established at the start of the year in alignment with our Annual Operating Plan. These performance goals require performance meaningfully above our internal financial forecasts.

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CEO Transition Actions

Kohl’s navigated a CEO transition in Fiscal 2025. Following the departure of Ashley Buchanan in April 2025, the Board appointed Michael J. Bender as Interim Chief Executive Officer, effective April 30, 2025. On November 23, 2025, following a comprehensive search process, the Board appointed Mr. Bender as Kohl’s Chief Executive Officer. To support an orderly transition and maintain executive stability, the Committee implemented the following arrangements:

●	Compensation of Mr. Bender Upon Appointment as Interim CEO. In connection with his appointment as Interim CEO, the Company entered into a Letter Agreement with Mr. Bender dated May 16, 2025. As previously disclosed, Mr. Bender’s compensation arrangements for his service as Interim CEO included:
●	an annual base salary of $1,475,000;
●	an annual bonus opportunity under our AIP with a Target of 175% of his base salary, which for 2025 was prorated based on his time served in the Interim CEO and CEO roles;
●	an equity award of Restricted Stock Units (“RSUs”) valued at $3,775,000 on the May 16, 2025 grant date. This award served as the principal and only form of Mr. Bender’s equity compensation in Fiscal 2025. The award’s value and structure were thoughtfully calibrated against market benchmarks for interim roles and observed market practice. This award was specifically structured to incentivize Mr. Bender’s transition from the Board to executive leadership and was, in part, granted in lieu of the annual equity compensation he would have otherwise received as a Non-employee Director. To support immediate alignment with shareholder interests during the leadership transition, the award is subject to service-based vesting conditions. While 100% of these RSUs are scheduled to vest on the first anniversary of the grant date, the award provides that if employment terminates prior to the vesting date for reasons other than Cause or resignation (which both result in forfeiture), Mr. Bender is entitled only to a pro rata portion of the RSUs based on his actual days of service; and
●	miscellaneous other perquisites described below in the section titled Perquisites.
●	Compensation of Mr. Bender Upon Subsequent Appointment as CEO. In connection with his appointment as CEO, the Company and Mr. Bender entered into an Executive Compensation Agreement and an offer letter dated November 23, 2025, as supplemented by the Letter Agreement between Mr. Bender and Kohl’s dated May 16, 2025. As previously disclosed, Mr. Bender’s compensation arrangements include:
●	an annual base salary of $1,475,000;
●	an annual bonus opportunity under our AIP with a Target of 175% of his base salary, which for 2025 was prorated based on his time served in the Interim CEO and CEO roles;
●	an annual long-term equity incentive award target of at least $9,500,000, with eligibility for annual equity awards beginning in the Spring of 2026, which consisted of 60% Performance Share Units (“PSUs”) and 40% RSUs; and
●	miscellaneous other perquisites described below in the section titled Perquisites.
●	Prior CEO Arrangements. In November 2024, the Company appointed Ashley Buchanan as CEO, effective January 15, 2025. His employment with the Company ended on April 30, 2025. As previously disclosed, his compensation package included an annual base salary of $1,475,000; a gross cash signing incentive of $3,750,000; and one-time recruitment awards of RSUs valued at $17,000,000. Upon a termination for “Cause,” the terms of the respective Executive Compensation Agreement, award agreements, and incentive plans call for forfeiture of all unvested equity awards, including the recruitment awards and grants made under the 2025 LTIP; ineligibility to receive an annual cash incentive under the 2025 AIP; and repayment of a pro rata portion of his cash signing incentive.
●	Advisor Transition. Mr. Thomas A. Kingsbury served as an Advisor to the Chief Executive Officer and as a Director through May 10, 2025. Mr. Kingsbury did not receive any compensation or benefits beyond those to which he was already entitled under his then-existing Employment Agreement, as detailed in the Director Compensation section of this Proxy Statement.

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2025 Say-on-Pay Vote and Shareholder Engagement

At our 2025 Annual Meeting, approximately 55% of votes cast supported our say-on-pay proposal. This disappointing level of support was lower than Kohl’s historical average of over 90% received over the past decade. The Committee and our full Board took this outcome seriously and, in response, we conducted extensive shareholder outreach and engagement, reaching out to investors representing over 70% of our outstanding shares to discuss, among other topics, their views on our executive compensation program and the reasons for their votes. The actions we took in response to shareholder feedback are described in detail under Shareholder Engagement and Outreach starting on page 71.

2025 Executive Compensation Program

Our compensation program is designed to provide an appropriate balance of short and long-term compensation, fixed and variable or at risk pay, and cash and equity-based compensation. The Committee uses these compensation components, along with certain benefits and perquisites, in proportions that effectively accomplish our business and strategic objectives. Selecting performance measures and establishing rigorous performance goals are foundational to our model to directly tie incentive compensation to the achievement of Kohl's financial and strategic objectives.

In March 2025, the Committee established the performance measures and goals for the 2025 incentive programs. While maintaining consistency with key historical practices, the Committee implemented specific structural adjustments for the Fiscal 2025 program based on the following framework:

●	Alignment of Performance Measures. There were no changes to the underlying performance measures, which remain Merchandise Sales and Operating Margin for the AIP, and Net Sales and Operating Margin for the LTIP. The Committee believes these measures remain well aligned with our strategy and are key drivers of long-term shareholder value creation.
●	Temporary Adjustment to LTIP Financial Measurement Period. We temporarily shortened the financial measurement period for the 2025–2027 PSUs from three years to one year, while retaining a three-year relative TSR Modifier. This change was only made for Fiscal 2025 to engage and focus leadership during a critical year of business transformation and foundational reset and reflected the inherent difficulty of establishing rigorous multi-year goals amidst an unpredictable macroeconomic environment and shifting consumer behaviors.
●	Goals Based on the Annual Operating Plan. Goals for both the AIP and the performance-based component of the LTIP were established at the beginning of the year based on our Annual Operating Plan. These goals require meaningful outperformance of our baseline financial projections and the achievement of strategic milestones to trigger payouts. This calibration reflected the reality of stabilizing a declining business while navigating prevailing industry headwinds and economic turbulence.

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●	Enhanced Pay-for-Performance Rigor. In the context of the business transformation, the Committee adjusted the Threshold and Maximum levels and payout curves for both programs. These updates were designed to increase the standard for achieving Maximum rewards while limiting payouts for meeting minimum expectations, ensuring the incentive structure remains rigorous and appropriate for the current retail environment.

2025 Annual Incentive Plan

●	Performance Measures and Weight. The performance measures and weightings for the Fiscal 2025 AIP remained consistent with Fiscal 2024, focusing on Merchandise Sales (60%) and Operating Margin (40%).
●	Performance Goals. When setting the Merchandise Sales and Operating Margin performance goals for Fiscal 2025, the Committee implemented more challenging standards to achieve a Maximum payout compared to Fiscal 2024, increasing the Maximum goal for Merchandise Sales to 105% of Target (from 104%) and the Maximum goal for Operating Margin to 125% of Target (from 120%).
●	Payout Levels. The Committee lowered the Threshold payout from 25% of Target to 15% of Target. This adjustment limits the payout for meeting minimum expectations and creates a steeper pay-for-performance curve that further aligns compensation outcomes with shareholder interests.

2025 Long-Term Incentive Plan

●	Award Mix. For the Fiscal 2025 program, the Committee maintained a rigorous, majority performance-based award mix, consisting of 60% PSUs and 40% RSUs, which continues to outpace the retail marketplace and our peer group. We believe the 60/40 structure provides the appropriate balance of retention and performance-based incentive and reaffirms our commitment to a compensation structure that is predominantly performance-based.
●	Performance Measures and Weight. The Committee maintained the performance measures and weight from the Fiscal 2024 program, comprised of Net Sales (50%) and Operating Margin (50%), to drive continued focus on the Company’s core transformation drivers.
●	PSU Performance Period. The Committee approved a temporary shift to a one-year financial measurement period for the Net Sales and Operating Margin measures of the 2025-2027 PSUs. Accordingly, Net Sales and Operating Margin are measured only with respect to Fiscal 2025 rather than cumulatively over the three-year performance period. The Committee determined that using a one-year financial measurement period based on rigorous performance goals, aligned to our Annual Operating Plan and established at the beginning of the year, appropriately balanced the Committee’s goals of incentivizing leadership to achieve important, near-term objectives and structuring a competitive and pay-for-performance compensation program. In reaching this decision, the Committee considered, among other things, retail industry peer practices, the urgency of the Company’s transformation, and the ongoing turbulence and unpredictability in the broader retail environment. The Committee also considered the difficulties in setting challenging yet realistic three-year financial performance goals at the beginning of the year. In implementing this shift, which is intended to be temporary, the Committee put in place additional safeguards to ensure the alignment of outcomes based on single-year financial performance with the shareholder experience. For example, the 2025-2027 PSUs remain subject to a Performance Index Modifier and TSR Modifier, which are both measured over the full three-year performance period to maintain long-term alignment with our shareholders. In addition, as Fiscal 2025 Net Sales and Operating Margin performance trended toward the Maximum level, the Committee reviewed the potential pay outcomes and believed it was appropriate to apply an objective “banking” framework, which resulted in capping payouts at 127% of Target to moderate the impact of the one-year financial measurement period, while aligning executive outcomes with the shareholder experience. Specifically, the Committee notionally weighted the actual Fiscal 2025 payout of 179.7% as one year of a typical three-year performance period, with the subsequent two years applied at Target.
●	Performance Goals. In Fiscal 2025, the Committee adjusted the Threshold and Maximum performance goals for Net Sales and the Maximum performance goal for Operating Margin to increase the rigor of the program. Specifically:
●	Net Sales: The Threshold goal was increased to 96% of Target, up from 94% in the 2024-2026 program, and the Maximum performance goal was increased to 105% of Target, up from 103%.
●	Operating Margin: The Maximum goal was increased to 120% of Target, up from 115%.

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Given the temporary shift to a one-year financial measurement period for the Net Sales and Operating Margin measures of the 2025–2027 PSUs, the Committee determined that these higher goals were necessary to maintain the historical rigor of our long-term program.

●	Vesting Period. To enhance Kohl’s competitiveness in the executive talent market, the Committee shortened the vesting schedule for time-based RSUs from four years to three years. This adjustment aligns our equity program with prevailing peer group practices and ensures our compensation structure remains a compelling tool for attracting and retaining high-caliber leadership in a highly competitive retail environment.

Incentive Compensation Outcomes

Based on Kohl’s financial performance, the Committee approved the following determinations related to incentive compensation:

●	Fiscal 2025 AIP. Based on Fiscal 2025 Merchandise Sales of $14.724 billion (176% payout) and an Adjusted Operating Margin of 3.3% (200% payout), the NEOs achieved an overall weighted payout of 185.4% of Target. Because both performance measures exceeded their respective Threshold goals, the Performance Index Modifier was not applicable to the Fiscal 2025 AIP.
●	LTIP – 2023-2025 PSUs. For the three-year performance period ended January 31, 2026, the Company did not achieve the cumulative Net Sales, Operating Margin, or Operating Cash Flow Threshold goals. However, in accordance with the Performance Index Modifier, the Committee certified that the Company’s Adjusted Net Income growth over the period exceeded the weighted average of the designated Performance Index Group. Consequently, participating Named Executive Officers earned a Threshold payout representing 50% of their PSUs at Target. This payout was not subject to further adjustment, as the Company’s relative TSR performance was in the 35th percentile and therefore fell within the program's neutral range.
●	LTIP – 2025-2027 PSUs. As described elsewhere in this CD&A, following the completion of Fiscal 2025, the Committee exercised negative discretion to cap payouts on the 2025-2027 PSUs at 127% of Target. To moderate the impact of the one-year measurement period and align executive outcomes with the shareholder experience, the Committee applied an objective “banking” framework that notionally weighted the Fiscal 2025 actual results as one year of the three-year performance period, with the subsequent two years at Target.

The Committee believes these actions were appropriate and in line with its philosophy as outlined in the CD&A.

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The following table summarizes the primary direct compensation components for our Named Executive Officers in Fiscal 2025.

		Compensation Component	Purpose	Basis for Setting Amount or Earning Award
▲	Short-Term	BASE SALARY
●
Provides a regular, fixed source of income tied to the scope and responsibilities of each executive to compensate for their day-to-day efforts
●
Encourages retention and attraction of top talent and recognizes effective leadership

●
Initial salary based on experience, responsibilities, and the importance of the position to Kohl’s, as well as market benchmarking
●
Annual adjustments, if any, based on individual and company performance and competitive marketplace data

FIXED
▼
▲		ANNUAL CASH INCENTIVE
●
Provides eligible executives with a financial incentive that encourages them to perform in a manner that will enable Kohl’s to achieve or exceed its short-term financial performance and strategic goals

●
Multiple absolute performance measures and objective performance goals set at the start of the year
●
For Fiscal 2025, these performance measures were Merchandise Sales (60%) and Operating Margin (40%)
●
Even if Threshold performance for Merchandise Sales or Operating Margin is not met, a Threshold payment (15% of Target) may still be earned if the Company outperforms the Performance Index in Net Sales and/or Net Income as a percentage of Total Revenue

AT RISK / VARIABLE
	Long-Term	LONG-TERM EQUITY INCENTIVE (1) Combination of: ● PSUs with a three-year performance period, representing 60% of the award; and ● RSUs that vest over three years, representing 40% of the award
●
Incentivizes and rewards sustained performance and long-term growth
●
Creates an incentive for future performance
●
Acts as a strong retention incentive
●
Closely aligns our executives’ long-term interests with those of our shareholders

●
For the 2025-2027 PSUs, Net Sales (50%) and Operating Margin (50%) are measured specifically over Fiscal 2025
●
Even if Threshold performance for Net Sales or Operating Margin is not met, a Threshold award (50% of Target) may still be earned if the Company outperforms the Performance Index in Net Sales and/or Net Income as a percentage of Total Revenue over the full three-year performance period
●
The final payout will be modified +/- 25% if the Company’s TSR, measured over the three-year performance period, is above the 75th percentile or below the 25th percentile of a broad group of retailers in the TSR Modifier Group

▼

(1)	Mr. Bender did not receive an annual long-term equity incentive award under the LTIP in Fiscal 2025, as he is first eligible for such awards beginning in the Spring of 2026. Mr. Buchanan received a long-term equity incentive award in Fiscal 2025; however, upon a termination for “Cause,” the terms of the respective Executive Compensation Agreement, award agreements, and incentive plans call for forfeiture of all unvested equity awards.

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Shareholder Engagement and Outreach

2025 Say-on-Pay Advisory Vote

Each year, our shareholders have the opportunity to cast an advisory vote on the compensation of our Named Executive Officers. At our 2025 Annual Meeting, approximately 55% of votes cast supported our say-on-pay proposal, a meaningful decline from our historical levels of support. For more than a decade, shareholder approval of our executive compensation program averaged over 90%, including more than 92% support at our 2024 Annual Meeting. The 2025 vote outcome signaled to the Committee that certain investors had concerns with aspects of our program, and it prompted a deeper, Board-led review of the feedback we received through our shareholder engagement efforts.

Board Responsiveness and Focused Outreach

In response to the 2025 say-on-pay vote, the Board and the Committee took immediate and deliberate actions to evaluate the vote outcome, conduct focused outreach, and incorporate shareholder perspectives into the Committee’s ongoing review of our compensation program. Specifically, the Board and the Committee:

●	Conducted a Board-led shareholder outreach program focused on executive compensation. During Q3 and Q4 2025, we engaged directly with our shareholders on our executive compensation program and the themes raised during the proxy season. This engagement was designed to ensure that a broad range of shareholder viewpoints—both from supporters and opponents of our 2025 say-on-pay proposal—would inform the Committee’s decision-making process. Members of the Board, including the Compensation Committee Chair, participated in these discussions to ensure shareholders could provide input directly to those responsible for compensation oversight. We discussed and sought feedback on a variety of executive compensation topics, including the recent say-on-pay vote, our executive compensation program and disclosures, and the Committee’s priorities for 2025. Over the course of our shareholder outreach following the 2025 Annual Meeting:
●	We initiated outreach to 28 institutional investors representing more than 70% of our outstanding shares, ultimately engaging with shareholders representing over 40% of outstanding shares. The Compensation Committee Chair led the overall outreach effort and personally participated in a significant portion of these engagements, with management conducting the remaining sessions. Participation by the Compensation Committee Chair facilitated a direct channel for shareholder input to the individuals responsible for compensation oversight, ensuring the focus remained on independent Board-level oversight, while management provided necessary administrative and technical context across all discussions. Our ultimate engagement rate of over 40% of outstanding shares, which represents an increase over our historical levels, reflects the evolving composition of our shareholder base. Specific factors contributing to this engagement profile include a higher concentration of quantitative and short-term investors who traditionally opt out of governance dialogue, as well as several shareholders who prioritized discussing the broader business context over executive compensation matters.
●	The Compensation Committee Chair, accompanied by our Chief Executive Officer, Chief Financial Officer, Chief Legal Officer, and Chief People Officer, also met with ISS and Glass Lewis to discuss the results of the 2025 say-on-pay vote. During these meetings, the Compensation Committee Chair provided visibility into our outreach efforts and the feedback shared by investors, and personally detailed certain preliminary responsive actions taken by the Committee to address shareholder concerns.
●	Reviewed and assessed shareholder feedback with the Board and Compensation Committee. The Committee devoted significant time to reviewing shareholder feedback received through post-Annual Meeting investor dialogue, holding multiple additional meetings to evaluate this feedback and consider potential responsive actions, with a particular focus on pay-for-performance alignment, one-time awards, incentive design, and disclosure transparency.
●	Enhanced disclosures to improve transparency and responsiveness. In response to shareholder input, the Committee is providing enhanced disclosure in this Proxy Statement regarding its decision-making processes, including the rationale for and structure of short- and long-term incentive programs.
●	Incorporated shareholder perspectives directly into ongoing compensation decisions and program review. The Committee received feedback regarding prior CEO compensation arrangements, which the Committee considered in

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designing Mr. Bender’s compensation package. The Committee continues to consider shareholder feedback as part of its regular review of the executive compensation program, with an emphasis on reinforcing pay-for-performance alignment, maintaining competitive and responsible compensation practices, and providing clear, decision-useful disclosure to shareholders.

Key Themes from Shareholder Engagement and Actions Taken

Throughout our engagement meetings, shareholders provided a wide range of perspectives regarding our executive compensation program. Several themes emerged as key factors underlying the level of support for our 2025 say-on-pay proposal. Much of the feedback we received was generally consistent with the sentiment expressed during pre-Annual Meeting investor outreach. Common areas of feedback included:

●	a strong emphasis on clear alignment between executive compensation and performance outcomes, with shareholders recognizing that the Company’s historical programs and decisions generally demonstrated this alignment;
●	requests for additional detail regarding the rationale, structure, and vesting of one-time and/or recruitment awards, with a specific focus on the awards granted to our former CEO in connection with his appointment, and with a preference for performance-based incentives when used;
●	the importance of disclosure regarding the Board’s responsiveness to the 2025 say-on-pay vote, including the scope of shareholder outreach, feedback received, and actions taken in response; and
●	interest in greater clarity around incentive performance measures, goal setting, and the linkage between business results and compensation outcomes.

The table below summarizes key themes of feedback received from our shareholders following the 2025 Annual Meeting and our responsive actions and perspectives.

Topic	What We Heard	How We Responded
Executive Compensation Philosophy and Structure

Shareholders were broadly aligned with Kohl’s executive compensation philosophy, emphasizing the importance of strong pay-for-performance alignment. Investors generally indicated that the foundational structure of our program remains appropriate and they did not advocate for fundamental changes to Kohl’s approach.

While feedback highlighted that the foundational structure was viewed as appropriate, the low say-on-pay vote signaled a need for enhanced disclosure regarding the Committee’s priorities and how the Committee connects pay to specific performance outcomes.

●
Enhanced Disclosure Framework. For Fiscal 2025, we overhauled our CD&A to provide granular detail on the Committee’s decision-making process, selection of performance measures, and how shareholder feedback informs our compensation program.
●
Illustrative Pay-for-Performance Linkage. We refined our disclosure to more clearly illustrate that the majority of NEO compensation is at risk and variable based on performance. For further information, see the Compensation Mix graphs on page 77.

Committee Priorities for 2025

Shareholders were generally supportive of the Company’s strategic direction, and many encouraged the Committee to focus on defined near-term priorities for 2025, including building and aligning our integrated and talented retail management team during a time of organizational change; advancing our strategic transformation, beginning with clear near-term actions; and prioritizing continuous improvement in the context of a complex macroeconomic environment.

●
Incentivized Strategic Execution. We directly linked incentive outcomes to the execution of our strategic priorities, including through refinements to our 2025 long-term equity incentive program. To ensure alignment and focus on these important objectives in Fiscal 2025, the Committee approved a temporary shift to a one-year financial measurement period for the Net Sales and Operating Margin measures of the 2025-2027 PSUs. While the corresponding 2025 LTIP goals were designed to drive immediate transformation milestones, the Committee reinforced a long-term orientation by maintaining the three-year relative TSR Modifier, which has been

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Topic	What We Heard	How We Responded

a consistent feature of our PSU design in recent years. Furthermore, following the completion of Fiscal 2025, the Committee applied negative discretion to cap payouts on the 2025-2027 PSUs, demonstrating a commitment to disciplined pay-for-performance outcomes during this foundational reset. For further information regarding our 2025 incentive programs and their alignment with our strategic priorities, see the sections titled Annual Cash Incentive and Annual LTIP Awards - Awards Granted in 2025.

●
CEO Transition and Performance-Based Compensation Structure. The Committee successfully navigated our recent CEO transition, incorporating shareholder feedback when designing Mr. Bender’s compensation package—all while focusing our management team on the near-term initiatives critical to the Company’s transformation. In direct response to investor feedback regarding one-time awards, the Committee provided no recruitment or sign-on incentives to Mr. Bender upon his appointment as CEO in November 2025. Instead, the Committee structured his compensation to be primarily performance-based, with 89% of his target Fiscal 2026 compensation variable or at risk. This includes a long-term equity mix where 60% is comprised of PSUs subject to a three-year performance period, facilitating a direct link between executive realized pay and long-term shareholder value creation.

One-Time and Recruitment Awards

For most shareholders, the primary concern reflected in their 2025 say-on-pay vote was the one-time recruitment awards granted to our former CEO in connection with his appointment. Shareholders expressed concern with their size, structure, and lack of performance conditions, and requested more detailed disclosure distinguishing between compensation for forfeited value and new incentive value.

While shareholders were understanding of the Committee’s decision-making at that time being driven by the unique requirements of attracting and compensating an executive from a private equity environment where the value of forgone equity is less transparent, shareholders emphasized a desire for additional detail regarding the valuation process for one-time awards when made.

Due to the timing of Mr. Bender’s appointment as Interim CEO, a description of the accompanying compensation arrangements was readily available to shareholders as the Company embarked on its

●
Eliminated Recruitment Awards in Designing New CEO Compensation Package. The compensation arrangements for Mr. Bender—both in connection with his appointment as Interim CEO and subsequently as CEO—were disciplined in both size and design. In direct response to feedback, Mr. Bender’s arrangements in connection with his appointment as Chief Executive Officer in November 2025 deliberately excluded all sign-on incentives or recruitment awards.
●
Infrequent Use and Emphasis on Performance-Based Vesting. We will be thoughtful about our approach to one-time and recruitment awards. While the Committee retains the discretion to address unique talent requirements, we commit to emphasizing performance-based vesting where possible and providing additional explanation regarding the Committee’s rationale for any one-time awards granted to our Named Executive Officers, as well as the Committee’s processes for determining the value of the award, where circumstances permit. The Committee expects that any such awards would be used infrequently.

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Topic	What We Heard	How We Responded
Fall and Winter engagement dialogue with shareholders. Shareholders generally expressed appreciation for the disciplined structure of the RSU award and the important objectives it served.
●
Market-Aligned Valuation. To address requests for detail regarding the valuation process for one-time awards, the Committee has included in the CD&A rationale for, and detail regarding the valuation of, the RSU award granted to Mr. Bender in connection with his appointment as Interim CEO. Notably, this award, valued at $3.775 million, was calibrated against market benchmarks for interim roles and observed market practice. The value of the award is well below a typical annual CEO equity award (e.g., Mr. Bender’s annual LTIP target has been set at a minimum of $9.5 million for future years). Additionally, Mr. Bender’s ongoing compensation is majority performance-based, with his 2026 LTIP award subject to a three-year performance period. For further information, see the section titled Other Long-Term Equity Awards.

Performance Measures and Goal Setting

Shareholders expressed broad alignment with the Committee’s selected performance measures but requested additional detail and rationale regarding the Committee’s selection process, goal-setting rigor, and the linkage between incentive outcomes and business results, including some noting overlapping or duplicative measures (such as Operating Margin) across our short- and long-term plans.

●
Clarified Strategic Rationale for Performance Measures. We provided additional context on why Merchandise Sales, Net Sales, and Operating Margin remain the most effective drivers of our foundational reset, facilitating a clearer understanding of how these measures align executive focus with our transformation milestones. Streamlining management’s focus on these measures prevents measure dilution and prioritizes the two fundamental drivers of our transformation: top-line recovery and operational efficiency, consistent with shareholder feedback that the Company should remain focused on our strategic transformation, beginning with clear near-term actions.
●
Rigorous and Disciplined Goal Setting. We established performance goals in alignment with our Annual Operating Plan and financial guidance. While absolute financial targets reflect a reset of the performance baseline due to, among other things, macroeconomic headwinds and inflationary pressures, the Committee ensured the program remained challenging by implementing a steeper pay-for-performance curve, via a Threshold payout reduction, and increasing the difficulty of achieving a Maximum payout.
●
Detailed Goal-Setting Process. The Committee expanded its disclosure to provide a step-by-step breakdown of the goal-setting process, illustrating how goals are calibrated against the Annual Operating Plan, historical performance, and transformation milestones to facilitate rigorous yet achievable objectives.

For further information, refer to the sections of this CD&A titled Annual Cash Incentive and Long-Term Equity Incentive Awards.

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Topic	What We Heard	How We Responded

Say-on-Pay Vote Response

Shareholders indicated that, following a low say-on-pay vote, it would be important to clearly articulate the scope of shareholder outreach, the feedback received, and how that feedback influenced Compensation Committee actions.

●
Expanded Proxy Disclosure. We expanded our proxy disclosures describing our outreach efforts, key themes heard from shareholders, and specific actions taken or considered in response to that feedback. Specifically, we have introduced this shareholder feedback table as part of our broader say-on-pay responsiveness disclosure, along with a dedicated section on governance-focused shareholder engagement, to provide a clear “feedback-to-action” roadmap, demonstrating how the Committee has altered its course in direct response to shareholder preferences. For further information, refer to the sections titled Shareholder Engagement under the Board of Directors and Corporate Governance section and this Shareholder Engagement and Outreach section included in the CD&A.

We remain committed to Kohl’s pay-for-performance compensation philosophy and will continue to evaluate program adjustments in response to evolving business needs and shareholder feedback. The Committee will continue its rigorous, ongoing scrutiny of our compensation program and incentive plan design to ensure performance measures and goals support Kohl’s long-term strategic transformation and provide clear, distinct incentives and accountability for our leadership team.

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Executive Compensation Philosophy and Objectives

OUR PHILOSOPHY

We believe executive compensation should be directly linked to company performance and progress on our strategic plans, with the ultimate objective of increasing long-term shareholder value.

At Kohl’s, we seek to create and maintain a culture of high performance, teamwork, and accountability. Our executive compensation program is one of the tools we use to accomplish this objective. The Committee seeks to align executive initiatives with our shareholders’ interests by rewarding the achievement of short and long-term financial and strategic goals that create lasting shareholder value. Notably, the majority of our NEOs’ compensation is variable and remains at risk to better align payouts with the shareholder experience. We aim to treat our executives fairly when considering factors such as:

●	the complexity of their jobs;
●	the market for their executive talent;
●	their individual performance;
●	the financial and strategic performance of the Company overall; and
●	the need to attract and retain the executives.

Through regular rigorous assessment of the Company’s executive compensation program, the Committee continues to align executive compensation with Kohl’s strategic priorities and shareholder value creation. In reviewing our executive compensation philosophy, strategy, and program design and in setting compensation levels for our Named Executive Officers, the Committee considers, among other factors:

●	key financial and operating measures that drive Kohl’s growth and shareholder value;
●	the objectives of and risks related to our operations and compensation program;
●	the components and level of executive compensation at companies within our peer group; and
●	feedback received through our ongoing shareholder engagement program.

To that end, our executive compensation program is designed to achieve the following objectives:

1.	2.	3.	4.	5.
Provide a competitive total compensation package that enables us to attract, motivate, and retain key talent.	Support the achievement of our short and long-term business and strategic objectives by linking the majority of our executives’ compensation to rigorous performance goals.(1)	Ensure that compensation opportunities are internally equitable.

Promote ownership of Kohl’s stock by our senior executives through long-term equity incentive awards and robust share ownership requirements in order to align our executives’ economic interests with those of our shareholders.

				Provide a balance of incentive opportunities that do not create risks that are reasonably likely to have a material adverse effect on Kohl’s.

(1)	Our payouts for both the annual cash incentive and the PSU portion of our long-term equity incentive depend upon achievement of objective financial goals. The goals are based directly on the Annual Operating Plan established for the business at the beginning of each fiscal year.

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The Committee reviews total compensation for executives and the relative levels of each compensation component against these objectives and our compensation philosophy. We expect that our executives will, in aggregate, be paid fairly compared to the marketplace and considering company performance, individual performance, tenure, and experience.

Our executive compensation program is designed to motivate behaviors that cultivate shareholder value creation, provide rewards commensurate with company performance, reward executives for achieving financial and strategic objectives, and provide an appropriate balance between short-term and long-term and fixed and variable or at risk pay. The majority of our Named Executive Officers’ compensation is variable or at risk and contingent on performance. In designing our executive compensation program, establishing performance goals, and setting executive compensation packages, we conduct comprehensive benchmarking analyses to ensure compensation is competitive with market practices. Total compensation packages, as well as base salary, annual cash incentive opportunities, and target long-term equity awards, are evaluated against packages at comparative peer group companies. While target incentive opportunities are set by reference to a comparable market rate, our incentive plans provide for payouts to be based upon performance, which can result in payouts above or below Target levels.

Further information regarding our 2025 executive compensation program is provided in the section titled Fiscal 2025 Compensation Program and Committee Actions below.

(1)	Represents the Fiscal 2025 compensation mix for Michael J. Bender. This mix is not representative of our typical executive compensation program due to his mid-year appointment and the nature of the interim CEO arrangements. Figures in this graph are rounded.
(2)	Represents the average Fiscal 2025 compensation mix for the following Named Executive Officers: Jill Timm, Fred Hand, Nick Jones, and Christie Raymond.
(3)	Represents the annualized target compensation mix for Ashley Buchanan, our former CEO, assuming a full year of service in Fiscal 2025.
(4)	Represents the anticipated Fiscal 2026 target compensation mix for Michael J. Bender.

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Executive Compensation

Executive Compensation Governance and Processes

Governance and Meetings

Compensation Committee

The Committee is responsible for overseeing the establishment, maintenance, administration, and periodic review and evaluation of the Company’s compensation programs and policies that govern executive compensation. The Committee determines, and recommends to the Board, the Company’s framework or broad policy on executive compensation, the cost of such framework, and the specific compensation packages for each of the Company’s executives. Among other things, the Committee is responsible for:

●	reviewing and approving executive compensation packages;
●	overseeing our annual incentive program, including the establishment of appropriate performance goals;
●	overseeing our long-term equity incentive plans and programs;
●	approving awards to executives under the foregoing plans and programs;
●	annually evaluating risk considerations associated with our executive compensation programs; and
●	annually approving all compensation decisions for the Named Executive Officers included in the Summary Compensation Table.

The Committee meets regularly to review executive compensation matters. Before each meeting, the Chair, in collaboration with the Chief People Officer and the Chief Legal Officer and Corporate Secretary, approves the agenda. As appropriate, the Chair may invite members of management, other Directors, or third-party consultants to participate in portions of the meetings. While the Chief Executive Officer, Chief People Officer, and Chief Legal Officer and Corporate Secretary typically attend Committee meetings, they do not participate in executive sessions unless specifically invited. Throughout Fiscal 2025, the Committee held seven executive sessions without management present to discuss executive development and succession planning and to make compensation-related decisions.

The Committee evaluates the performance of our Named Executive Officers. Based on these evaluations and the findings from the key compensation reports discussed below, the members of the Committee, each of whom is an independent Director, make the final compensation decisions applicable to our Named Executive Officers.

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The Committee has the authority to retain and terminate any compensation consultant or independent legal, accounting, or other advisors in the Committee’s sole discretion. Before retaining any such advisor, the Committee reviews the proposed advisor’s independence, taking into account all relevant factors, including those specified by SEC regulations and the New York Stock Exchange listing standards. The Committee is solely responsible for the appointment, compensation, and oversight of the work performed by any such consultant or advisor. The Committee annually reconsiders independence, proposed fees, and overall engagement of any such outside advisor.

Independent Compensation Consultant

The Committee’s independent compensation consultant, Semler Brossy, provides research, survey information and analysis, incentive design expertise, and other analyses related to executive compensation levels and program design. Semler Brossy also updates the Committee on trends and developments related to executive compensation practices and provides its views to the Committee on best practices when evaluating executive compensation programs and policies. Semler Brossy participates in Committee meetings as invited by the Committee Chair. In Fiscal 2025, Semler Brossy participated in all Committee meetings related to both establishing the incentive plans and determining the payouts under said plans, providing the Committee with advice and counsel on the corresponding implications for both management and shareholders. Semler Brossy does not provide any other services to Kohl’s and does not have any business or professional relationships with any member of Kohl’s management team or the Committee. Accordingly, the Committee assessed the independence of Semler Brossy and determined that Semler Brossy is independent and does not have any conflict of interest.

Management

The Company's Chief Executive Officer, Chief People Officer, and Chief Legal Officer and Corporate Secretary work closely with the Committee in overseeing the executive compensation program and regularly attend Committee meetings. Specifically, they contribute to the design and implementation of the program by providing input on compensation components, performance goals, equity awards, and executive compensation packages.

Shareholders

At our 2025 Annual Meeting, approximately 55% of votes cast supported the approval of compensation paid to our Named Executive Officers, a level of support that was meaningfully lower than in prior years. As discussed under Shareholder Engagement and Outreach, this outcome prompted the Board and the Committee to conduct expanded outreach to better understand the factors influencing shareholder voting decisions and to gather perspectives on our compensation program. Through these discussions, shareholders reaffirmed their support for the fundamental principles of our program, including its emphasis on pay-for-performance. At the same time, investors identified opportunities for enhanced clarity regarding goal-setting rigor, the selection of performance measures, the alignment between incentive outcomes and shareholder value creation, and the use, structure and valuation of one-time awards. This feedback informed the Committee’s ongoing review of our policies and practices, specifically as we evaluate our approach to executive recruitment and incentive program design. The Board and the Committee remain committed to strong governance, thoughtful oversight, and continuous improvement of our executive compensation program. We will continue to evaluate enhancements that strengthen transparency, reinforce alignment with shareholder interests, and support sustainable, long-term value creation.

Performance Evaluations

The Committee follows a structured and disciplined approach to evaluating performance and ensuring the retention and reward of top talent. A key factor in determining executive compensation is each officer’s performance against predefined business objectives designed to drive long-term shareholder value. The CEO evaluates the performance of other executive officers annually and discusses these assessments with the Committee.

The Committee assesses the performance of the Chief Executive Officer and other executive officers, with the CEO providing input on the evaluations of Named Executive Officers excluding himself. Based on these evaluations and other factors, including those detailed in the key compensation reports detailed below, the independent members of the Committee make final compensation decisions with respect to the Named Executive Officers.

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Key Compensation Reports

The Committee evaluates a broad range of information to determine appropriate compensation levels for Named Executive Officers, including tally sheets and benchmarking analyses.

Tally Sheets

At least once a year, the Committee reviews a comprehensive executive compensation summary, or tally sheet, for each executive officer. These summaries provide a detailed overview of:

●	total compensation, including base salary, annual cash incentives, long-term equity incentive awards, health and welfare benefits, and perquisites;
●	the fair market value of the executive’s equity holdings, along with vesting schedules for unvested equity awards; and
●	potential severance benefits in the event of specific employment termination scenarios.

Tally sheets help the Committee assess the overall impact of compensation programs and illustrate the relationship between different compensation components. Alongside equity holding reports, these summaries highlight the wealth creation potential and retention value of unvested equity awards. Additionally, tally sheets provide a competitive context for evaluating compensation structures and benefit levels, including severance arrangements.

Benchmarking Analyses

Each year, the Committee’s independent compensation consultant conducts, and presents to the Committee, a comprehensive benchmarking analysis, comparing compensation paid to our executives to that of executives employed by a group of retailers that we refer to as our “Compensation Benchmarking Peer Group,” which is discussed in further detail below. The Committee evaluates each component of executive compensation individually, while also assessing overall compensation levels for Kohl’s senior officers relative to retail competitors and the broader marketplace, where appropriate. Rather than adhering to a fixed percentile target, the Committee determines competitive positioning of each executive’s compensation on a case-by-case basis. The Committee applies judgment and discretion in determining target compensation levels, considering not only market benchmarks but also factors such as company and individual performance, scope of responsibility, critical skills, experience, leadership potential, and succession planning.

At its meetings in both November 2024 and November 2025, the Committee reviewed detailed benchmarking reports provided by its independent compensation consultant for each of the executive officers covering:

●	base salaries;
●	target annual cash incentives;
●	target long-term equity incentive awards; and
●	total target compensation.

In making executive compensation decisions for Fiscal 2025, the Committee considered multiple factors, including the benchmarking analyses, tally sheets, and individual-specific considerations such as performance, role significance, tenure, experience, internal equity, and succession planning. The benchmarking data confirmed that executive compensation levels, including the amortized value of all outstanding equity awards, aligned with the Committee’s compensation philosophy, objectives, and prevailing market practices.

Other References

With the help of its independent compensation consultant, the Committee reviews numerous data sources to ensure we use the most relevant compensation information available in developing and administering our compensation programs. Our primary sources of industry compensation information are our peers’ public filings with the Securities and Exchange Commission and independent compensation surveys from industry recognized firms, including Korn Ferry and Equilar.

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Compensation Benchmarking Peer Group

The Committee has historically utilized a Compensation Benchmarking Peer Group to evaluate and refine our executive compensation practices. Given the dynamic nature of the retail industry, the Committee, in collaboration with its independent compensation consultant, conducts an annual review to ensure the peer group remains appropriate. Adjustments are made as necessary, particularly as several traditional competitors have faced financial distress, bankruptcy, or market exits. Maintaining a relevant and rigorous peer group is a challenge, but it is essential to ensuring competitive and fair compensation.

To establish the Compensation Benchmarking Peer Group, the Committee considers several key factors, including:

●	alignment with Kohl’s segment of the retail industry;
●	similarity in size, including revenues, total assets, and market capitalization;
●	complexity and scope of operations;
●	business model comparability;
●	competition with Kohl’s with respect to profits and talent; and
●	other industry-specific factors, such as growth trajectory and strategic priorities.

The Committee initially established the Compensation Benchmarking Peer Group in August 2021. Since the initial establishment of the peer group, the Committee has continued to review and evaluate the appropriateness of the Compensation Benchmarking Peer Group each August. Since its inception, the only modification to the peer group includes the removal of Bed, Bath & Beyond, Inc., following its bankruptcy, during the Committee’s review in August 2023.

In August 2025, the Committee reaffirmed that the below peer group remains appropriate as the Compensation Benchmarking Peer Group.

	Customer Segment			Product Segment
Company	High-End	Mid-Tier	Off-Price	Active/Shoes	Apparel	Home	Beauty	Multiline
Best Buy Co., Inc.
Burlington Stores, Inc.
Dick’s Sporting Goods, Inc.
Dollar Tree, Inc.
Foot Locker, Inc.
Gap, Inc.
Macy’s, Inc.
Nordstrom, Inc.
Ross Stores, Inc.
The TJX Companies, Inc.
Ulta Beauty, Inc.

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	Market Capitalization (1)	Revenue (1)
Company	($ Billions)	($ Billions)
The TJX Companies, Inc.	135.8	57.0
Best Buy Co., Inc.	14.6	41.4
Dollar Tree, Inc.	22.2	18.0
Macy’s, Inc.	3.3	22.8
Ross Stores, Inc.	41.7	21.3
	1.0	17.5	◀ Kohl’s Corporation
Gap, Inc.	7.7	15.2
Nordstrom, Inc. (2)	—	15.0	Went Private
Dick’s Sporting Goods, Inc.	16.5	13.6
Ulta Beauty, Inc.	21.3	11.4
Burlington Stores, Inc.	15.7	10.8
Foot Locker, Inc. (2)	2.4	7.9	Acquired by Dick's
(1)	All market capitalization and revenue data are rounded. Revenues are trailing twelve months and market capitalization is as of July 15, 2025.
(2)	Nordstrom, Inc. and Foot Locker, Inc. were included in the Committee’s review of the Compensation Benchmarking Peer Group based on publicly available data at the time of the analysis. Nordstrom, Inc. was taken private in May 2025 and Foot Locker, Inc. was subsequently acquired by Dick’s Sporting Goods, Inc. in September 2025.

The Committee believes that the Compensation Benchmarking Peer Group comprises retail companies that meet the established criteria and provide a suitable range of revenue and market capitalization for effectively comparing Kohl’s compensation practices in the near term.

Fiscal 2025 Compensation Program and Committee Actions

Our compensation programs are designed to provide an appropriate balance of short and long-term compensation, fixed and variable or at risk pay, and cash and equity-based compensation, as well as reflect our philosophy of providing pay for performance. Our Named Executive Officers’ total compensation in Fiscal 2025 was comprised of:

●	base salary;
●	annual cash incentive compensation;
●	long-term equity incentive awards; and
●	perquisites.

Base Salary

Each Named Executive Officer receives a fixed salary, providing a stable source of income to compensate them for their day-to-day leadership and management of the Company. The Committee reviews salaries at least annually at the start of the fiscal year, considering factors such as individual performance, overall company performance, market positioning, promotions, expanded responsibilities, inflation, and prior compensation adjustments. To foster internal equity, salary adjustments for our Named Executive Officers are generally aligned with those of the broader management team. However, the Committee retains discretion to deviate from this approach to address specific considerations, such as an executive’s responsibilities, experience, competitive market data, and retention needs. In determining appropriate salary levels, the Committee references market data from peer companies, including published survey data and proxy statement disclosures from the Compensation Benchmarking Peer Group. While market data provides a valuable benchmark, the Committee considers a range of additional factors, including competitive conditions for the role, geographic location, and the executive’s individual contributions and leadership impact.

In setting Mr. Bender’s salary upon his appointment as both Interim CEO and Chief Executive Officer, the Committee considered the compensation arrangements of the then-current CEO, adjustments based on the factors noted above, and market practices informed by data from peer companies’ public filings.

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Executive Compensation

The Committee made no adjustments to the Name Executive Officers’ base salaries for Fiscal 2025. The Named Executive Officers’ 2024 and 2025 annualized base salaries are further detailed in the table below.

Named Executive Officer	2024 Base Salary (1) ($)	2025 Base Salary (1) ($)	Adjustment (%)
Michael J. Bender	—	1,475,000	—%
Jill Timm	950,000	950,000	—%
Fred Hand	900,000	900,000	—%
Nick Jones	900,000	900,000	—%
Christie Raymond	725,000	725,000	—%
Ashley Buchanan	1,475,000	1,475,000	—%

(1)	Represents annualized base salary. The base salaries paid to the Named Executive Officers in Fiscal 2024 and 2025 are set forth in the Summary Compensation Table.

Annual Cash Incentive

Our Annual Incentive Plan is designed to:

●	motivate and reward eligible executives, including Named Executive Officers, by aligning their performance with Kohl’s short-term financial objectives;
●	provide competitive, performance-based incentives to drive company-wide success;
●	recognize individual contributions; and
●	foster teamwork and collaboration.

Annual incentives are directly tied to financial performance goals that will enable Kohl’s to meet or exceed our short-term financial plans and support the Company’s long-term strategy. For annual cash incentives to be awarded at or above the Threshold level under the Annual Incentive Plan, Kohl’s must meet or exceed the financial goals set by the Committee at the start of the fiscal year. The Committee has typically based incentive payout opportunities on objective performance goals tied to the Company’s absolute results.

Performance Measures, Modifier, Goals, and Target Cash Incentives

Performance Measures

For Fiscal 2025, the Committee established Merchandise Sales (60%) and Operating Margin (40%) as the performance measures for the Annual Incentive Plan, consistent with the performance measures and weightings established in Fiscal 2024. These measures were maintained to ensure a continued focus on profitability and revenue generation. The Committee believes these two measures provide a balanced view of our financial performance and align executive payouts with the core drivers of shareholder value—top-line growth and disciplined operational efficiency.

Performance Index Modifier

Additionally, a Threshold payment may be earned if Kohl’s Net Sales and/or Net Income, as a percentage of Total Revenue, surpass a weighted Performance Index, which for 2025 was determined using the results of eight retailers, as listed below, selected for their alignment with Kohl’s customer and product categories.

● Macy’s Inc.	● Nordstrom, Inc.
● Gap, Inc.	● Ross Stores, Inc.
● The TJX Companies, Inc.	● Dick’s Sporting Goods, Inc.
● Foot Locker, Inc.	● Ulta Beauty, Inc.

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Performance Goals

The Committee follows a disciplined process to establish performance goals that are challenging yet achievable, rigorous, and aligned with shareholder interests. Our goal-setting process includes:

●	Direct Alignment with the Annual Operating Plan. Performance goals are based directly on the Annual Operating Plan established for the business and approved by the Board of Directors at the beginning of each fiscal year. The performance goals, at Target, are aligned with the Company’s projected performance set forth in the Annual Operating Plan. By anchoring our Target levels to the Annual Operating Plan, we tie executive incentives to the specific strategic and financial objectives approved by the Board of Directors.
●	Historical and Peer Analysis. When setting the Threshold and Maximum goals, the Committee reviews historical company performance, the current economic environment, and marketplace practices, including those of our peer group. We adjust for macroeconomic factors, such as consumer trends and supply chain costs, present at the time the Annual Operating Plan is finalized.
●	Sensitivity Analysis. The Committee conducts a sensitivity analysis to confirm that Maximum payouts require performance significantly above the Annual Operating Plan, while Threshold payouts represent the minimum acceptable results for any incentive payout.

In establishing the performance goals based on the Annual Operating Plan, the Committee balanced setting challenging goals with maintaining a realistic line of sight for participants. While the Annual Operating Plan reflected an expectation of lower sales and a reduced operating margin relative to Fiscal 2024 due to, among other factors, macroeconomic realities, such as tariff impacts and inflationary pressures impacting our customers, the Committee implemented a steeper pay-for-performance curve (as discussed below) to ensure that meaningful incentive payouts require significant execution against the Annual Operating Plan. This approach reinforces the principle that cash incentives are earned rewards for controllable performance, focusing executives on the specific, Board-approved operational milestones necessary to drive the Company's long-term recovery.

To further strengthen the rigor of the program, the Committee increased the difficulty of reaching Maximum payouts. Specifically, the Maximum goal for Merchandise Sales was increased to 105% of Target, up from 104%, and the Maximum goal for Operating Margin was increased to 125% of Target, up from 120%. These adjustments ensure that Maximum payouts are reserved for significant outperformance relative to the Annual Operating Plan. Additionally, the Committee reduced the payout for achieving Threshold performance from 25% to 15% of Target, reducing the financial reward for minimum performance and further aligning compensation outcomes with shareholder interests.

(1)	Operating Margin result is adjusted to exclude specified charges and gains that are not indicative of our core operating performance related to real estate and workforce rationalization actions (including asset impairments, severance, and other exit costs related to fulfillment center and store closures) and the gain from a credit card interchange fee lawsuit settlement, as disclosed in the "GAAP to Non-GAAP Reconciliation" section of our Annual Report on Form 10-K for the fiscal year ended January 31, 2026.

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Target Cash Incentives

The AIP continues to follow a target-based approach, where participants earn cash incentives as a percentage of their base salary, with payouts determined through straight-line interpolation between the Threshold, Target, and Maximum performance levels and tied to each participant’s level within the Company.

The percentages set for the Named Executive Officers for Fiscal 2025 were:

	Threshold	Target	Maximum
Named Executive Officer	(15%)	(100%)	(200%)
Michael J. Bender	26.25%	175%	350%
Jill Timm	19.50%	130%	260%
Fred Hand	19.50%	130%	260%
Nick Jones	21.00%	140%	280%
Christie Raymond	16.50%	110%	220%
Ashley Buchanan	26.25%	175%	350%

Cash Incentives Earned in Fiscal 2025

Consistent with its pay for performance model, in February 2026, the Committee reviewed the Company’s Fiscal 2025 performance and determined the following payout:

Performance Measure	Weight	Result	Weighted Payout %
Merchandise Sales	60%	$14.724B	176%
Operating Margin	40%	3.3% (1)	200%
Overall Achievement			185.4%
(1)	Adjusted to exclude specified charges and gains that are not indicative of our core operating performance related to real estate and workforce rationalization actions (including asset impairments, severance, and other exit costs related to fulfillment center and store closures) and the gain from a credit card interchange fee lawsuit settlement, as disclosed in the "GAAP to Non-GAAP Reconciliation" section of our Annual Report on Form 10-K for the fiscal year ended January 31, 2026.

Because Merchandise Sales and Operating Margin performance exceeded Threshold, the Performance Index Modifier was not applicable in Fiscal 2025.

The corresponding cash incentives earned by the Named Executive Officers based on this result were as follows:

Cash Incentive Payout
Named Executive Officer	($)
Michael J. Bender (1)	3,641,818
Jill Timm	2,289,690
Fred Hand (2)	2,169,180
Nick Jones	2,336,040
Christie Raymond	1,478,565
Ashley Buchanan (3)	—
(1)	Pursuant to the Letter Agreement dated May 16, 2025, Mr. Bender’s annual cash incentive for Fiscal 2025 was prorated to reflect his actual days of service during the fiscal year.
(2)	As previously disclosed, Mr. Hand will retire effective April 3, 2026. He remained eligible and received an annual cash incentive for Fiscal 2025, as he completed the full year of service. He will not be eligible to receive a cash incentive in Fiscal 2026 following his retirement.
(3)	Mr. Buchanan did not earn an annual cash incentive for Fiscal 2025 in accordance with the terms of his previously disclosed Executive Compensation Agreement and the eligibility provisions of the Annual Incentive Plan.

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Executive Compensation

Long-Term Equity Incentive Awards

Long-term equity incentive awards, granted under our 2024 Long-Term Compensation Plan, are designed to align executive interests with shareholder returns, reward sustained performance, incentivize future performance, and promote retention. Equity awards made to our Named Executive Officers are typically set and considered on an annual basis. The Committee has discretion over the types of long-term equity awards granted but has historically favored a mix of PSUs and RSUs to balance performance-based and time-based incentives. The Committee determines the appropriate mix of time-based and performance-based awards, considering the Company’s strategic objectives at the time of the grant.

To monitor equity usage under our shareholder-approved equity pool, the Committee conducts quarterly reviews of the share overhang (grants outstanding plus remaining equity available for grants as a percentage of total outstanding shares) and the run rate (the number of awards granted annually as a percentage of total outstanding shares).

Annual LTIP Awards – Awards Granted in 2025

In early 2025, the Committee reaffirmed its commitment to a performance-weighted incentive structure by establishing a framework designed to drive the execution of our foundational reset. Detailed below are the specific design elements of the 2025 LTIP, including the award mix and vesting period, performance measures and modifiers, and performance goals and the applicable performance period.

Award Mix and Vesting Period

For Fiscal 2025, the Committee maintained a majority performance-based award mix, consisting of 60% PSUs and 40% RSUs. This weighting continues to outpace the retail marketplace and our peer group. The Committee believes this 60/40 structure provides the appropriate balance of retention and performance-based incentive while reaffirming our commitment to a compensation framework that is predominantly performance-based.

●	PSUs (60%). PSUs align executive compensation with critical financial performance goals and are subject to a TSR Modifier, which can adjust the number of shares that vest based on Kohl’s relative TSR over the performance period. Any PSUs earned vest following completion of the three-year performance period.
●	RSUs (40%). RSUs serve as a retention tool and strengthen the alignment between executive and shareholder interests. Beginning in Fiscal 2025, the Committee transitioned to a three-year ratable vesting schedule. This adjustment aligns our equity program with prevailing peer group practices and ensures our compensation structure remains a compelling tool for attracting and retaining high-caliber leadership in a highly competitive retail environment.

For the 2025 annual LTIP grant, the Committee approved awards with the following dollar-denominated values, assuming achievement of Target performance for the PSU portion:

Grant Date Target Dollar Value of
Annual 2025 LTIP Awards (1)
Named Executive Officer	($)
Michael J. Bender (2)	—
Jill Timm	2,299,993
Fred Hand (3)	2,000,003
Nick Jones	2,299,993
Christie Raymond	1,500,002
Ashley Buchanan (4)	9,000,005
(1)	The ultimate value of these awards is dependent upon Kohl’s actual performance for the 2025-2027 performance period (PSUs) and the market value of Kohl’s stock at the time of vesting (PSUs and RSUs).
(2)	Mr. Bender did not participate in the 2025 LTIP. In connection with his appointment as Interim CEO, he received a one-time equity incentive award of RSUs valued at $3,775,000 on the May 16, 2025 grant date. These RSUs are subject to service-based vesting conditions, as set forth in the previously disclosed Restricted Stock Unit Agreement and described in further detail under “Other Long-Term Equity Awards.”
(3)	As previously disclosed, Mr. Hand will retire effective April 3, 2026, and the entirety of the PSU portion of this award and all unvested RSUs from this award will be forfeited in accordance with the terms of the award agreements.
(4)	Mr. Buchanan departed Kohl’s on April 30, 2025. As described elsewhere in this Proxy Statement, Mr. Buchanan forfeited the entirety of this award upon his termination for “Cause” in accordance with the terms of the respective Executive Compensation Agreement, award agreements, and incentive plans.

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Performance Measures

The Committee maintained Net Sales (50%) and Operating Margin (50%), and their respective weighting, as the performance measures for the PSUs to drive continued focus on the Company’s core transformation drivers.

The Committee carefully designed the 2025-2027 LTIP performance measures to align executive incentives with the Company’s primary strategic objectives during this critical foundational reset. By focusing exclusively on Net Sales and Operating Margin, the Committee prioritizes two fundamental drivers of our business transformation: top-line recovery and operational efficiency. This streamlined approach eliminates potential measure dilution and provides the leadership team with a clear mandate to drive growth and expand profitability. The Committee determined that while Operating Cash Flow (eliminated in Fiscal 2024) remains a vital indicator of financial health, it is currently a secondary outcome of the successful execution of our sales and margin reset. By concentrating 100% of the PSU financial weighting on these two pure operational drivers, the Committee ties executive rewards directly to the realization of our most urgent transformational milestones and the creation of long-term shareholder value.

The Committee acknowledges that these measures align closely with the Fiscal 2025 AIP, which utilizes Merchandise Sales and Operating Margin. The Committee determined that this overlap is appropriate and necessary given the Company's current foundational reset. By aligning short-term cash incentives and long-term equity incentives around similar critical financial performance indicators, the Committee aims to align and focus the leadership team on the specific objectives required to stabilize and grow the business over the long-term. However, the LTIP differentiates itself through its settlement in equity, aligning realized value with stock price performance, and the application of three-year relative performance modifiers (discussed below).

Performance Modifiers

In addition to Net Sales and Operating Margin performance measures, the 2025-2027 PSU awards include two potential modifiers:

●	Performance Index Modifier: If Threshold Net Sales and Operating Margin are not met, a Threshold payout may still be earned if Kohl’s Net Sales and/or Net Income, as a percentage of Total Revenue, over the three-year performance period exceeds the weighted average results of the Performance Index Group (as detailed on page 83) over the same period.
●	Total Shareholder Return (TSR) Modifier: Consistent with past LTIP grants, the number of PSUs earned may be adjusted based on Kohl’s relative TSR performance compared to the TSR Modifier Group (described below) during the three-year performance period, as follows:
●If Kohl’s TSR ranks in the top quartile, the number of PSUs earned will increase by 25%.
●If Kohl’s TSR falls in the bottom quartile, the number of PSUs earned will decrease by 25%.
●No adjustment will be made if Kohl’s TSR ranks in the second or third quartile.

The TSR Modifier Group consists of a broad selection of retailers that has remained largely consistent year-over-year, with adjustments generally made when companies go out of business or cease being publicly traded. Other than the removal of Express, Inc. in 2025, the group remained unchanged from 2024.

● Abercrombie & Fitch Co.	● Designer Brands, Inc.	● Ross Stores, Inc.
● American Eagle Outfitters, Inc.	● Dollar Tree, Inc.	● Target Corporation
● Best Buy Co., Inc.	● Foot Locker, Inc. (1)	● The TJX Companies, Inc.
● Burlington Stores, Inc.	● Gap, Inc.	● Ulta Beauty, Inc.
● Carter’s, Inc.	● The Home Depot, Inc.
● The Children’s Place, Inc.	● Macy’s Inc.
● Dick’s Sporting Goods, Inc.	● Nordstrom, Inc. (1)
● Dillard’s, Inc.	● PVH Corp.
(1)	As of the grant date, the TSR Modifier Group included Foot Locker, Inc. and Nordstrom, Inc. Following their respective corporate transactions—Nordstrom’s privatization (May 2025) and Foot Locker’s acquisition by Dick’s Sporting Goods, Inc. (September 2025)—both companies will be excluded from the relative TSR calculation for this award cycle in accordance with the terms of the PSU award agreements.

These modifiers further align long-term equity incentive awards with both absolute financial performance and relative shareholder returns.

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Executive Compensation

Performance Goals and Performance Period

As with the AIP, the Committee set objective Net Sales and Operating Margin goals with reference to the Company’s Annual Operating Plan, focusing in Fiscal 2025 on goals designed to incentivize the stabilization and performance required to drive transformation and long-term value creation.

The Committee approved a temporary shift to a one-year financial measurement period for the Net Sales and Operating Margin measures of the 2025-2027 PSUs. Accordingly, these metrics are measured only with respect to Fiscal 2025 rather than cumulatively over the three-year performance period. The Committee’s decision was informed by several key factors:

●	Driving Team Alignment and Engagement. The Committee determined that this shift would further align the Kohl’s leadership team around important near-term objectives based on the Company’s Annual Operating Plan. Among the Committee’s priorities for 2025 was building and aligning an integrated and talented retail management team, recognizing that Kohl’s has undergone significant organizational change in recent years, executives are operating within a challenging retail environment, and it is critical that the Company provide total compensation packages that enable it to attract, motivate, and retain key talent—and, importantly, focus talent on the achievement of strategic objectives. As such, the Committee considered the totality of circumstances—including organizational changes, the pace of change underway, broader market dynamics and unpredictability, and recent pay outcomes—and determined that a one-year financial measurement period, with specific rigorous yet achievable goals, coupled with three-year modifiers, was appropriate to align and engage the team around these important strategic and financial objectives during a time of transition.
●	Prioritizing Rigor in a Turbulent Environment. As previewed, the Committee considered broader retail market dynamics, prevailing market headwinds, and the pace of progress at Kohl’s. These factors together limited the Committee’s visibility and ability to set rigorous yet achievable goals without significant uncertainty bands over a three-year period. The Committee determined that, for Fiscal 2025, utilizing a one-year financial measurement period, with precise goals based on the Annual Operating Plan, would allow for the establishment of more challenging yet realistic goals, reduce the Committee’s dependence on wide uncertainty bands typically required for three-year forecasts, and support rigorous yet achievable goal setting.
●	Market Alignment and Industry Benchmarking. This temporary design adjustment aligns with a broader trend across the retail industry, reflective of the aforementioned market dynamics and challenges with setting rigorous yet achievable three-year financial performance goals. With the support of the Committee’s independent compensation consultant, the Committee conducted extensive benchmarking of peer and industry LTIP practices, which showed that nearly half of Kohl’s closest peers, including those with whom we compete for talent, used either a one-year or two-year financial measurement period, citing the importance of effectively navigating current market dynamics and unpredictable consumer behaviors. By following this market practice, the Committee ensured the program remained competitive and relevant during a period of industry volatility.

Despite this change, the awards maintain a long-term focus. The 2025-2027 PSUs vest only after the three-year performance period concludes. This vesting condition ensures that realization of any value from these awards is tied to continued service and leadership through the full three-year period, subject to the terms of the Long-Term Compensation Plan and award agreements. Moreover, the 2025-2027 PSUs remain subject to the Performance Index and TSR Modifiers, both measured over the three-year performance period to maintain long-term alignment with our shareholders.

Although the final number of 2025-2027 PSUs earned will not be determined until the three-year performance period concludes due to the TSR Modifier, in early 2026, the Committee certified the Fiscal 2025 Net Sales and Operating Margin results below, which would have resulted in an above Target but below Maximum formulaic payout of 179.7%.

In reviewing the potential pay outcomes, the Committee believed it was appropriate to apply an objective “banking” framework, which resulted in capping payouts at 127% of Target to moderate the impact of the one-year financial measurement period, while aligning executive outcomes with the shareholder experience. Specifically, the “banking” framework reflects the outcome that would have resulted if the Fiscal 2025 Net Sales and Operating Margin performance was “banked” and notionally weighted as only one year of a three-year performance period. By averaging the actual 2025 outperformance with the assumed Target performance for the subsequent two years, the Committee established an approved cap of 127% of Target for the financial component of the 2025-2027 PSUs. This approach acknowledges the achievement of performance goals that outpaced the Annual Operating Plan, without modifying goals or providing an outsized award for the trailing two years, while also recognizing that the underlying performance horizon had been shortened from our typical three-year measurement period.

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2025-2027 PSUs Performance Measure	Weight	Threshold	Target	Maximum	2025 Result
Net Sales	50%	$13.775B	$14.349B	$15.066B	$14.775.4B
		(96% of Target)	(100% of Target)	(105% of Target)
Operating Margin	50%	1.9%	2.2%	2.6%	3.3% (1)
		(85% of Target)	(100% of Target)	(120% of Target)
Payout % Factor (Formulaic)		50%	100%	200%	179.7%
Payout % Factor (After 127% Cap)		—	—	—	127% *
	* Final payout remains subject to TSR Modifier
(1)	Adjusted to exclude specified charges and gains that are not indicative of our core operating performance related to real estate and workforce rationalization actions (including asset impairments, severance, and other exit costs related to fulfillment center and store closures) and the gain from a credit card interchange fee lawsuit settlement, as disclosed in the "GAAP to Non-GAAP Reconciliation" section of our Annual Report on Form 10-K for the fiscal year ended January 31, 2026.

The number of 2025-2027 PSUs at Target, the formulaic payout of 179.7%, and the cap of 127% for each of the eligible NEOs is as follows:

	Number of	Number of 2025-2027	Number of
	2025-2027 PSUs	PSUs at 179.7%	2025-2027 PSUs
	at Target (1)	Formulaic Payout (2)	at 127% Cap (3)
Named Executive Officer	(#)	(#)	(#)
Jill Timm	163,934	294,589	208,196
Fred Hand (4)	142,551	—	—
Nick Jones	163,934	294,589	208,196
Christie Raymond	106,913	192,124	135,780
(1)	The figures in this column represent the number of PSUs, at Target, for each of the NEOs eligible to earn the 2025-2027 PSUs as of January 31, 2026. These figures include the PSUs originally awarded on March 31, 2025, plus dividend equivalents accrued thereon through January 31, 2026.
(2)	The figures in this column represent the number of PSUs that could have been earned at the 179.7% formulaic payout, but which is no longer available due to the 127% cap implemented by the Committee. These figures include the PSUs originally awarded on March 31, 2025, plus dividend equivalents accrued thereon through January 31, 2026. As described above, the 2025-2027 PSUs remain subject to the TSR Modifier. Reported amounts do not reflect the potential impact of the TSR Modifier (+/- 25%), which will be applied following the conclusion of the 2025-2027 performance period.
(3)	The figures in this column represent the number of PSUs as adjusted downward to the 127% cap implemented by the Committee. These figures include the PSUs originally awarded on March 31, 2025, plus dividend equivalents accrued thereon through January 31, 2026. As described above, the 2025-2027 PSUs remain subject to the TSR Modifier. Reported amounts do not reflect the potential impact of the TSR Modifier (+/- 25%), which will be applied following the conclusion of the 2025-2027 performance period.
(4)	Mr. Hand will forfeit the entirety of his 2025-2027 PSU award upon his previously disclosed retirement effective April 3, 2026.

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Executive Compensation

Awards Based on 2023-2025 Performance

In March 2023, the Committee granted long-term performance-based equity awards, with payouts to be based on three-year cumulative Net Sales (weighted at 50%), Operating Margin (weighted at 25%), and Operating Cash Flow (weighted at 25%). In addition to these objective performance goals, final 2023-2025 PSU awards were subject to the Performance Index Modifier and the TSR Modifier, as described above with respect to the 2025-2027 LTIP.

Given leadership transitions, the following Named Executive Officers participated in the 2023-2025 LTIP: Jill Timm, Fred Hand, Nick Jones, and Christie Raymond. Mr. Bender and Mr. Buchanan were not eligible to participate in the 2023-2025 LTIP, as they were not employed by the Company at the time these awards were granted.

In early 2026, the Committee calculated, then certified, the 2023-2025 cumulative Net Sales, Operating Margin, and Operating Cash Flow performance as follows:

Goal	Weight	Result		Weighted Payout (%)
Cumulative Net Sales	50%	$46.747B		—
Cumulative Operating Margin	25%	3.5%	(1)	—
Cumulative Operating Cash Flow	25%	$3.135B	(2)	—
Overall Achievement				—
(1)	Adjusted to exclude unusual expenses incurred and accrued with respect to proxy contest and the potential sale process in 2023. Operating Margin with respect to Fiscal 2024 and 2025 is adjusted to exclude specified charges and gains that are not indicative of our core operating performance related to real estate and workforce rationalization actions (including asset impairments, severance, and other exit costs related to fulfillment center and store closures) and the gain from a credit card interchange fee lawsuit settlement, as disclosed in the "GAAP to Non-GAAP Reconciliation" section of our Annual Report on Form 10-K for the fiscal year ended January 31, 2026.
(2)	Adjusted to exclude unusual expenses incurred and accrued with respect to proxy contest and the potential sale process in 2023. Operating Cash Flow with respect to Fiscal 2025 is adjusted to exclude specified charges and gains that are not indicative of our core operating performance related to real estate and workforce rationalization actions (including asset impairments, severance, and other exit costs related to fulfillment center and store closures) and the gain from a credit card interchange fee lawsuit settlement, as disclosed in the Company’s financial statements included in the Annual Report on Form 10-K for the fiscal year ended January 31, 2026.

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Executive Compensation

As previously disclosed, the 2023-2025 PSUs included a Performance Index Modifier, which provides a Threshold payout if the Net Sales, Operating Margin, and Operating Cash Flow performance goals were not achieved, provided the Company’s Adjusted Net Sales and/or Net Income growth exceeds that of the weighted average of the Performance Index Group selected by the Committee for the 2023-2025 performance period. While the performance goals were not met, the Committee certified that Kohl’s Adjusted Net Income growth exceeded the weighted average of the Performance Index Group, as detailed in the table below. Consequently, a Threshold payout representing 50% of the PSUs at Target was earned.

			Domestic Net Sales/Revenue			Adjusted Net Income			Adjusted Net Income
			(in 000's, except Growth)			(in 000's, except Growth)			as a Percentage of Domestic Net Sales/Revenue (2)
Company	Initial Weight	Redistributed Weight (1)	2023-2025 Average	2022	Growth (3)	2023-2025 Average	2022	Growth (3)	2023-2025 Average	2022	Growth (3)
Macy's	20%	30.78%	$22,383	$24,442	-2.6%	$767	$1,228	-11.6%	3.4%	5.0%	-1.6%
Gap	15%	23.08%	$13,273	$13,201	0.1%	$732	($145)	139.6%	5.5%	-1.1%	6.6%
Nordstrom	15%	0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Ross Stores	10%	15.38%	$21,419	$18,696	2.2%	$2,037	$1,512	5.3%	9.5%	8.1%	1.4%
The TJX Companies	10%	15.38%	$44,383	$38,809	2.2%	$4,853	$3,664	5.0%	10.9%	9.4%	1.5%
Bed Bath & Beyond	10%	0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Foot Locker	10%	0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Dick's Sporting Goods	10%	15.38%	$14,547	$12,368	2.7%	$1,153	$1,065	1.3%	7.9%	8.6%	-0.7%
Performance Index Group Weighted Result					4.7%			139.6%			1.38%
Kohl's Result ▶			$15,582	$17,161	-9.2%	$223	($19)	1274.6%	1.4%	-0.1%	1.5%
			Did not beat weighted Domestic Net Sales/Revenue result of the Performance Index Group			Beat weighted Adjusted Net Income result of the Performance Index Group			Beat weighted Adjusted Net Income as a Percent of Sales result of the Performance Index Group
(1)	In accordance with the award agreement, companies that are no longer publicly traded (e.g., due to M&A activity, privatization, or bankruptcy) were removed from the Performance Index Group, and their weightings were redistributed proportionately among the remaining constituents.
(2)	While not required by the award agreement, the Committee also compared Adjusted Net Income as a Percentage of Sales to the weighted result of the Performance Index Group and determined that Kohl’s results outperformed the weighted results of the Performance Index Group.
(3)	Growth is measured as the change in Net Sales or Adjusted Net Income from the 2022 base year compared to the average results of the subsequent three-year period. For the Performance Index Group, growth is calculated using the redistributed weightings of its constituents to determine the overall index result. Figures are presented as both company-specific weighted measures and a collective group weighted result.

The 2023-2025 PSUs were also subject to the TSR Modifier, which adjusts payouts based on Kohl’s relative TSR performance against the TSR Modifier Group. For the 2023-2025 performance period, the Company’s relative TSR was in the 35th percentile. In accordance with the terms of the 2023-2025 LTIP, because relative TSR was above the 25th percentile and below the 75th percentile, the Committee applied no upward or downward TSR modification to the final 2023-2025 PSU awards.

The number of awards, at Target, and the PSUs actually earned for the 2023-2025 performance period were as follows:

		Number of PSUs Actually
	Number of PSUs at Target for	Earned for 2023-2025
	2023-2025 Performance Period (1)	Performance Period
Named Executive Officer	(#)	(#)
Jill Timm	64,706	32,354
Fred Hand	24,146	12,073
Nick Jones	61,624	30,813
Christie Raymond	41,597	20,799
(1)	The figures in this column reflect the number of PSUs, at Target, including the PSUs originally granted on March 27, 2023, plus dividend equivalents, for all NEOs except Fred Hand. For Fred Hand, this figure represents a prorated 2023-2025 PSU award made on October 13, 2023, plus dividend equivalents, per the terms of his previously disclosed offer letter.

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Executive Compensation

Other Long-Term Equity Awards

From time to time, long-term equity incentive awards are granted to Named Executive Officers outside of the annual LTIP cycle to support specific business needs, such as recruitment, promotion, or retention. Mindful of shareholder feedback, the Committee is committed to using such off-cycle awards sparingly, reserving them for critical circumstances such as leadership transitions where stability and continuity are paramount.

In Fiscal 2025, the Committee approved the following off-cycle equity award in connection with Mr. Bender’s appointment as Interim Chief Executive Officer, which occurred in May 2025:

●	Interim CEO Grant. On May 16, 2025, Mr. Bender received a one-time award of RSUs with a grant date fair value of $3,775,000. In light of this award and his assumption of an executive role, Mr. Bender did not receive the annual equity grant that he otherwise would have received for his service as a Non-employee Director, and he did not receive an award under our Fiscal 2025 LTIP program. Furthermore, he received no additional equity award upon his appointment as CEO in November 2025; his next grant was made on March 30, 2026, consistent with the 2026 LTIP cycle applicable to the Company’s other NEOs.
●	Determination of Value. The Committee determined the value of the award after reviewing market benchmarks for interim CEO compensation and considering the expansion of duties required to navigate the leadership transition. The Committee calibrated the value of Mr. Bender’s award with reference to awards issued to prior Kohl’s CEOs and other external data points such as observed market practice. The Committee believes that this value represented a conservative approach and aligned with historical Company precedent. The Committee determined this amount was appropriate to compensate Mr. Bender for the expansion of his duties and in lieu of the equity award he would have received for his service as a Non-employee Director.
●	Award Type. The Committee determined that RSUs, rather than PSUs, were the most appropriate vehicle. At the time of the grant, the Committee recognized the potentially short-term, transitional nature of the interim role and reviewed applicable benchmarking, which confirmed that RSUs are a prevalent market practice for interim equity grants. The Committee concluded that PSUs—which are subject to a three-year performance period—were incongruent with the unspecified duration of an interim appointment. By utilizing RSUs, the Committee prioritized operational stability and immediate alignment with shareholder interests, as the realized value of the award fluctuates directly with the Company’s stock price, incentivizing Mr. Bender to preserve and create value while the Board conducted its search.
●	Alignment with Service Duration. To further align the equity award with the nature of the interim role as it was structured at the time of grant, the award value is directly tied to the length of his service. While 100% of the RSUs will vest on the first anniversary of the grant date, in the event Mr. Bender’s employment terminates before May 16, 2026, for reasons other than Cause or as a result of his resignation (which both result in forfeiture), Mr. Bender will be entitled to receive a prorated number of RSUs based on the number of days he served in the Chief Executive Officer role. This proration feature was designed to ensure Mr. Bender was compensated strictly for the period he led the Company, preventing a windfall if his service ends prior to the one-year vesting date.
●	Shareholder Feedback. As described under Shareholder Engagement and Outreach, the Company engaged in dialogue with shareholders regarding the Company’s executive compensation program, with investors generally expressing appreciation for the Company’s overarching compensation philosophy and the disciplined structure of this specific award. Shareholders specifically noted that the size and design of Mr. Bender’s grant—including the proration features and the decision to forego additional awards upon his appointment as CEO in November 2025—demonstrated a measured approach to executive transition.

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Perquisites

We provide our Named Executive Officers with certain perquisites in order to create a competitive total compensation package that supports recruitment and retention of key talent. The perquisites provided in Fiscal 2025 are summarized below.

Perquisite	Amount for CEO, CFO, and Chief Merchandising Officer		Amount for Other NEOs
Personal use of aircraft (1)	• Current CEO	$200,000 per year	$0 per year
	• Former CEO	$180,000 or 30 hours per year
	• CFO & CMO	$0 per year
Automobile expense allowance (2)	• CFO & CMO	$18,000 per year or company-leased automobile	$18,000 per year
Personal financial advisory services	Up to $10,000 per year		Up to $10,000 per year for both personal
Personal tax advisory services	No fixed limit		financial and tax advisory services combined
Supplemental health care plan (3)	• Current CEO	$0 per year	Up to $25,000 per year
(medical expenses not covered by insurance)	• Former CEO	Up to $50,000 per year
	• CFO & CMO	Up to $50,000 per year
Charitable contribution matching (4)	Up to $10,000 per year		Up to $10,000 per year
Supplemental term life, long-term disability, and accidental death and dismemberment insurance	At cost to the Company		At cost to the Company
Executive privacy and security services (5)	At cost to the Company		At cost to the Company
(1)	For increased safety and efficiency, our current Chief Executive Officer is, and our former Chief Executive Officer was, permitted to use the company owned or chartered aircraft for business purposes and personal travel. This usage is governed by our Corporate Aircraft Policy, which includes guidelines for annual reporting to the Audit and Compensation Committees and reporting for SEC disclosure and tax purposes. For Fiscal 2025, the value of the personal use of company aircraft benefit for Michael J. Bender, in his interim role, was limited to $135,000 in aggregate incremental cost per year. At its November 2025 meeting, the Committee increased the value of this benefit to $200,000 per year. This adjustment recognizes that travel between Mr. Bender’s primary residence and the Company’s offices, particularly during his interim service, including associated repositioning or “deadhead” segments, is classified as personal use and therefore charged against the personal use allowance. Additionally, in late 2025 and early 2026, Kohl’s sold its corporate aircraft and transitioned to a fractional lease arrangement. The increase to Mr. Bender’s personal use benefit also accounts for this transition to ensure the benefit remained comparable under the new program. For Fiscal 2025, Ashley Buchanan, our former CEO, was limited to a maximum of $180,000 in aggregate incremental cost per year or 30 hours per year.
(2)	In Fiscal 2025, the Committee discontinued the automobile expense allowance for all new executive hires and promotions. Executives who previously received this benefit will continue to receive it under a legacy status; however, our CEO was not eligible for and does not receive this benefit. Our CFO and Chief Merchandising Officer have a capped annual automobile expense reimbursement allowance of $18,000 or they may choose a company-leased automobile.
(3)	In Fiscal 2025, the supplemental health care plan was closed to new entrants. Accordingly, Mr. Bender is not eligible for and does not participate in this plan. However, executives who previously participated in this plan will remain eligible to receive these benefits under legacy status.
(4)	The charitable contribution matching benefit is available to all Kohl’s associates at this same matched amount.
(5)	The Committee views the personal safety and security of our senior executives as of paramount importance to the Company’s operations. In Fiscal 2025, the Committee authorized a program to provide personal data privacy protection services to our Named Executive Officers. This service includes online exposure reviews to identify vulnerabilities, active removal of personal information from data aggregator databases, and continuous dark web monitoring for compromised credentials. In addition to the privacy services provided to all Named Executive Officers, the Committee approved select security services for Mr. Bender in connection with his appointment as CEO. Based on an independent security assessment, these services include a physical security evaluation of his residences. We view these security services as an integral part of our risk management program and as necessary business expenses, although we recognize that they may be viewed as conveying a personal benefit. Because no costs were incurred by the Company for these services in Fiscal 2025, the aggregate incremental costs of such services are not reported in the "All Other Compensation" column of the Summary Compensation Table.

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Executive Compensation

Individual Perquisite Arrangements

As outlined in their respective offer letters, certain of our Named Executive Officers receive additional perquisites that are not described above, such as transportation stipends, relocation benefits and related travel benefits, residence acquisition assistance, and reimbursement of legal fees incurred in connection with the review and finalization of their employment terms.

As set forth in the Letter Agreement dated May 16, 2025, in connection with his service as Interim CEO, Mr. Bender was eligible to receive a monthly stipend of $11,500 to offset personal commuting expenses to the corporate office. Additionally, he was entitled to receive reimbursement of certain legal fees associated with the review and finalization of his employment terms, up to $20,000. Upon Mr. Bender’s appointment as CEO, effective November 23, 2025, the monthly transportation stipend ceased. Pursuant to his offer letter dated November 23, 2025, Mr. Bender is eligible for a $160,000 lump sum payment to assist with establishing a residence in the Milwaukee area, payment of up to $20,000 in legal fees, and personal security services in accordance with any security program approved by the Committee.

As set forth in his previously disclosed offer letter and in accordance with Kohl’s International Relocation Policy and Benefits Guide, Mr. Jones was eligible to receive relocation benefits for a period of up to 36 months from his start date with Kohl’s. The benefits covered under this Policy include, among other things:

●	reimbursement or direct billing for temporary living arrangements;
●	a monthly dual housing stipend of up to $2,000 for a maximum of 36 months;
●	reimbursement of travel expenses for the executive and their immediate family members;
●	movement and storage of household goods;
●	home search assistance;
●	reimbursement of home purchase expenses; and
●	tax assistance and gross-up of eligible expenses.

Other Benefits

Our Named Executive Officers are also eligible to participate in all benefit plans we offer to our associates generally. We offer a comprehensive benefits package to all eligible full- and part-time associates. We provide matching 401(k) plan contributions, numerous health and wellbeing benefits, insurance coverage, paid sick time (where required under applicable law), vacation, holiday, and parental leave, among other benefits. All associates at the Director level and above, including our Named Executive Officers, are eligible to participate in the Company’s Nonqualified Deferred Compensation Plan. We believe these benefits help motivate our associates.

We believe these perquisites are reasonable based upon the relatively small expense in relation to both executive compensation and our total benefit expenditures. Details regarding these benefits are disclosed in the Summary Compensation Table and the accompanying footnotes that follow this CD&A.

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Fiscal 2026 Compensation Actions

At its meeting in February 2026, the Committee evaluated the projected payout levels for the 2025-2027 PSUs. As described in further detail in the section titled Annual LTIP Awards – Awards Granted in 2025 under the caption Performance Goals and Performance Period, the Committee determined it was appropriate to apply an objective “banking” framework to the financial component of these awards to moderate the impact of the transition to a one-year financial measurement period, while aligning executive outcomes with the shareholder experience. By notionally weighting actual Fiscal 2025 performance as one year of a three-year performance period, with the subsequent two years applied at Target, the Committee established a payout cap of 127% of Target for the financial component of these PSUs.

Consistent with past practice, at its Spring 2026 meetings, the Committee conducted a comprehensive evaluation of the executive compensation program, including each component described in this CD&A. As part of this process, the Committee assessed the design of the AIP and LTIP, including the selection of performance measures and the establishment of performance goals, resulting in the following determinations for the Fiscal 2026 program:

●	CEO Compensation. The Committee maintained Mr. Bender’s compensation at the levels established upon his appointment as CEO on November 23, 2025. Fiscal 2026 marks his first year of eligibility for long-term equity incentive awards under our annual LTIP program, which the Committee established as a mix of 60% PSUs and 40% RSUs.
●	Target Compensation for Other NEOs. With the exception of Ms. Timm, the Committee did not increase the base salaries or target incentive opportunities for the other NEOs for Fiscal 2026.
●	Jill Timm. To align her compensation with market practices, the Committee increased Ms. Timm’s long-term equity incentive award, at Target, from $2,300,000 to $2,800,000. By delivering this adjustment entirely through long-term equity, the Committee intended to further align Ms. Timm’s interests with those of our shareholders. Her base salary and AIP target remain unchanged from Fiscal 2025.
●	Nick Jones and Christie Raymond. The base salaries and target incentive opportunities for Mr. Jones and Ms. Raymond remain unchanged from Fiscal 2025.
●	Fred Hand. No compensation actions were taken for Mr. Hand in light of his previously announced retirement, effective April 3, 2026. Mr. Hand will not be eligible to participate in our 2026 AIP, and he did not receive any awards under our 2026 LTIP, which were granted on March 30, 2026.
●	Fiscal 2026 LTIP. For the Fiscal 2026 LTIP, the Committee maintained an award mix of 60% PSUs and 40% RSUs. The Committee also retained the performance measures of Operating Margin and Net Sales for the PSUs, each weighted at 50%. As noted previously, the shift to a one-year measurement period for the 2025-2027 PSUs was a temporary change and the PSUs underlying the Fiscal 2026 LTIP will again be earned based on a cumulative three-year performance period and remain subject to a three-year relative TSR Modifier and Performance Index Modifier. Consistent with Fiscal 2025, the RSUs will continue to be subject to a three-year ratable vesting schedule to support executive retention.

Additionally, at its March 2026 meeting, the Committee approved the Amended and Restated Kohl’s Corporation 2024 Long-Term Compensation Plan (the “Amended and Restated Plan”), which is included for shareholder approval as Proposal 4. Upon recommendation of the Committee, the Board of Directors subsequently adopted the Amended and Restated Plan, subject to shareholder approval at the Annual Meeting.

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Executive Compensation

Other Compensation Items

Compensation Risk Assessment

Each year, we review and analyze whether our compensation plans, policies, and practices create material risk to Kohl’s. As part of this annual analysis, we consider the potential impact of each of our compensation plans, policies, and practices on all of the risk factors we have identified in our public filings. Management engages a third-party compensation consultant (who is separate and independent from the Committee’s compensation consultant) to assist in this process and to provide a separate risk assessment. Following these analyses in Fiscal 2025, the Committee agreed with management’s and the consultant’s conclusions that the Company’s compensation programs do not create any risks that are reasonably likely to have a material adverse effect on Kohl’s. The Committee believes our compensation plans, policies, and practices are designed to reward performance that contributes to overall Company performance and the achievement of long and short-term corporate goals. The amount of each type of compensation awarded to or earned by our management team is determined either by reference to Company-wide performance or a combination of Company-wide performance and individual performance. We do not encourage or incentivize our executives to take actions that expose Kohl’s to risks that are inconsistent with our strategic plan.

Our long-term compensation is primarily in the form of equity, and the Named Executive Officers are subject to stock ownership guidelines that require them to continuously own a substantial amount of equity during their employment. These two features of our compensation program align our executives’ long-term interests with those of our shareholders and discourage excessive risk taking intended to drive short-term results at the expense of long-term shareholder value enhancement. In 2023, our Board adopted an Executive Officer Compensation Recovery Policy (described below) that provides for recovery from executive officers of incentive-based compensation in the event of an accounting restatement. The Committee believes our long-term incentive program motivates and rewards our executives for decisions that may not produce short-term results but will likely have a positive long-term effect, such as those related to investments in our Fiscal 2025 strategic priorities and foundational reset. Importantly, our executives are not compensated for discrete transactions, decisions, or other actions.

Other Material Tax Implications of the Executive Compensation Program

Section 162(m) of the Internal Revenue Code disallows a tax deduction to public corporations for compensation over $1 million paid to “covered employees” in any fiscal year. As a result, we expect that compensation paid to our current Named Executive Officers or any employee who has in the past been designated as one of our Named Executive Officers in excess of $1 million will not be deductible by Kohl’s.

Stock Ownership Guidelines

The Committee believes that executive stock ownership is important to align the interests of our executives with those of our shareholders. Our executive stock ownership guidelines are as follows:

Executive	Ownership Requirement
CEO	Six times base salary
Other NEOs and All Senior Executive Vice Presidents	Three times base salary
Executive Vice Presidents	Equal to their base salary

Executives have five years from the time they become subject to an ownership requirement to comply. Compliance is monitored by our Chief Legal Officer and the Committee, and the Committee may grant exceptions to these requirements only in extraordinary circumstances.

These stock ownership guidelines are reviewed regularly to ensure they are consistent with market practice and effectively align executive interests with those of the Company’s shareholders. For purposes of calculating stock ownership, the Committee only considers shares of Kohl’s common stock owned outright and unvested time-based Restricted Stock and Restricted Stock Units. These equity holding requirements were again reviewed in 2025, and the Committee also verified that the executive officers were in compliance with these stock ownership guidelines.

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Kohl’s Statement on Securities Trading

Insider Trading Policy

We are committed to promoting high standards of ethical business conduct and compliance with applicable laws. As part of this commitment, we have adopted an insider trading policy, known as our Statement on Securities Trading, governing the purchase, sale, and/or other disposition of our securities by us and our Directors, officers, and employees that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to us. A copy of our Statement on Securities Trading was included as an Exhibit to our Annual Report on Form 10-K for the year ended January 31, 2026, filed with the Securities and Exchange Commission on March 19, 2026.

Restriction on Hedging and Pledging of Kohl’s Securities

In accordance with Kohl’s Statement on Securities Trading, Kohl’s associates, executives, and Directors are prohibited from entering into transactions designed to result in a financial benefit if our stock price declines, or any hedging transaction involving our securities, including the use of financial derivatives such as puts and calls, short sales, and similar transactions. Kohl’s associates, executives, and Directors are also prohibited from holding Kohl’s stock in a margin account or otherwise pledging Kohl’s stock as collateral for a loan.

Policies and Practices Related to the Grant of Certain Equity Awards

While our Long-Term Compensation Plan allows for the granting of Stock Options, Stock Appreciation Rights, and similar option-like awards, we have not awarded Stock Options, Stock Appreciation Rights, or similar option-like awards in recent years, and there were no Stock Options outstanding, exercised, forfeited, or expired in Fiscal 2025, Fiscal 2024, or Fiscal 2023. Instead, long-term equity incentives are delivered through performance-based Performance Share Units and time-based Restricted Stock Units, which we believe better align with our pay-for-performance philosophy. Should the Committee determine that the award of Stock Options or similar option-like awards support our objectives in the future, grants will be made following a structured process aligned with our established equity grant policies and timing considerations.

It is the general practice and policy of the Committee not to grant Stock Options or similar awards in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock and not to time the public release of such information based on Stock Option grant dates. Additionally, it is our general practice and policy not to grant Stock Options or similar awards (i) outside of “trading windows” established in accordance with our Statement on Securities Trading; or (ii) at any time during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information. The foregoing restrictions do not apply to Restricted Stock Units or other types of equity awards that do not include an exercise price related to the market price of our common stock on the grant date. As a general practice, our executive officers, Directors, and associates are not permitted to choose the grant date applicable to their individual equity awards. Annual grants (excluding one-time awards that may be made in unique circumstances, such as upon joining the Company or as a retention incentive) are generally made at a meeting of the Committee that is held during the first quarter of each fiscal year and which has historically occurred during an open trading window.

In accordance with these practices and policies, during the fiscal year ended January 31, 2026, none of our Named Executive Officers were awarded Stock Options with an effective grant date during any period beginning four business days before the filing or furnishing of a Form 10-Q, Form 10-K, or Form 8-K that disclosed material nonpublic information and ending one business day after the filing or furnishing of such reports. During Fiscal 2025, we have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

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Executive Compensation

Compensation Recovery Policy

Kohl’s has established policies and procedures for the recovery of incentive compensation, which apply to all executive officers and other associates who receive performance-based incentive compensation. All recipients of incentive compensation are subject to the recovery or clawback policies set forth in the award agreement issued in conjunction with their receipt of incentive compensation or, if more restrictive, the rules and regulations of the Securities and Exchange Commission and New York Stock Exchange and any policy adopted by the Company thereunder, including the Company’s Executive Officer Compensation Recovery Policy detailed below.

In August 2023, our Board of Directors adopted an Executive Officer Compensation Recovery Policy that provides for recovery from executive officers of incentive-based compensation in the event of an accounting restatement. Notably, our Named Executive Officers, including all of the Company’s current and former executive officers, are subject to the Company’s Executive Officer Compensation Recovery Policy, established in accordance with Section 10D of the Exchange Act and Section 303A.14 of the New York Stock Exchange Listed Company Manual.

Executive Officer Cash Severance Policy

In March 2023, the Compensation Committee adopted an Executive Officer Cash Severance Policy, which provides that the Company will not enter any new agreement that awards an executive officer Cash Severance Benefits exceeding 2.99 times the sum of the officer’s base salary and target annual cash incentive unless our shareholders ratify the agreement. The term “Cash Severance Benefits” covers cash payments for employment termination, consulting services, and securing non-compete agreements. However, it excludes several items such as equity-based awards granted before termination, various bonus payments, accrued salary or vacation pay, earned retirement benefits, outplacement services, and other standard non-cash benefits available to similarly situated employees. The Executive Officer Cash Severance Policy remains in effect and is publicly available on our website at https://corporate.kohls.com.

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Compensation Tables

Summary Compensation Table

The table below summarizes information concerning compensation for Fiscal 2025 of those persons who were at January 31, 2026:

●	our Chief Executive Officer;
●	our Chief Financial Officer;
●	our three other most highly compensated executive officers; and
●	our former Chief Executive Officer.

						Change in
						Pension Value
						and Non-
						Qualified
					Non-Equity	Deferred
				Stock	Incentive Plan	Compensation	All Other
Name and Principal	Year	Salary	Bonus	Awards (1)(2)	Compensation (3)	Earnings (4)	Compensation (5)	Total
Position		($)	($)	($)	($)	($)	($)	($)
Michael J. Bender (6) Chief Executive Officer	2025	1,111,837	—	3,775,003	3,641,818	—	515,808	9,044,466
Jill Timm (7)	2025	950,000	—	2,299,993	2,289,690	—	105,910	5,645,593
Chief Financial Officer	2024	950,000	450,000	2,300,000	—	—	104,703	3,804,703
	2023	938,750	450,000	3,600,023	1,057,160	—	113,205	6,159,138
Fred Hand	2025	900,000	—	2,000,003	2,169,180	—	83,312	5,152,495
Senior Executive Vice	2024	895,833	—	1,999,999	—	—	125,012	3,020,844
President, Director of Stores	2023	309,896	525,000	2,924,994	293,140	—	36,389	4,089,419
Nick Jones (8)	2025	900,000	—	2,299,993	2,336,040	—	121,075	5,657,108
Chief Merchandising Officer	2024	900,000	—	2,300,000	—	—	235,074	3,435,074
	2023	781,251	1,380,000	1,999,987	448,560	—	456,263	5,066,061
Christie Raymond	2025	725,000	—	1,500,002	1,478,565	—	77,363	3,780,930
Chief Marketing Officer	2024	725,000	—	1,499,987	—	—	75,445	2,300,432
	2023	715,833	—	2,099,996	682,660	—	84,576	3,583,065
Ashley Buchanan (9)	2025	368,750	—	9,000,005	—	—	213,981	9,582,736
Former Chief Executive Officer	2024	67,045	3,750,000	17,000,000	—	—	90,691	20,907,736
(1)	The amounts shown represent the aggregate grant date fair value for awards granted in 2025, 2024, and 2023 computed in accordance with FASB ASC Topic 718. For additional details, see Note 6 to our Fiscal 2025 audited financial statements included in our Annual Report on Form 10-K for the year ended January 31, 2026, filed with the Securities and Exchange Commission on March 19, 2026.
(2)	Includes the aggregate grant date fair value of PSUs that could be earned pursuant to the 2025-2027 LTIP grant, based on the probable outcome of the performance conditions as of the grant date. Subsequent to the grant date, the Committee implemented a Maximum payout cap of 127% of Target for the 2025-2027 PSUs. Actual payments for the 2025-2027 PSUs will be based on our financial performance in Fiscal 2025 and are subject to a Performance Index Modifier and TSR Modifier over the three-year performance period, as described more fully in the Compensation Discussion and Analysis under “Long-Term Equity Incentive Awards.” The potential awards that could be earned and the range of their value (calculated as of the grant date fair value) are set forth below. The Maximum amount reflects assumed payout at 250% of Target (reflecting 200% Maximum and the +25% TSR Modifier); however, following the implemented payout cap of 127% of Target, the anticipated Maximum amount of PSUs that can be earned is 158.75% of Target (reflecting the 127% cap and the +25% TSR Modifier). See “Annual LTIP Awards – Awards Granted in 2025” in the CD&A for further information.

	Amount Reported	Other Possible Amounts
	Target	Threshold	Maximum
Named Executive Officer	($)	($)	($)
Michael J. Bender (a)	—	—	—
Jill Timm	1,379,997	517,499	3,449,992
Fred Hand	1,199,999	450,000	2,999,997
Nick Jones	1,379,997	517,499	3,449,992
Christie Raymond	899,999	337,500	2,249,998
Ashley Buchanan (b)	5,400,004	2,025,001	13,500,009

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(a)	As described more fully in the Compensation Discussion and Analysis under “Long-Term Equity Incentive Awards,” Mr. Bender was appointed Interim Chief Executive Officer on April 30, 2025. In connection with his appointment as Interim CEO and as set forth in the Letter Agreement dated May 16, 2025, he received an award of Restricted Stock Units with a grant date fair value of $3,775,000. These Restricted Stock Units will vest on the first anniversary of the grant date, subject to the service-based vesting conditions set forth in the Restricted Stock Unit Agreement and his continued employment by Kohl’s on the vesting date. Mr. Bender did not receive an award of Performance Share Units in Fiscal 2025.
(b)	Mr. Buchanan departed Kohl’s on April 30, 2025. Upon a termination for “Cause,” the terms of the respective Executive Compensation Agreement, award agreement, and incentive plan call for forfeiture of all unvested equity awards and therefore all of the awards reported above have been forfeited.
(3)	The amounts reported represent cash incentive payments earned under our Annual Incentive Plan based on the Company’s performance during the specified fiscal year (less any portion of such payment disclosed in the “Bonus” column due to the terms of an offer letter, as described in Footnote 8 below). These incentive payments are awarded in recognition of performance in the specified fiscal year but disbursed in the following fiscal year.
(4)	We have no defined benefit or actuarial pension plans. All earnings in our nonqualified deferred compensation plan are at market values and are therefore omitted from the table.
(5)	A detailed breakdown of “All Other Compensation” is provided in the table below.

	Our	Payments Made
	Contribution	by Us for Term
	to Executive	Life, Long-Term	Our	Our				Utilization
	Officer’s	Disability,	Reimbursement	Reimbursement				of		Tax
	Defined	Accidental Death	of Personal	of Personal		Relocation		Company	Post-	Reimbursements
	Contribution	& Dismemberment	Financial	Tax	Automobile	and Travel	Supplemental	Owned or	Employment	(Gross-Ups)
	Plan	and Medical	Advisory	Advisory	Expense	Expense	Health Care	Chartered	Contractual	on Eligible
	Accounts	Insurance	Expenses	Expenses	Allowance (a)	Reimbursement (b)	Coverage (c)	Aircraft (d)	Benefits	Expenses (e)	Other (f)	Total
Name	($)	($)	($)	($)	($)	($)	($)	($)	($)	($)	($)	($)
Michael J. Bender	—	11,563	—	—	—	160,000	—	195,914	—	6,571	141,760	515,808
Jill Timm	17,500	20,410	—	—	18,000	—	50,000	—	—	—	—	105,910
Fred Hand	17,500	12,812	10,000	—	18,000	—	25,000	—	—	—	—	83,312
Nick Jones	—	13,305	—	11,703	24,067	22,000	50,000	—	—	—	—	121,075
Christie Raymond	17,500	15,699	500	—	18,000	—	25,000	—	—	—	664	77,363
Ashley Buchanan	—	4,052	—	—	5,400	—	50,000	154,529	—	—	—	213,981

(a)	As noted in the section titled “Perquisites,” the Committee discontinued the automobile expense allowance for all new executive hires and promotions in Fiscal 2025. Executives who previously received this benefit will continue to receive it under a legacy status; however, Mr. Bender was not eligible for and does not receive this benefit. Ms. Timm and Mr. Jones are eligible to receive an annual automobile expense reimbursement allowance of up to $18,000 or they may choose a company-leased automobile. All other Named Executive Officers (excluding our CEO, CFO, and Chief Merchandising Officer) are eligible to receive an automobile expense reimbursement allowance of up to $18,000 per year. For Mr. Jones, the amount reflected above represents the imputed income value of a company-leased automobile provided for Mr. Jones’ use. The imputed income value is calculated based on the lease cost to the Company in Fiscal 2025. For Mr. Buchanan, the amount reflected above represents a prorated allowance based on his period of service during the fiscal year.
(b)	As noted in the section titled “Perquisites,” certain of our Named Executive Officers are eligible to receive additional perquisites as set forth in their respective offer letters. As set forth in his offer letter in connection with his appointment as Chief Executive Officer, Mr. Bender received a $160,000 lump sum payment to assist with establishing a residence in the Milwaukee area. As part of his international relocation and in accordance with his previously disclosed offer letter, Mr. Jones was eligible to receive a stipend of up to $2,000 per month for dual housing expenses for a maximum of 36 months from his start date with Kohl’s. No tax reimbursement, or gross-up, is provided in connection with this benefit.
(c)	Amounts shown are eligible coverage limits in order to protect the confidentiality of our executives’ actual medical expenses. Our actual expense for providing this benefit may have been substantially less than the amounts shown. As noted in the section titled “Perquisites,” the Committee closed the supplemental health care plan to new entrants and therefore Mr. Bender is not eligible for and does not participate in said plan.
(d)	For increased safety and efficiency, our current and former Chief Executive Officers are/were permitted to use the company owned or chartered aircraft for business purposes and personal travel in Fiscal 2025. For Fiscal 2025, the value of the personal use of company aircraft benefit for Mr. Bender, in his interim role, was limited to $135,000 in aggregate incremental cost per year. At its November 2025 meeting, the Committee increased the value of this benefit to $200,000 per year. This adjustment recognizes that travel between Mr. Bender’s primary residence and the Company’s offices, particularly during his interim service, including associated repositioning or “deadhead” segments, is classified as personal use and therefore charged against the personal use allowance. Additionally, in late 2025 and early 2026, Kohl’s sold its corporate aircraft and transitioned to a fractional lease arrangement. The increase to Mr. Bender’s personal use benefit also accounts for this transition to ensure the benefit remained comparable under the new program. For Fiscal 2025, Mr. Buchanan, our former CEO, was limited to a maximum of $180,000 in aggregate incremental cost per year or 30 hours per year. The amount shown in the above table for each of Mr. Bender and Mr. Buchanan represents the incremental cost of personal use of Kohl’s-owned or chartered aircraft, and is based on either (i) actual charter expense, including

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hourly usage charges and trip-specific expenses billed by the charter provider; or (ii) with respect to Kohl’s-owned aircraft utilization, the direct cost of use per hour, which includes fuel; landing, ramp, hangar and parking fees; crew-related expenses, such as food, lodging and ground transportation; costs associated with additional contracted crew members, such as a cabin attendant; regular and unscheduled maintenance attributable to the trip, including airframe maintenance and engine restoration reserves; cost of repositioning or deadhead flights; international flight support; and passenger costs, such as in-flight food and beverage. From time to time, Named Executive Officers may be accompanied by spouses or other immediate family members on company aircraft at no aggregate incremental cost to the Company.

(e)	In accordance with the Letter Agreement dated May 16, 2025 and offer letter dated November 23, 2025, the Company reimbursed Mr. Bender for legal fees associated with the review and finalization of his employment terms. The amount set forth in this column represents a tax gross-up associated with the aforementioned legal fees.
(f)	For Mr. Bender, this amount includes $30,220 in cash retainer fees paid for his service as a Non-employee Director prior to his appointment as Interim Chief Executive Officer effective April 30, 2025. Additionally, in accordance with the Letter Agreement dated May 16, 2025 and offer letter dated November 23, 2025, this amount includes (i) a monthly stipend of $11,500 to offset personal commuting expenses to the corporate office, which was paid during Mr. Bender’s interim CEO service from April 30, 2025 to November 23, 2025; (ii) $8,261 in legal fees associated with the review and finalization of his employment terms as Interim CEO; and (iii) $17,029 in legal fees associated with the review and finalization of his employment terms upon his appointment as CEO. For Ms. Raymond, this amount represents the Company’s reimbursement of gym membership fees under an associate well-being program available to all Kohl’s corporate associates located near a Kohl’s Fitness Center. Under this program, the Company pays the monthly membership fee, provided the associate registers for the program and completes a certain number of visits per month. If this visit requirement is not met, the membership fee is payroll deducted from the associate’s compensation. The reported amount reflects the Company-paid portion of the membership fee; associated taxes are payroll deducted monthly regardless of the frequency of use.
(6)	Mr. Bender assumed the role of Interim Chief Executive Officer on April 30, 2025 and was formally appointed Chief Executive Officer effective November 23, 2025. In connection with his appointment as Interim CEO and as set forth in the Letter Agreement dated May 16, 2025, he received an award of Restricted Stock Units with a grant date fair value of $3,775,000. These Restricted Stock Units will vest on the first anniversary of the grant date, subject to the prorated service-based vesting conditions set forth in the Restricted Stock Unit Agreement and his continued employment by Kohl’s on the vesting date.
(7)	In recognition of her service and continued employment, Ms. Timm received a one-time cash incentive totaling $900,000, which was paid in two equal installments in Fiscal 2023 and 2024. This award was granted on November 29, 2022 and previously disclosed.
(8)	With respect to Fiscal 2023, $630,000 of Mr. Jones’ annual cash incentive payment is disclosed in the “Bonus” column due to the provision in his offer letter guaranteeing him this minimum bonus. The amount disclosed under the “Bonus” column for Fiscal 2023 includes this $630,000 and a signing incentive of $750,000. Even if a portion of this annual cash incentive payment were not guaranteed, Mr. Jones earned a total annual cash incentive for Fiscal 2023 of $1,078,560, which is above the minimum amount guaranteed in his offer letter.
(9)	Mr. Buchanan departed Kohl’s on April 30, 2025. Pursuant to his initial offer letter, he received a signing incentive of $3,750,000, a one-time Restricted Stock Unit award with a grant date fair value of $2,000,000, and a separate one-time Restricted Stock Unit award with a grant date fair value of $15,000,000. Upon a termination for “Cause,” the terms of the respective Executive Compensation Agreement, award agreements, and incentive plans call for forfeiture of all unvested equity awards, including the recruitment awards and grants made under the 2025 LTIP; ineligibility to receive an annual cash incentive under the AIP; and repayment of a pro rata portion of his cash signing incentive.

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Grants of Plan-Based Awards in 2025

In Fiscal 2025, we were authorized to issue equity awards under our 2024 Long-Term Compensation Plan. Following the approval of our 2024 Long-Term Compensation Plan, no further awards were granted under the 2017 Long-Term Compensation Plan. Awards permitted under our 2024 Long-Term Compensation Plan may be in the form of Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Share Units, Performance Shares, and Substitute Awards. Except as disclosed hereunder, our executives did not participate in any other long- or short-term equity incentive plans.

								All Other	All Other
								Stock	Option
								Awards:	Awards:	Exercise
		Estimated Future Payouts			Estimated Future Payouts			Number of	Number of	or Base	Grant Date
		Under Non-Equity Incentive			Under Equity Incentive			Shares of	Securities	Price of	Fair Value
		Plan Awards (1)			Plan Awards (2)			Stock or	Underlying	Option	of Equity
		Threshold	Target	Maximum	Threshold	Target	Maximum	Units (3)	Options	Awards	Awards (4)
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)
Michael J. Bender (5)		294,645	1,964,303	3,928,606	—	—	—	—	—	—	—
	5/16/2025	—	—	—	—	—	—	441,005	—	—	3,775,003
Jill Timm		185,250	1,235,000	2,470,000	—	—	—	—	—	—	—
	3/31/2025	—	—	—	59,757	159,353	398,383	—	—	—	1,379,997
	3/31/2025	—	—	—	—	—	—	112,469	—	—	919,996
Fred Hand		175,500	1,170,000	2,340,000	—	—	—	—	—	—	—
	3/31/2025	—	—	—	51,963	138,568	346,420	—	—	—	1,199,999
	3/31/2025	—	—	—	—	—	—	97,800	—	—	800,004
Nick Jones		189,000	1,260,000	2,520,000	—	—	—	—	—	—	—
	3/31/2025	—	—	—	59,757	159,353	398,383	—	—	—	1,379,997
	3/31/2025	—	—	—	—	—	—	112,469	—	—	919,996
Christie Raymond		119,625	797,500	1,595,000	—	—	—	—	—	—	—
	3/31/2025	—	—	—	38,972	103,926	259,815	—	—	—	899,999
	3/31/2025	—	—	—	—	—	—	73,350	—	—	600,003
Ashley Buchanan (6)		387,188	2,581,250	5,162,500	—	—	—	—	—	—	—
	3/31/2025	—	—	—	233,834	623,557	1,558,893	—	—	—	5,400,004
	3/31/2025	—	—	—	—	—	—	440,098	—	—	3,600,001
(1)	Shown are the Threshold, Target, and Maximum payouts for which each executive was eligible under our Annual Incentive Plan with respect to Fiscal 2025 performance. Further detail regarding actual 2025 awards can be found in the Compensation Discussion and Analysis under “Annual Cash Incentive.”
(2)	Represents the range of PSUs that could be earned pursuant to the 2025-2027 LTIP awards as of the grant date. While the awards were originally granted with a payout range of 0% to 200% of Target, the Committee subsequently implemented a cap of 127% of Target in early 2026, subsequent to fiscal year-end. The actual number of PSUs earned remains subject to a Performance Index Modifier and TSR Modifier over the three-year performance period. The TSR Modifier can increase or decrease the payout by 25%. Because the table above reflects the terms of the awards as of the grant date, the Maximum number of PSUs reported above reflects a potential 250% payout (reflecting 200% at Maximum and the +25% TSR Modifier). However, as a result of the 127% cap implemented after fiscal year-end, the actual Maximum number of PSUs that can be earned is 158.75% of Target (reflecting the 127% cap and the +25% TSR Modifier). For a detailed description of the 2025-2027 PSU awards, including the performance measures and subsequent implementation of the cap, see the section titled “Long-Term Equity Incentive Awards” in the Compensation Discussion and Analysis.
(3)	Represents RSUs awarded under our 2024 Long-Term Compensation Plan.
(4)	Amounts shown represent the grant date fair value of the awards computed in accordance with FASB ASC Topic 718. For additional details, see Note 6 to our Fiscal 2025 audited financial statements included in our Annual Report on Form 10-K for the year ended January 31, 2026, filed with the Securities and Exchange Commission on March 19, 2026.
(5)	In connection with Mr. Bender's initial appointment as Interim Chief Executive Officer, on May 16, 2025, he received a one-time Restricted Stock Unit award with a grant date fair value of $3,775,000. Additionally, he will receive a prorated 2025 annual cash incentive for his dates of service in Fiscal 2025.
(6)	Mr. Buchanan departed Kohl’s on April 30, 2025. Upon a termination for “Cause,” the terms of the respective Executive Compensation Agreement, award agreements, and incentive plans call for forfeiture of all unvested equity awards and ineligibility to receive an annual cash incentive under the AIP. As a result, no cash incentive or shares were, or will be, paid or issued to Mr. Buchanan in connection with these grants.

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information for each Named Executive Officer with respect to unvested Restricted Stock Units and Performance Share Units that had not been earned or vested at January 31, 2026. There were no outstanding Options to purchase our common stock at January 31, 2026.

	Stock Awards and Units (1)				Equity Incentive Plan Awards (1) (3)
	Number			Market				Market
	of Shares			Value of	Number			Value of
	of Stock			Shares of	of Units			Units of
	That	Vesting Schedule		Stock That	of Stock			Stock That
	Have Not	Annual		Have Not	That Have	Vesting Schedule		Have Not
	Vested	Award		Vested (2)	Not Vested	Scheduled	Performance	Vested (2)
Name	(#)	Vesting	Future Vesting Date(s)	($)	(#)	Vesting Date	Period	($)
Michael J. Bender	453,682	100%	May 16, 2026	7,925,825
Jill Timm	3,357	25%	March 28, 2026	58,647	32,354	March 2026	2023-2025	565,224	(4)
	23,776	25%	March 27, 2026, 2027	415,367	28,878	March 2027	2024-2026	504,499	(5)
	25,790	25%	March 25, 2026, 2027, 2028	450,551	409,835	March 2028	2025-2027	7,159,817	(6)
	115,702	33%	March 31, 2026, 2027, 2028	2,021,314
Fred Hand	29,663	20%	October 13, 2026	518,213	12,073	March 2026	2023-2025	210,915	(4)
	8,900	25%	October 13, 2026, 2027	155,483	23,179	March 2027	2024-2026	404,937	(5)
	25,630	25%	March 25, 2026, 2027, 2028	447,756	356,378	March 2028	2025-2027	6,225,924	(6)
	100,611	33%	March 31, 2026, 2027, 2028	1,757,674
Nick Jones	22,644	25%	March 27, 2026, 2027	395,591	30,813	March 2026	2023-2025	538,303	(4)
	25,790	25%	March 25, 2026, 2027, 2028	450,551	28,877	March 2027	2024-2026	504,481	(5)
	115,702	33%	March 31, 2026, 2027, 2028	2,021,314	409,835	March 2028	2025-2027	7,159,817	(6)
Christie Raymond	1,404	25%	March 28, 2026	24,528	20,799	March 2026	2023-2025	363,359	(4)
	35,721	20%	September 15, 2026, 2027	624,046	18,833	March 2027	2024-2026	329,013	(5)
	15,284	25%	March 27, 2026, 2027	267,011	267,284	March 2028	2025-2027	4,669,451	(6)
	12,657	33%	June 15, 2026	221,118
	16,820	25%	March 25, 2026, 2027, 2028	293,845
	75,459	33%	March 31, 2026, 2027, 2028	1,318,269
Ashley Buchanan	—	—	—	—	—	—	—	—
(1)	Includes accrued but unvested dividend equivalent shares.
(2)	Based upon the $17.47 price of our common stock on January 31, 2026.
(3)	The units reported in this column represent potentially issuable shares pursuant to PSUs granted under the Company’s LTIP. The PSUs are scheduled to vest on the annual dates listed. The number of shares that will actually become issuable is contingent upon Kohl’s cumulative Net Sales, Operating Margin, and Operating Cash Flow for the 2023-2025 LTIP, cumulative Net Sales and Operating Margin for the 2024-2026 LTIP, and Fiscal 2025 Net Sales and Operating Margin for the 2025-2027 LTIP, in relation to pre-established Threshold, Target, and Maximum performance goals during the respective performance period. The number of units reported in this column assumes that Kohl’s achieves the performance goal required for a payout at the noted level.
(4)	Reflects actual payout, which was 50%.
(5)	Reflects assumed payout at Threshold.
(6)	Reflects assumed payout at Maximum (250%, reflecting 200% Maximum and the +25% TSR Modifier), as performance was above Target as of fiscal year-end. Subsequent to fiscal year-end, the Committee implemented a cap of 127% of Target. Consequently, the actual Maximum number of PSUs that can be earned is 158.75% of Target (reflecting the 127% cap and the +25% TSR Modifier). See “Annual LTIP Awards – Awards Granted in 2025” in the CD&A for further information.

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Options Exercised and Stock Vested in 2025

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized on
	Acquired on Exercise	Exercise	Acquired on Vesting	Vesting
Name	(#)	($)	(#)	($)
Michael J. Bender	—	—	14,783	119,152
Jill Timm	—	—	26,015	233,850
Fred Hand	—	—	71,712	964,365
Nick Jones	—	—	19,362	176,807
Christie Raymond	—	—	61,481	650,249
Ashley Buchanan	—	—	—	—

Pension Benefits

We do not maintain any pension benefit plans for our officers or Directors that would otherwise be disclosable in this Proxy Statement.

Nonqualified Deferred Compensation

We have no retirement plans for our executive officers other than defined contribution plans and a retiree health plan for certain former principal officers. Approximately 300 of our executives are eligible for participation in the Kohl’s Deferred Compensation Plans, which are unfunded, unsecured plans. The Deferred Compensation Plans allow our executives to defer all or a portion of their base salary and certain cash incentives. Elections to participate in these plans are made by our executives on an annual basis, prior to the beginning of the year in which the compensation is earned.

We do not make any company contributions to the Deferred Compensation Plans. The aggregate balance of each participant’s account consists of amounts that have been deferred by the participant, plus earnings (or minus losses). We deposit the deferred amounts into a trust for the benefit of plan participants. In accordance with tax requirements, the assets of the trust are subject to claims of our creditors. Account balances are invested in accordance with investment elections designated by the executive from time to time but no more frequently than monthly. There are several investment options available to plan participants, including money market/fixed income funds, domestic and international equity funds, blended funds, and pre-allocated lifestyle fund investments.

Deferred account balances are distributed to the plan participants in accordance with elections made by the participant at the time of the deferral. These distributions may be scheduled for future years while the executive remains our employee or following the participant’s termination of employment, either in a lump sum or in installments. A separate distribution election is made by plan participants with respect to account balance distributions in the event of a change of control of Kohl’s.

During Fiscal 2025, none of the NEOs carried a balance or made any contributions to the Company’s Deferred Compensation Plan.

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Executive Compensation Agreements

The Company has entered into Executive Compensation Agreements with each of the Named Executive Officers. These Executive Compensation Agreements do not have a term but provide that the executives may be entitled to certain payments and other benefits upon termination of their employment or a change of control of Kohl’s, as described below under Potential Payments Upon Termination or Change of Control. The Committee believes these types of agreements remain important to both our executives and to the Company, as the executives benefit from clarity on the terms of their employment and protection in certain events of termination, and Kohl’s benefits from nondisclosure and non-competition protection, which enhances our ability to retain the services of our executives.

As part of the Company’s continued focus on succession planning and operational excellence, we regularly engage in detailed competitive benchmarking regarding the key terms and conditions, as well as the form, of the Executive Compensation Agreements extended to the Named Executive Officers compared to agreements and practices used by the Company’s key competitors for similarly-situated retail industry executives.

Potential Payments Upon Termination or Change of Control

Upon termination of their employment or a change of control of Kohl’s, our Named Executive Officers would be entitled to various payments and other benefits pursuant to their respective Executive Compensation Agreement, our 2017 and 2024 Long-Term Compensation Plan, and our Annual Incentive Plan.

Messrs. Bender, Hand, and Jones and Mses. Timm and Raymond

Potential Payments and Benefits under Executive Compensation Agreements

Each of our Named Executive Officers are party to an Executive Compensation Agreement that provide the below-detailed payments and other benefits upon a termination of employment or a change of control of Kohl’s. While these agreements are substantially similar, certain terms regarding the timing and form of payment vary by executive. Except as otherwise provided below, the following sections describe the arrangements and benefits in place with the CEO and these Named Executive Officers as of the last day of Fiscal 2025, which entitle them to payments upon certain terminations of employment or a change of control of Kohl’s. Consistent with our Executive Officer Cash Severance Policy, the total amount of potential cash payments payable to any of these Named Executive Officers under their Executive Compensation Agreements, to the extent amended or entered into after adoption of the Executive Officer Cash Severance Policy, does not exceed 2.99 times the sum of the NEO’s base salary plus target bonus opportunity.

Termination by Kohl’s with Cause or Voluntary Termination by the Executive without Good Reason

If the executive’s employment is terminated by us for “Cause” or if the executive voluntarily resigns without “Good Reason,” the executive will not receive any severance payments or a prorated bonus under our Annual Incentive Plan. Messrs. Bender and Hand are required to provide the Company with 30 days' advance written notice of a voluntary resignation.

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Death or Disability

If the executive’s employment is terminated upon death or “Disability”:

●	the executive or the executive’s estate is entitled to receive a pro rata bonus for the current fiscal year, based on Kohl’s actual performance at the end of that year and payable at the same time as other executives receive their bonus for that year; and
●	the executive or the executive’s estate is entitled to receive severance in the amount of one half of the executive’s then annual base salary, payable over six months in the event of the executive’s “Disability” or one year in the event of the executive’s death.

Termination by the Executive for Good Reason or Involuntary Termination by Kohl’s without Cause

If the executive terminates employment as a result of a mandatory relocation of more than 50 miles from the executive’s principal work location or a material reduction in the executive’s title, organizational reporting level, or base salary (i.e., for “Good Reason”), or if we terminate the executive’s employment involuntarily without “Cause” and the termination is not in connection with a “Change of Control” (as defined in the Executive Compensation Agreement), the executive will be entitled to the following severance benefits:

●	a pro rata bonus for the current fiscal year, determined based on Kohl’s actual performance at the end of that year, payable at the same time as other executives receive their bonus for that year;
●	a severance payment equal to two times the executive’s then annual base salary (except as noted with respect to Mr. Hand below);
●	For Mr. Hand, this severance payment is reduced by the value of any cash compensation, deferred compensation, or equity-based compensation received by him from another employer or service recipient.
●	For Mr. Jones and Mses. Timm and Raymond, this severance payment is payable in a lump sum within 60 days following termination.
●	For Messrs. Bender and Hand, this severance payment is payable over two years in accordance with the Company’s normal payroll practices.
●	up to two years of post-termination health care coverage under our health insurance plan if the executive (and the executive’s spouse and eligible dependents) is eligible for, and timely elects to participate in, Kohl’s group health insurance plan pursuant to COBRA, in which case Kohl’s will pay that portion of the executive’s monthly COBRA payment that is equal to our normal monthly cost of coverage for full-time employees under our group health insurance plans; and
●	outplacement services of up to $20,000.

Change of Control

If, within 15 months following a “Change of Control” of Kohl’s (as defined in the Executive Compensation Agreement), the executive’s employment is terminated by us without “Cause” or by the executive for “Good Reason,” the executive will be entitled to the following severance benefits:

●	a severance payment, payable in a lump sum within 60 days following the executive’s termination of employment, equal to two times the sum of:
●	the executive’s then annual base salary (or, if higher, the base salary in effect immediately prior to the “Change of Control”); plus
●	an amount equal to the average of the bonuses paid to the executive under our Annual Incentive Plan over the prior three fiscal years;

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●	up to two years of post-termination health care coverage under our health insurance plan if the executive (and the executive’s spouse and eligible dependents) is eligible for, and timely elects to participate in, Kohl’s group health insurance plan pursuant to COBRA, in which case Kohl’s will pay that portion of the executive’s monthly COBRA payment that is equal to our normal monthly cost of coverage for full-time employees under our group health insurance plans; and
●	outplacement services of up to $20,000.

Additionally, in the event of a “Change of Control,” Ms. Timm’s Executive Compensation Agreement specifies that any unvested Restricted Stock awards granted on or after November 1, 2019 and prior to termination will vest immediately (as of January 31, 2026, Ms. Timm had no outstanding Restricted Stock awards). For all other Named Executive Officers, and for any other types of equity awards granted to Ms. Timm, vesting is governed by the terms of the applicable equity award agreement, as described in further detail below.

Retirement

If the executive voluntarily terminates employment due to retirement, the executive will be entitled to receive a pro rata bonus for the current fiscal year, determined based on Kohl’s actual performance at the end of that year, payable at the same time as other executives receive their bonus for that year. The executive will not receive any severance payments. Retirement, for the purposes of Messrs. Bender and Hand's Executive Compensation Agreements, is attained at age 60 and five years of service. For Mr. Bender, service includes both employment with the Company and service as a Non-employee Director. Retirement, for purposes of Mr. Jones and Mses. Timm and Raymond’s Executive Compensation Agreements, is attained at age 55 and ten years of service. As of the end of Fiscal 2025, none of the Named Executive Officers, other than Mr. Bender, were eligible for retirement.

Severance Payment Conditions

In all cases, our obligation to pay severance under the Executive Compensation Agreements is contingent upon the executive’s execution of a general release of claims against us. In addition, the executive will be prohibited from competing with Kohl’s and from soliciting any restricted persons, as defined in their respective agreements, for a period of one year after termination.

In accordance with Section 409A of the Internal Revenue Code of 1986, as amended, certain payments under the Executive Compensation Agreements may not be payable until the six-month anniversary of the date of termination. As is the case with all of our Executive Compensation Agreements, these Executive Compensation Agreements do not provide a tax gross up.

Accelerated Vesting of Equity Awards under Award Agreements

In the Event of a Change of Control

In the event of a “Change of Control,” Restricted Stock and Restricted Stock Unit awards will vest on an accelerated basis only (except as described above with respect to vesting under the Executive Compensation Agreements) if, within six months before or twelve months following the “Change of Control,” the executive (i) terminates employment for “Good Reason,” or (ii) is terminated without “Cause.” However, any such awards that are not assumed by the acquiring or surviving company upon a “Change of Control” will vest immediately.

In the event of a “Change of Control,” all Performance Share Unit awards will continue to be subject to any time-based vesting schedule (defined as continued employment through the end of the performance period), but the performance criteria will be deemed to have been satisfied at the Target level. However, if the executive terminates employment within six months prior to or twelve months following a “Change of Control” for “Good Reason” or if the Performance Share Unit awards are not assumed or maintained by the acquiring or surviving company at the time of the “Change of Control,” then all outstanding Performance Share Unit awards will vest immediately at the Target level.

Without a Change of Control

If the executive terminates employment for “Good Reason” or if we terminate the executive’s employment without “Cause,” prior to retirement eligibility, any Restricted Stock or Restricted Stock Units that would have vested during the two-year period following termination of the executive’s employment will vest immediately (except for Restricted Stock or Restricted Stock Unit

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awards granted to Ms. Raymond prior to August 16, 2022, which will only vest to the extent they would have otherwise vested within one year of termination). In these circumstances, there is no accelerated vesting of Performance Share Units, and any unearned and unvested awards are forfeited.

Death or Disability

If the executive dies while employed by us or terminates employment due to “Disability,” all of the executive’s outstanding Restricted Stock and Restricted Stock Units will immediately vest. Additionally, if the executive’s employment is terminated due to “Disability,” the executive will vest in the actual number of outstanding Performance Share Units that are earned at the end of the performance period. If the executive’s employment is terminated due to death, all outstanding Performance Share Units will vest at the Target level.

Retirement

Upon the executive’s termination (by the executive or us for any reason other than death, “Disability,” or for “Cause”) after becoming “Retirement Eligible” (here, for purposes of Restricted Stock Units, age 60 and at least 5 years of continuous employment), the executive will continue to vest in all Restricted Stock Units on each vesting date as if the executive had continued employment with us. However, if the executive voluntarily terminates prior to the first anniversary date of the grant date of such Restricted Stock Unit award, the continued vesting will not apply to such award. As of the end of Fiscal 2025, none of the Named Executive Officers were “Retirement Eligible” under our Restricted Stock Unit Agreements.

If the executive’s employment terminates on or after the first anniversary of the grant date of the Performance Share Unit award for any reason other than by us for “Cause” or due to death or “Disability” after becoming “Retirement Eligible” (here, defined the same as set forth above for Restricted Stock Units), the executive will vest in the actual number of outstanding Performance Share Units that are earned at the end of the performance period. As of the end of Fiscal 2025, none of the Named Executive Officers were “Retirement Eligible” under our Performance Share Unit Agreements.

Mr. Bender’s Interim CEO Equity Award

In connection with his appointment as Interim CEO, as previously disclosed, Kohl’s granted Mr. Bender an award of Restricted Stock Units. These Restricted Stock Units vest in full on the first anniversary of the grant date, provided he remains employed through that date. If Mr. Bender is terminated by the Company for “Cause” or if he voluntarily terminates his employment prior to the anniversary date, the vesting ceases immediately and all unvested units are forfeited. However, in the case of Mr. Bender’s death, “Disability,” or involuntary termination without “Cause,” or in the event of a “Change of Control” prior to the first anniversary of the grant date, accelerated or continued vesting will apply to his Restricted Stock Units as described in the preceding section for Restricted Stock Units, except that only a “Prorated Amount” of the Award shall vest in such cases, and any remaining units will be forfeited. The “Prorated Amount” is calculated by multiplying the total units granted by a fraction, the numerator of which is the number of days he served as Interim CEO (starting April 30, 2025, up to a maximum of 365 days) and the denominator of which is 365 days.

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Potential Benefit Summary – Michael J. Bender, Chief Executive Officer

The following table shows the potential payments to Mr. Bender upon termination of his employment. Also shown is the value of Restricted Stock Units that would vest upon certain terminations of Mr. Bender’s employment following a change of control of Kohl’s. The amounts shown in the table assume an employment termination date of January 31, 2026 and do not reflect salary accrued as of that date. Also assumed is a January 31, 2026 effective date of a change of control and $17.47 per share price of our common stock, which was the January 31, 2026 closing price of our common stock on the New York Stock Exchange. The amounts shown in the following table also assume that in a change of control, the acquiring or surviving company would have assumed the outstanding equity awards.

				Termination by	Termination by
				Executive for	Executive for
				Good Reason	Good Reason or
				or Involuntary	Involuntary
			Involuntary	Termination by	Termination by
	Voluntary	Voluntary	Termination	Kohl's Without	Kohl's Without	Termination
	Termination by	Retirement by	by Kohl’s	Cause (No Change	Cause (Following a	Due to
Potential Payments	Executive	Executive	With Cause	of Control)	Change of Control)	Disability	Death
to Michael J. Bender	($)	($)	($)	($)	($)	($)	($)
Severance Payment	—	—	—	2,950,000	2,950,000	737,500	737,500
Prorated Bonus (1)	—	3,641,818	—	3,641,818	—	3,641,818	3,641,818
Health Care Continuation	—	—	—	24,879	24,879	—	—
Outplacement	—	—	—	20,000	20,000	—	—
Value of Accelerated Restricted Stock Units (2) (3)	—	—	—	6,014,943	6,014,943	6,014,943	6,014,943
Value of Accelerated Performance Share Units (4)	—	—	—	—	—	—	—
TOTAL	—	3,641,818	—	12,651,640	9,009,822	10,394,261	10,394,261
(1)	Because this table illustrates an employment termination date of January 31, 2026, the last day of Fiscal 2025, the prorated bonus represents the full bonus earned for the fiscal year, rather than a prorated amount. In the event of the executive’s retirement, a termination by the executive for “Good Reason,” or involuntary termination by Kohl’s without “Cause,” in each case without a “Change of Control,” or a termination due to death or “Disability,” the bonus is based on actual performance results as determined at the end of the fiscal year.
(2)	The value of Restricted Stock Units that would accelerate includes dividend equivalents, payable in additional shares, that would be earned upon settlement of the award, based on dividend activity between the grant date and January 31, 2026.
(3)	Mr. Bender’s award of Restricted Stock Units on May 16, 2025 was issued prior to his appointment as CEO and does not contain retirement vesting provisions. In connection with his appointment as CEO on November 23, 2025, the Company and Mr. Bender entered into an Executive Compensation Agreement and offer letter providing for retirement benefits and requiring that all future equity awards contain retirement vesting provisions that credit his combined service as a Non-employee Director and CEO toward the retirement eligibility requirement.
(4)	Mr. Bender did not receive an annual long-term equity incentive award of Performance Share Units in Fiscal 2025. He is first eligible for such awards beginning in the Spring of 2026.

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Potential Benefit Summary – Jill Timm, Chief Financial Officer

The following table shows the potential payments to Ms. Timm upon termination of her employment. Also shown is the value of Performance Share Units and Restricted Stock Units that would vest upon certain terminations of Ms. Timm’s employment following a change of control of Kohl’s. The amounts shown in the table assume an employment termination date of January 31, 2026 and do not reflect salary accrued as of that date. Also assumed is a January 31, 2026 effective date of a change of control and $17.47 per share price of our common stock, which was the January 31, 2026 closing price of our common stock on the New York Stock Exchange. The amounts shown in the following table also assume that in a change of control, the acquiring or surviving company would have assumed the outstanding equity awards.

			Termination by	Termination by Executive
			Executive for Good	for Good Reason
		Involuntary	Reason or Involuntary	or Involuntary
	Voluntary	Termination	Termination by Kohl's	Termination by Kohl’s	Termination
	Termination by	by Kohl’s	Without Cause (No	Without Cause (Following	Due to
Potential Payments	Executive	With Cause	Change of Control)	a Change of Control)	Disability	Death
to Jill Timm	($)	($)	($)	($)	($)	($)
Severance Payment	—	—	1,900,000	2,604,773	475,000	475,000
Prorated Bonus (1)	—	—	2,289,690	—	2,289,690	2,289,690
Health Care Continuation	—	—	34,567	34,567	—	—
Outplacement	—	—	20,000	20,000	—	—
Value of Accelerated Restricted Stock Units (2)	—	—	2,121,915	2,945,875	2,945,875	2,945,875
Value of Accelerated Performance Share Units (3)	—	—	—	5,003,312	8,229,518	5,003,312
TOTAL	—	—	6,366,172	10,608,528	13,940,083	10,713,877
(1)	Because this table illustrates an employment termination date of January 31, 2026, the last day of Fiscal 2025, the prorated bonus represents the full bonus earned for the fiscal year, rather than a prorated amount. In the event of a termination by the executive for “Good Reason” or involuntary termination by Kohl’s without “Cause,” in each case without a “Change of Control,” or a termination due to death or “Disability,” the bonus is based on actual performance results as determined at the end of the fiscal year.
(2)	The value of Restricted Stock Units that would accelerate includes dividend equivalents, payable in additional shares, that would be earned upon settlement of the award based on dividend activity between the grant date and January 31, 2026.
(3)	The value of Performance Share Units that would accelerate is illustrated at Target for (i) death; and (ii) termination by the executive for “Good Reason” or involuntary termination by Kohl’s without “Cause” following a “Change of Control.” In the case of termination due to “Disability,” the actual award earned at the end of the performance period would be payable. Here, the payout shown in the “Termination Due to Disability” column reflects the actual or tracking performance as of January 31, 2026. Specifically, the value shown reflects actual performance (Threshold) for the 2023-2025 awards, assumed Threshold performance for the 2024-2026 awards, and assumed Maximum performance for the 2025-2027 awards. For the 2025-2027 awards, Maximum performance is illustrated at 250% of Target, representing the terms of the awards as of fiscal year-end and prior to the subsequent implementation of a 127% cap. In addition, the value of Performance Share Units that would be earned includes dividend equivalents equal to what would have been earned on the underlying award, based on dividend activity between the grant date and January 31, 2026.

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Potential Benefit Summary – Fred Hand, Senior Executive Vice President, Director of Stores

The following table shows the potential payments to Mr. Hand upon termination of his employment. Also shown is the value of Performance Share Units and Restricted Stock Units that would vest upon certain terminations of Mr. Hand’s employment following a change of control of Kohl’s. The amounts shown in the table assume an employment termination date of January 31, 2026 and do not reflect salary accrued as of that date. Also assumed is a January 31, 2026 effective date of a change of control and $17.47 per share price of our common stock, which was the January 31, 2026 closing price of our common stock on the New York Stock Exchange. The amounts shown in the following table also assume that in a change of control, the acquiring or surviving company would have assumed the outstanding equity awards.

			Termination by	Termination by Executive
			Executive for Good	for Good Reason or
		Involuntary	Reason or Involuntary	Involuntary
	Voluntary	Termination	Termination by Kohl’s	Termination by Kohl’s	Termination
	Termination by	by Kohl’s	Without Cause (No	Without Cause (Following	Due to
Potential Payments	Executive	With Cause	Change of Control)	a Change of Control)	Disability	Death
to Fred Hand (1)	($)	($)	($)	($)	($)	($)
Severance Payment	—	—	1,800,000	2,093,140	450,000	450,000
Prorated Bonus (2)	—	—	2,169,180	—	2,169,180	2,169,180
Health Care Continuation	—	—	22,729	22,729	—	—
Outplacement	—	—	20,000	20,000	—	—
Value of Accelerated Restricted Stock Units (3)	—	—	2,143,984	2,879,132	2,879,132	2,879,132
Value of Accelerated Performance Share Units (4)	—	—	—	3,722,081	6,841,783	3,722,081
TOTAL	—	—	6,155,894	8,737,082	12,340,095	9,220,393
(1)	As previously disclosed, Mr. Hand will retire effective April 3, 2026. Because he does not meet the definition of “Retirement Age” under his Executive Compensation Agreement or “Retirement Eligible” under the applicable equity award agreements, his departure will be treated as a voluntary resignation. Consequently, he is not entitled to severance benefits or the accelerated vesting of any outstanding equity awards.
(2)	Because this table illustrates an employment termination date of January 31, 2026, the last day of Fiscal 2025, the prorated bonus represents the full bonus earned for the fiscal year, rather than a prorated amount. In the event of a termination by the executive for “Good Reason” or involuntary termination by Kohl’s without “Cause,” in each case without a “Change of Control,” or a termination due to death or “Disability,” the bonus is based on actual performance results as determined at the end of the fiscal year.
(3)	The value of Restricted Stock Units that would accelerate includes dividend equivalents, payable in additional shares, that would be earned upon settlement of the award based on dividend activity between the grant date and January 31, 2026.
(4)	The value of Performance Share Units that would accelerate is illustrated at Target for (i) death; and (ii) termination by the executive for “Good Reason” or involuntary termination by Kohl’s without “Cause” following a “Change of Control.” In the case of termination due to “Disability,” the actual award earned at the end of the performance period would be payable. Here, the payout shown in the “Termination Due to Disability” column reflects the actual or tracking performance as of January 31, 2026. Specifically, the value shown reflects actual performance (Threshold) for the 2023-2025 awards, assumed Threshold performance for the 2024-2026 awards, and assumed Maximum performance for the 2025-2027 awards. For the 2025-2027 awards, Maximum performance is illustrated at 250% of Target, representing the terms of the awards as of fiscal year-end and prior to the subsequent implementation of a 127% cap. In addition, the value of Performance Share Units that would be earned includes dividend equivalents equal to what would have been earned on the underlying award, based on dividend activity between the grant date and January 31, 2026.

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Potential Benefit Summary – Nick Jones, Chief Merchandising Officer

The following table shows the potential payments to Mr. Jones upon termination of his employment. Also shown is the value of Performance Share Units and Restricted Stock Units that would vest upon certain terminations of Mr. Jones’ employment following a change of control of Kohl’s. The amounts shown in the table assume an employment termination date of January 31, 2026 and do not reflect salary accrued as of that date. Also assumed is a January 31, 2026 effective date of a change of control and $17.47 per share price of our common stock, which was the January 31, 2026 closing price of our common stock on the New York Stock Exchange. The amounts shown in the following table also assume that in a change of control, the acquiring or surviving company would have assumed the outstanding equity awards.

			Termination by	Termination by Executive
			Executive for Good	for Good Reason or
		Involuntary	Reason or Involuntary	Involuntary
	Voluntary	Termination	Termination by Kohl’s	Termination by Kohl’s	Termination
	Termination by	by Kohl’s	Without Cause (No	Without Cause (Following	Due to
Potential Payments	Executive	With Cause	Change of Control)	a Change of Control)	Disability	Death
to Nick Jones	($)	($)	($)	($)	($)	($)
Severance Payment	—	—	1,800,000	2,878,560	450,000	450,000
Prorated Bonus (1)	—	—	2,336,040	—	2,336,040	2,336,040
Health Care Continuation	—	—	34,567	34,567	—	—
Outplacement	—	—	20,000	20,000	—	—
Value of Accelerated Restricted Stock Units (2)	—	—	2,043,500	2,867,460	2,867,460	2,867,460
Value of Accelerated Performance Share Units (3)	—	—	—	4,949,470	8,202,597	4,949,470
TOTAL	—	—	6,234,107	10,750,058	13,856,097	10,602,970
(1)	Because this table illustrates an employment termination date of January 31, 2026, the last day of Fiscal 2025, the prorated bonus represents the full bonus earned for the fiscal year, rather than a prorated amount. In the event of a termination by the executive for “Good Reason” or involuntary termination by Kohl’s without “Cause,” in each case without a “Change of Control,” or a termination due to death or “Disability,” the bonus is based on actual performance results as determined at the end of the fiscal year.
(2)	The value of Restricted Stock Units that would accelerate includes dividend equivalents, payable in additional shares, that would be earned upon settlement of the award based on dividend activity between the grant date and January 31, 2026.
(3)	The value of Performance Share Units that would accelerate is illustrated at Target for (i) death; and (ii) termination by the executive for “Good Reason” or involuntary termination by Kohl’s without “Cause” following a “Change of Control.” In the case of termination due to “Disability,” the actual award earned at the end of the performance period would be payable. Here, the payout shown in the “Termination Due to Disability” column reflects the actual or tracking performance as of January 31, 2026. Specifically, the value shown reflects actual performance (Threshold) for the 2023-2025 awards, assumed Threshold performance for the 2024-2026 awards, and assumed Maximum performance for the 2025-2027 awards. For the 2025-2027 awards, Maximum performance is illustrated at 250% of Target, representing the terms of the awards as of fiscal year-end and prior to the subsequent implementation of a 127% cap. In addition, the value of Performance Share Units that would be earned includes dividend equivalents equal to what would have been earned on the underlying award, based on dividend activity between the grant date and January 31, 2026.

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Potential Benefit Summary – Christie Raymond, Chief Marketing Officer

The following table shows the potential payments to Ms. Raymond upon termination of her employment. Also shown is the value of Performance Share Units and Restricted Stock Units that would vest upon certain terminations of Ms. Raymond’s employment following a change of control of Kohl’s. The amounts shown in the table assume an employment termination date of January 31, 2026 and do not reflect salary accrued as of that date. Also assumed is a January 31, 2026 effective date of a change of control and $17.47 per share price of our common stock, which was the January 31, 2026 closing price of our common stock on the New York Stock Exchange. The amounts shown in the following table also assume that in a change of control, the acquiring or surviving company would have assumed the outstanding equity awards.

			Termination by	Termination by Executive
			Executive for Good	for Good Reason or
		Involuntary	Reason or Involuntary	Involuntary
	Voluntary	Termination	Termination by Kohl’s	Termination by Kohl’s	Termination
	Termination by	by Kohl’s	Without Cause (No	Without Cause (Following	Due to
Potential Payments	Executive	With Cause	Change of Control)	a Change of Control)	Disability	Death
to Christie Raymond	($)	($)	($)	($)	($)	($)
Severance Payment	—	—	1,450,000	1,905,107	362,500	362,500
Prorated Bonus (1)	—	—	1,478,565	—	1,478,565	1,478,565
Health Care Continuation	—	—	28,800	28,800	—	—
Outplacement	—	—	20,000	20,000	—	—
Value of Accelerated Restricted Stock Units (2)	—	—	2,211,433	2,748,808	2,748,808	2,748,808
Value of Accelerated Performance Share Units (3)	—	—	—	3,252,488	5,361,813	3,252,488
TOTAL	—	—	5,188,798	7,955,202	9,951,686	7,842,360
(1)	Because this table illustrates an employment termination date of January 31, 2026, the last day of Fiscal 2025, the prorated bonus represents the full bonus earned for the fiscal year, rather than a prorated amount. In the event of a termination by the executive for “Good Reason” or involuntary termination by Kohl’s without “Cause,” in each case without a “Change of Control,” or a termination due to death or “Disability,” the bonus is based on actual performance results as determined at the end of the fiscal year.
(2)	The value of Restricted Stock Units that would accelerate includes dividend equivalents, payable in additional shares, that would be earned upon settlement of the award based on dividend activity between the grant date and January 31, 2026.
(3)	The value of Performance Share Units that would accelerate is illustrated at Target for (i) death; and (ii) termination by the executive for “Good Reason” or involuntary termination by Kohl’s without “Cause” following a “Change of Control.” In the case of termination due to “Disability,” the actual award earned at the end of the performance period would be payable. Here, the payout shown in the “Termination Due to Disability” column reflects the actual or tracking performance as of January 31, 2026. Specifically, the value shown reflects actual performance (Threshold) for the 2023-2025 awards, assumed Threshold performance for the 2024-2026 awards, and assumed Maximum performance for the 2025-2027 awards. For the 2025-2027 awards, Maximum performance is illustrated at 250% of Target, representing the terms of the awards as of fiscal year-end and prior to the subsequent implementation of a 127% cap. In addition, the value of Performance Share Units that would be earned includes dividend equivalents equal to what would have been earned on the underlying award, based on dividend activity between the grant date and January 31, 2026.

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Mr. Buchanan

Executive Compensation Agreement

We were party to an Executive Compensation Agreement with Mr. Buchanan that provided for certain payments and other benefits upon his termination of employment, as previously disclosed in our 2025 Proxy Statement. On April 30, 2025, the Board of Directors terminated Mr. Buchanan’s employment, and based on the findings of an investigation overseen by the Audit Committee, the Board determined that Mr. Buchanan’s conduct constituted “Cause” as defined under the Executive Compensation Agreement. Under the terms of the Executive Compensation Agreement, an executive terminated for “Cause” is not entitled to severance payments, a prorated bonus, a health insurance continuation subsidy, or outplacement services. In accordance with the Board’s determination, the only payments and benefits provided to Mr. Buchanan upon his departure were accrued obligations, specifically unpaid base salary through the date of termination, reimbursement of business expenses incurred prior to termination, and continuing benefits. Accordingly, the payments and benefits payable under his Executive Compensation Agreement were treated as follows:

●	Mr. Buchanan received no severance payment and no bonus for Fiscal 2025.
●	In accordance with the terms of the relevant equity award agreements and his Executive Compensation Agreement, all unvested equity awards, including the recruitment awards and grants made under the 2025 LTIP, were forfeited.
●	Mr. Buchanan remains subject to the post-employment restrictive covenants set forth in his Executive Compensation Agreement. Specifically, he is prohibited from competing with Kohl’s and soliciting certain employees for a period of one year following his departure effective April 30, 2025. He also remains subject to confidentiality and non-disparagement obligations, which are subject to varying durations, as set forth in the Executive Compensation Agreement.

Mr. Buchanan’s Signing Incentive

In connection with his appointment as CEO, as previously disclosed, Kohl’s paid Mr. Buchanan a cash signing incentive of $3,750,000. Under the terms of the Signing Incentive Reimbursement Agreement, repayment of a pro rata portion (adjusted monthly) of such signing incentive is required in the event of termination for “Cause” prior to January 15, 2026 (the one-year anniversary of his start date). Based on the termination date, this prorated amount is $2,500,000.

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CEO Pay Ratio

Each year, we are required to disclose the ratio of our median employee’s total annual compensation to that of our Chief Executive Officer. As of January 31, 2026, our median employee was a part-time store associate. We identified our median employee by reviewing Form W-2 wages for all full-time, part-time, seasonal, and temporary employees as of that date. Since January 31, 2026, there have been no significant changes to the employee population or employee compensation arrangements that we believe would materially impact our pay ratio disclosure.

During Fiscal 2025, we underwent a CEO transition. Mr. Bender assumed the role of Interim Chief Executive Officer on April 30, 2025 and was formally appointed Chief Executive Officer effective November 23, 2025. For purposes of this CEO pay ratio calculation, we annualized Mr. Bender’s total compensation to reflect a full year in the role, in accordance with Instruction 10 of Item 402(u) of Regulation S-K. His annualized total compensation for Fiscal 2025 includes all of the components reported in the Summary Compensation Table, with his base salary adjusted to reflect a full year of service. Mr. Bender’s total annualized compensation for Fiscal 2025 was $9,407,629. The Fiscal 2025 total annual compensation for our median employee was $15,859, as determined under the Summary Compensation Table rules. The ratio of our CEO’s total annualized compensation to our median employee’s total annual compensation for Fiscal 2025 is 593:1. This information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates, and assumptions, Kohl’s disclosure may not be comparable to the pay ratio disclosure provided by other companies.

Pay versus Performance

Pay versus Performance Table

The following table sets forth additional compensation information of our Principal Executive Officer (PEO) and our non-PEO Named Executive Officers (NEOs), along with Total Shareholder Return (TSR), Net Income (Loss), and Net Sales performance results for our Fiscal 2025, 2024, 2023, 2022, and 2021:

										Value of Initial Fixed $100
							Average			Investment
							Summary	Average		Based on:
	Summary	Summary			Compensation		Compensation	Compensation			Peer Group
	Compensation	Compensation	Compensation		Actually Paid to		Table Total for	Actually Paid to		Total	Total	Net
	Table Total for	Table Total for	Actually Paid to		Second		Non-PEO	Non-PEO		Shareholder	Shareholder	Income	Net
	First PEO	Second PEO	First PEO (2)(3)		PEO (2) (3)		NEOs	NEOs (2) (3)		Return (4)	Return (5)	(Loss) (6)	Sales (6) (7)
Year (1)	($)	($)	($)		($)		($)	($)		($)	($)	($)	($)
2025	9,582,736	9,044,466	(16,934,429)	(8)	13,314,442	(8)	5,059,032	5,160,493	(8)	53.59	164.12	272	14,775
2024	11,036,800	20,907,736	(1,152,491)	(9)	21,424,896	(9)	3,147,860	(426,140)	(9)	38.90	161.20	109	15,385
2023	8,962,889	N/A	9,769,583	(10)	N/A		5,883,271	6,169,062	(10)	70.25	123.16	317	16,586
2022	9,034,094	4,427,865	(57,026,989)	(11)	4,710,588	(11)	3,420,060	(3,655,769)	(11)	76.90	87.69	(19)	17,161
2021	12,924,834	N/A	34,227,502	(12)	N/A		4,016,239	8,475,219	(12)	139.02	105.90	938	18,471
(1)	Named Executive Officers included in the above table reflect the following:

Year	PEO #1	PEO #2	Non-PEOs
2025	Mr. Buchanan	Mr. Bender	Ms. Timm, Mr. Hand, Mr. Jones, and Ms. Raymond
2024	Mr. Kingsbury	Mr. Buchanan	Ms. Timm, Mr. Hand, Mr. Jones, and Ms. Mc Feeney
2023	Mr. Kingsbury	N/A	Ms. Timm, Mr. Hand, Mr. Jones, Ms. Kent, and Mr. Alves
2022	Ms. Gass	Mr. Kingsbury	Ms. Timm, Mr. Chini, Ms. Mc Feeney, Ms. Raymond, Mr. Gaffney, and Mr. Revelle
2021	Ms. Gass	N/A	Ms. Timm, Mr. Howe, Mr. Revelle, and Mr. Gaffney

(2)	Fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns was determined by reference to (a) for Restricted Stock Awards and Restricted Stock Units, closing stock price on applicable year-end date(s) or, in the case of vesting dates, the stock price at which the award vested; and (b) for Performance Share Units, the fair value calculated by a Monte Carlo simulation model as of the applicable year-end date(s) multiplied by the probability of achievement as of each such date.

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Executive Compensation

(3)	For the portion of “Compensation Actually Paid” that is based on year-end stock prices, the following per share prices were used:

2025	2024	2023	2022	2021
$17.47	$13.21	$26.40	$31.49	$60.16
(4)	Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the applicable measurement period (assuming dividend reinvestment) and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. Cumulative TSR for each fiscal year assumes an investment of $100 at the beginning of the applicable measurement period.
(5)	Peer Group TSR reflects the Company’s 2025 peer group, which is the S&P 500 Consumer Discretionary Distribution & Retail Index, as reflected in our 2025 Annual Report on Form the 10-K, pursuant to Item 201(e) of Regulation S-K. The chart assumes an investment of $100 on January 30, 2021 and reinvestment of dividends. The calculations exclude trading commissions and taxes.
(6)	Dollars in Millions.
(7)	Net Sales is the financial performance measure that the Company believes to be the most important measure (that is not otherwise required to be disclosed in the table) it used in the most recent fiscal year to determine compensation.
(8)	For Fiscal 2025, “Compensation Actually Paid to First PEO,” “Compensation Actually Paid to Second PEO,” and the “Average Compensation Actually Paid to Non-PEO NEOs” reflects the following adjustments from total compensation reported in the Summary Compensation Table:

			Average
	First PEO	Second PEO	Non-PEO NEOs
Adjustments to Determine 2025 "Compensation Actually Paid”	($)	($)	($)
Total Reported in 2025 Summary Compensation Table (SCT)	9,582,736	9,044,466	5,059,032
Less, Value of Stock Awards Reported in SCT	(9,000,005)	(3,775,003)	(2,024,998)
Plus, Year-End Value of Awards Granted in Fiscal Year that Are Unvested and Outstanding	—	7,925,828	1,779,643
Plus, Change in Fair Value of Prior Year Awards that Are Outstanding and Unvested	—	—	415,789
Plus, FMV of Awards Granted this Year and that Vested this Year	—	—	—
Plus, Change in Fair Value (from Prior Year-End) of Prior Year Awards that Vested this Year	—	119,151	(68,973)
Less, Prior Year Fair Value of Prior Year Awards that Failed to Vest this Year	(17,517,160)	—	—
Total Adjustments	(26,517,165)	4,269,976	101,461
"Compensation Actually Paid" for Fiscal Year 2025	(16,934,429)	13,314,442	5,160,493

(9)	For Fiscal 2024, “Compensation Actually Paid to First PEO,” “Compensation Actually Paid to Second PEO,” and the “Average Compensation Actually Paid to Non-PEO NEOs” reflects the following adjustments from total compensation reported in the Summary Compensation Table:

			Average
	First PEO	Second PEO	Non-PEO NEOs
Adjustments to Determine 2024 "Compensation Actually Paid”	($)	($)	($)
Total Reported in 2024 Summary Compensation Table (SCT)	11,036,800	20,907,736	3,147,860
Less, Value of Stock Awards Reported in SCT	(9,099,987)	(17,000,000)	(2,024,997)
Plus, Year-End Value of Awards Granted in Fiscal Year that Are Unvested and Outstanding	1,721,992	17,517,160	396,704
Plus, Change in Fair Value of Prior Year Awards that Are Outstanding and Unvested	(4,811,296)	—	(1,758,077)
Plus, FMV of Awards Granted this Year and that Vested this Year	—	—	—
Plus, Change in Fair Value (from Prior Year-End) of Prior Year Awards that Vested this Year	—	—	(187,631)
Less, Prior Year Fair Value of Prior Year Awards that Failed to Vest this Year	—	—	—
Total Adjustments	(12,189,291)	517,160	(3,574,000)
"Compensation Actually Paid" for Fiscal Year 2024	(1,152,491)	21,424,896	(426,140)

(10)	For Fiscal 2023, “Compensation Actually Paid to First PEO” and the “Average Compensation Actually Paid to Non-PEO NEOs” reflects the following adjustments from total compensation reported in the Summary Compensation Table:

		Average
	First PEO	Non-PEO NEOs
Adjustments to Determine 2023 "Compensation Actually Paid”	($)	($)
Total Reported in 2023 Summary Compensation Table (SCT)	8,962,889	5,883,271 (a)
Less, Value of Stock Awards Reported in SCT	(4,699,989)	(3,194,999)
Plus, Year-End Value of Awards Granted in Fiscal Year that Are Unvested and Outstanding	5,938,380	3,248,521
Plus, Change in Fair Value of Prior Year Awards that Are Outstanding and Unvested	—	(67,486)
Plus, FMV of Awards Granted this Year and that Vested this Year	—	399,648
Plus, Change in Fair Value (from Prior Year-End) of Prior Year Awards that Vested this Year	(431,697)	(99,893)
Less, Prior Year Fair Value of Prior Year Awards that Failed to Vest this Year	—	—
Total Adjustments	806,694	285,791
"Compensation Actually Paid" for Fiscal Year 2023	9,769,583	6,169,062

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Executive Compensation

(11)	For Fiscal 2022, “Compensation Actually Paid to First PEO,” “Compensation Actually Paid to Second PEO,” and the “Average Compensation Actually Paid to Non-PEO NEOs” reflects the following adjustments from total compensation reported in the Summary Compensation Table:

			Average
	First PEO	Second PEO	Non-PEO NEOs
Adjustments to Determine 2022 "Compensation Actually Paid”	($)	($)	($)
Total Reported in 2022 Summary Compensation Table (SCT)	9,034,094	4,427,865	3,420,060
Less, Value of Stock Awards Reported in SCT	(7,549,993)	(3,920,000)	(1,891,344)
Plus, Year-End Value of Awards Granted in Fiscal Year that Are Unvested and Outstanding	—	4,226,216	972,774
Plus, Change in Fair Value of Prior Year Awards that Are Outstanding and Unvested	—	—	(2,905,529)
Plus, FMV of Awards Granted this Year and that Vested this Year	—	—	67,135
Plus, Change in Fair Value (from Prior Year-End) of Prior Year Awards that Vested this Year	143,079	(23,493)	(389,692)	(a)
Less, Prior Year Fair Value of Prior Year Awards that Failed to Vest this Year	(58,654,169)	—	(2,929,173)	(a)
Total Adjustments	(66,061,083)	282,723	(7,075,829)
"Compensation Actually Paid" for Fiscal Year 2022	(57,026,989)	4,710,588	(3,655,769)
(12)	For Fiscal 2021, “Compensation Actually Paid to First PEO” and the “Average Compensation Actually Paid to Non-PEO NEOs” reflects the following adjustments from total compensation reported in the Summary Compensation Table:

		Average
	First PEO	Non-PEO NEOs
Adjustments to Determine 2021 "Compensation Actually Paid”	($)	($)
Total Reported in 2021 Summary Compensation Table (SCT)	12,924,834	4,016,239
Less, Value of Stock Awards Reported in SCT	(7,250,011)	(1,375,046)
Plus, Year-End Value of Awards Granted in Fiscal Year that Are Unvested and Outstanding	14,444,589	2,739,579
Plus, Change in Fair Value of Prior Year Awards that Are Outstanding and Unvested	12,179,438	2,675,545
Plus, FMV of Awards Granted this Year and that Vested this Year	—	—
Plus, Change in Fair Value (from Prior Year-End) of Prior Year Awards that Vested this Year	1,928,652	418,902
Less, Prior Year Fair Value of Prior Year Awards that Failed to Vest this Year	—	—
Total Adjustments	21,302,668	4,458,980
"Compensation Actually Paid" for Fiscal Year 2021	34,227,502	8,475,219

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Executive Compensation

Relationship Between Compensation Actually Paid and Performance Measures

As described in more detail in the Compensation Discussion and Analysis section of this Proxy Statement, the Company’s executive compensation program reflects the philosophy that executive compensation should be directly linked to performance, with the ultimate objective of increasing long-term shareholder value. While the Company utilizes several performance measures to align executive compensation with Company performance, not all of those measures are presented in the Pay versus Performance Table above. The below graphical illustrations demonstrate the relationship between compensation actually paid (“CAP”) to the Named Executive Officers over the last five fiscal years, as compared to TSR, Net Income (Loss), and Net Sales over the same period. Because the composition of the PEO role and the specific circumstances of our PEOs have changed significantly year-over-year, their CAP figures are not always directly comparable and are driven, in part, by unique events, such as recruitment awards and forfeiture of unvested equity upon leaving the Company. The compensation actually paid to our other Named Executive Officers more directly reflects the alignment between compensation and Company performance. In Fiscal 2025, CAP for these officers moved in tandem with Net Income, demonstrating that the core of the Company’s compensation program remains responsive to financial and shareholder value performance.

In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions (shown graphically) of the relationship between compensation actually paid to our PEO and non-PEO Named Executive Officers, for each of the covered fiscal years, and:

●	our cumulative TSR and the cumulative TSR for our peer group;
●	our Net Income (Loss); and
●	our Net Sales.

COMPENSATION ACTUALLY PAID VERSUS TOTAL SHAREHOLDER RETURN
COMPENSATION ACTUALLY PAID (Dollars in Thousands)
TOTAL SHAREHOLDER RETURN (Dollars in Thousands)
$40,000
$20,000
$0
($20,000)
($40,000)
($60,000)
($80,000)
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
FY 2021
FY 2022
FY 2023
FY 2024
FY 2025
$34,228
$8,475
$139
$106
$4,711
($3,656)
($57,027)
$88
$77
$9,770
$6,169
$123
$70
$21,425
($1,152)
($426)
$161
$39
$13,314
$5,160
($16,934)
$164
$54
PEO #1 Compensation Actually Paid
PEO # 2 Compensation Actually Paid
Non-PEO Compensation Actually Paid
Kohl's Cummulative TSR
S&P Consumer Discretionary Distribution & Retail Index TSR

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Executive Compensation

COMPENSATION ACTUALLY PAID VERSUS NET INCOME (LOSS)
COMPENSATION ACTUALLY PAID (Dollars in Thousands)
NET INCOME (LOSS) (Dollars in Thousands)
$40,000
$20,000
$0
($20,000)
($40,000)
($60,000)
($80,000)
$1,000,000
$800,000
$600,000
$400,000
$200,000
$0
($200,000)
($400,000)
FY 2021
FY 2022
FY 2023
FY 2024
FY 2025
$34,228
$8,475
$938,000
$4,711
($3,656)
($57,027)
($19,000)
$9,770
$6,169
$317,000
$21,425
($1,152)
($426)
$109,000
$13,314
$5,160
($16,934)
$272,000
PEO #1 Compensation Actually Paid
PEO # 2 Compensation Actually Paid
Non-PEO Compensation Actually Paid
Net Income (Loss)

COMPENSATION ACTUALLY PAID VERSUS NET SALES
COMPENSATION ACTUALLY PAID (Dollars in Thousands)
NET SALES (Dollars in Thousands)
$40,000
$20,000
$0
($20,000)
($40,000)
($60,000)
($80,000)
$20,000,000
$18,000,000
$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
FY 2021
FY 2022
FY 2023
FY 2024
FY 2025
$34,228
$8,475
$18,471,000
$4,711
($57,027)
($3,656)
$17,161,000
$9,770
$6,169
$16,586,000
($1,152)
$21,425
($426)
$15,385,000
($16,934)
$13,314
$5,160
$14,775,000
PEO #1 Compensation Actually Paid
PEO # 2 Compensation Actually Paid
Non-PEO Compensation Actually Paid
Net Sales

Kohl’s Corporation | 2026 Proxy Statement	119

Executive Compensation

Important Financial Performance Measures

The following unranked performance measures reflect the Company’s most important performance measures used to link executive compensation to company performance in 2025. These performance measures were used by the Compensation Committee to assess company performance and determine annual cash incentives and equity awards paid to our PEO and Non-PEO Named Executive Officers in Fiscal 2025. For further information regarding these performance measures, refer to the Compensation Discussion and Analysis section of this Proxy Statement.

Most Important Performance Measures for Fiscal 2025
● Operating Margin
● Merchandise Sales
● Net Sales

120	Corporate.Kohls.com

Security Ownership of Certain Beneficial Owners, Directors, and Management

Security Ownership of
Certain Beneficial
Owners, Directors,
and Management

Beneficial Ownership of Common Stock

The following table presents information concerning the beneficial ownership of the shares of our common stock by:

●	each of our current Directors and the Director nominees;
●	the Named Executive Officers listed in the Summary Compensation Table;
●	all of our executive officers, current Directors, and the Director nominees as a group; and
●	each person who is known by us to beneficially own more than 5% of our common stock.

Under SEC rules, “beneficial ownership” for purposes of this table takes into account shares as to which the person has or shares voting or dispositive power, as well as shares that may be acquired within 60 days, and is different from beneficial ownership for purposes of Section 16 of the Exchange Act. Accordingly, the amounts presented below may be different than the beneficial ownership amounts reported in forms filed pursuant to Section 16 of the Exchange Act.

Unless otherwise indicated, this information is provided as of the record date, March 18, 2026; beneficial ownership is direct; and the person indicated has sole voting and dispositive power. As indicated in the relevant footnotes, certain Restricted Stock Units vest within 60 days of March 18, 2026 and are therefore included in the amount beneficially owned. Shares of Restricted Stock reported in the table include additional shares granted as a result of dividend reinvestment. Except as otherwise described in the footnotes with respect to vested deferred Restricted Stock Units granted to our Non-employee Directors, Restricted Stock Units exclude dividend equivalents accrued thereon.

	Amount Beneficially Owned
Name of Beneficial Owner	(#)		Percent of Class
Directors and Executive Officers
Wendy Arlin	37,181	(1)	*	%
Yael Cosset	56,786	(2)	*	%
H. Charles Floyd	51,733	(3)	*	%
Robbin Mitchell	39,801	(4)	*	%
Jonas Prising	98,964	(5)	*	%
John E. Schlifske	107,325	(6)	*	%
Adolfo Villagomez	30,273	(7)	*	%
Michael J. Bender	476,318	(8)	*	%
Jill Timm	258,053	(9)	*	%
Fred Hand	150,057	(10)	*	%
Nick Jones	103,503	(11)	*	%
Christie Raymond	143,804	(12)	*	%
Ashley Buchanan	—		—%
All current Directors and Executive Officers as a group (15 persons)	1,744,964	(13)	1.55%

Kohl’s Corporation | 2026 Proxy Statement	121

Security Ownership of Certain Beneficial Owners, Directors, and Management

5% Owners
BlackRock, Inc.
50 Hudson Yards
New York, NY 10001	16,543,308	(14)	14.8%
Dimensional Fund Advisors LP
6300 Bee Cave Road, Building One
Austin, TX 78746	5,538,144	(15)	5.0%

*Less than 1%.

(1)	Includes (i) 24,661 deferred Restricted Stock Units that vest within 60 days of March 18, 2026 (excluding accrued dividend equivalents, which remain subject to the same vesting schedule as the underlying deferred Restricted Stock Units); and (ii) 6,392 vested deferred Restricted Stock Units. The amount reported for vested deferred Restricted Stock Units includes dividend equivalents accrued through March 18, 2026, as these units are non-contingent and the Director has the right to acquire the underlying shares upon their separation from service.
(2)	Includes (i) 20,930 unvested shares of Restricted Stock; and (ii) 7,714 vested deferred Restricted Stock Units (including dividend equivalents, as these units are non-contingent and the director has the right to acquire the underlying shares upon separation from service).
(3)	Includes 17,879 deferred Restricted Stock Units that vest within 60 days of March 18, 2026 (excluding accrued dividend equivalents, which remain subject to the same vesting schedule as the underlying deferred Restricted Stock Units).
(4)	Includes (i) 17,879 deferred Restricted Stock Units that vest within 60 days of March 18, 2026 (excluding accrued dividend equivalents, which remain subject to the same vesting schedule as the underlying deferred Restricted Stock Units); and (ii) 6,392 vested deferred Restricted Stock Units. The amount reported for vested deferred Restricted Stock Units includes dividend equivalents accrued through March 18, 2026, as these units are non-contingent and the Director has the right to acquire the underlying shares upon their separation from service.
(5)	Includes 21,564 unvested shares of Restricted Stock.
(6)	Includes 43,763 unvested shares of Restricted Stock.
(7)	Includes 18,394 unvested shares of Restricted Stock.
(8)	Includes 441,005 unvested Restricted Stock Units that vest within 60 days of March 18, 2026.
(9)	Includes (i) 57,313 unvested Restricted Stock Units that vest within 60 days of March 18, 2026; and (ii) 32,354 gross shares to be acquired in settlement of Performance Share Units within 60 days of March 18, 2026 (including dividend equivalents).
(10)	Includes (i) 40,153 unvested Restricted Stock Units that vest within 60 days of March 18, 2026; and (ii) 12,073 gross shares to be acquired in settlement of Performance Share Units within 60 days of March 18, 2026 (including dividend equivalents).
(11)	Includes (i) 54,310 unvested Restricted Stock Units that vest within 60 days of March 18, 2026; and (ii) 30,813 gross shares to be acquired in settlement of Performance Share Units within 60 days of March 18, 2026 (including dividend equivalents).
(12)	Includes (i) 36,694 unvested Restricted Stock Units that vest within 60 days of March 18, 2026; and (ii) 20,799 gross shares to be acquired in settlement of Performance Share Units within 60 days of March 18, 2026 (including dividend equivalents).
(13)	Includes (i) 104,651 unvested shares of Restricted Stock; (ii) 744,686 unvested Restricted Stock Units that vest within 60 days of March 18, 2026; and (iii) 126,544 gross shares to be acquired in settlement of Performance Share Units within 60 days of March 18, 2026.
(14)	According to the amended Schedule 13G filed July 17, 2025 by BlackRock, Inc. (“BlackRock”), BlackRock and certain affiliated entities were the beneficial owner of 16,543,308 shares of Kohl’s common stock as of June 30, 2025. The filing indicates that BlackRock and certain affiliated entities have sole voting power with respect to 16,270,704 shares and sole dispositive power with respect to 16,543,308 shares.
(15)	According to the amended Schedule 13G filed April 15, 2025 by Dimensional Fund Advisors LP (“Dimensional”), Dimensional and certain affiliated entities were the beneficial owner of 5,538,144 shares of Kohl’s common stock as of March 31, 2025. The filing indicates that Dimensional and certain affiliated entities have sole voting power with respect to 5,405,070 shares and sole dispositive power with respect to 5,538,144 shares.

122	Corporate.Kohls.com

Audit Matters

Audit Matters

PROPOSAL 3 RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED ACCOUNTING FIRM	The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.

The Audit Committee is directly responsible for the appointment, retention, compensation, and oversight of the independent registered public accounting firm retained to audit Kohl’s and our subsidiaries’ financial statements. The Audit Committee has selected and appointed Ernst & Young LLP (“EY”) as the Company’s and our subsidiaries’ independent registered public accounting firm for Fiscal 2026 ending January 30, 2027. EY has been retained in that capacity since before the Company’s initial public offering in 1992.

Although shareholder ratification is not required by our Bylaws or other governing documents, the Board of Directors, upon recommendation of the Audit Committee, submits the selection of EY to our shareholders for ratification as a matter of good corporate governance. If the appointment of EY is not ratified by shareholders, it will be considered notice to the Board of Directors and the Audit Committee to consider the selection of a different firm in the future.

Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to ratify the Audit Committee’s appointment of EY as Kohl’s and our subsidiaries’ independent registered public accounting firm for Fiscal 2026.

In determining whether to reappoint EY as our independent registered public accounting firm and in carrying out its ongoing oversight responsibilities, the Audit Committee considers a comprehensive set of factors related to EY’s independence, performance, and qualifications. These factors include EY’s independence and objectivity; its capability and expertise in handling our industry, including the expertise and rotation of the lead engagement partner; historic and recent performance; the extent and quality of communications with the Audit Committee; and the appropriateness of EY’s fees, both on an absolute basis and relative to peers.

In addition, the Audit Committee:

●	reviews all non-audit services and engagements provided by EY, with specific focus on the potential impact of such services on auditor independence;
●	conducts an annual assessment of EY’s qualifications, service quality, sufficiency of audit resources, independence, quality of communications, working relationship with management, objectivity, and professional skepticism;
●	holds regular private meetings, separately, with EY and with management;
●	oversees and participates in the selection of the lead engagement partner at the required five-year rotation interval;

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Audit Matters

●	obtains and reviews, at least annually, a report from EY describing all relationships between the auditor and Kohl’s; and
●	periodically evaluates whether it is advisable to rotate the independent registered public accounting firm and the potential impact of selecting a different firm.

EY has advised us that they are independent, within the meaning of the Exchange Act and the rules and regulations promulgated thereunder. A representative from EY is expected to attend the 2026 Annual Meeting, will have the opportunity to make a statement if desired, and will be available to respond to appropriate questions.

The Audit Committee and the Board of Directors believe that the continued retention of EY as Kohl’s independent registered public accounting firm remains in the best interests of the Company and our shareholders. Accordingly, the Board of Directors unanimously recommends that shareholders vote “FOR” the approval of the following resolution:

RESOLVED that the appointment by the Audit Committee of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2027 be, and hereby is, ratified.

Required Vote

Under the Sarbanes-Oxley Act of 2002, the Audit Committee has the sole authority to appoint the independent registered public accounting firm for the Company. However, the Board of Directors believes it is important for shareholders to ratify the appointment of the selected firm. This proposal requires the affirmative vote of a majority of votes cast at the Annual Meeting, whether in person or by proxy. You may vote “FOR” or “AGAINST” or “ABSTAIN” from voting on the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for Fiscal 2026. For additional information, see “What are the Board’s voting recommendations, and how many votes are required to approve each proposal?” on page 6.

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.

124	Corporate.Kohls.com

Audit Matters

Audit Committee Report

The Audit Committee, management, and the independent registered public accounting firm each play distinct roles and have different responsibilities with respect to Kohl’s financial statements and internal controls over financial reporting.

●	The Audit Committee oversees Kohl’s financial reporting process on behalf of the Board of Directors. The Audit Committee Charter, which has been adopted by our Board of Directors, further describes the role and responsibilities of the Audit Committee in overseeing Kohl’s financial reporting process, and is available at https://investors.kohls.com/investors/corporate-governance/committee-composition-and-charters.
●	Management is responsible for the preparation, presentation, and integrity of Kohl’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used. Management is also responsible for objectively reviewing, evaluating, and testing Kohl’s internal control systems and reporting any identified deficiencies to the Audit Committee.
●	The independent registered public accounting firm, EY, is responsible for performing an independent audit of Kohl’s financial statements. Based on the results of this audit, the firm expresses an opinion on the conformity of Kohl’s financial statements with accounting principles generally accepted in the United States; the fairness, in all material respects, of the presentation of the Company’s financial statements; and the effectiveness of Kohl’s internal controls over financial reporting in accordance with Public Company Accounting Oversight Board (PCAOB) standards.

In performing its functions, the Audit Committee:

●	met with EY, with and without management present, to discuss the overall scope and plans for their respective audits, the results of their examinations, and their evaluations of Kohl’s internal controls;
●	reviewed and discussed Kohl’s audited financial statements with management and EY;
●	reviewed and discussed with EY the matters required to be discussed by the applicable requirements of the PCAOB and the Securities and Exchange Commission, including the quality of Kohl’s accounting principles, the selection of and modification to significant accounting policies, the reasonableness of estimates, and the disclosures in Kohl’s financial statements and the notes thereto;
●	received the written disclosures and representations from EY required by PCAOB Rule 3526 (Communication with Audit Committees Concerning Independence) and discussed with EY any relationships that may affect the firm’s objectivity and independence; and
●	assessed the compatibility of EY’s provision of non-audit services, if any, with the firm’s independence and concluded that EY remains independent.

Based on the reviews and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended January 31, 2026, filed with the Securities and Exchange Commission on March 19, 2026.

THE AUDIT COMMITTEE

Wendy Arlin	H. Charles Floyd	Robbin Mitchell	Adolfo Villagomez
Chair	Committee Member	Committee Member	Committee Member

Kohl’s Corporation | 2026 Proxy Statement	125

Audit Matters

Fees Paid to EY

We paid the following fees to EY for Fiscal 2025 and Fiscal 2024:

	Fiscal Year
	2025	2024
EY Fees	($)	($)
Audit fees (1)	1,727,060	1,712,610
Audit-related fees (2)	175,000	8,000
Tax fees (3)	485,317	411,849
All other fees (4)	—	—
Total	2,387,377	2,132,459
(1)	Audit fees include fees associated with the annual audit, reviews of our quarterly reports on Form 10-Q, and consultation and review work necessary to comply with standards of the PCAOB. Included in Audit fees are fees for services related to the audit of our internal controls, as required by Section 404 of the Sarbanes-Oxley Act of 2002, and additional billing for out-of-scope work and expenses related to the Fiscal 2024 and 2025 audits.
(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or the review of the Company’s financial statements, or services that are traditionally and more effectively performed by the Company’s independent registered public accounting firm. Audit-related fees in Fiscal 2025 consist of fees for services with respect to Kohl's issuance of senior secured notes in May 2025. Audit-related fees in Fiscal 2024 consist of fees related to the filing of a Form S-8 with respect to the Kohl’s Corporation 2024 Long-Term Compensation Plan.
(3)	Tax fees include consultations related to IRS issues and tax planning and assistance with state tax return filings, the Federal Work Opportunity Tax Credit, and other hiring and miscellaneous tax matters.
(4)	All other fees: During the last two fiscal years, we did not pay any fees to EY for any other services not included in the categories listed above.

Pre-Approval Policies and Procedures

The Audit Committee has established procedures for pre-approving all audit and permitted non-audit services provided by our independent registered public accounting firm. This process includes approving specific services and categories of services within predetermined cost limits, while ensuring compliance with the Securities and Exchange Commission’s rules on auditor independence. Under its Charter and pre-approval policy, the Audit Committee restricts the types of non-audit services that may be provided by the independent registered public accounting firm. Any permitted non-audit services must be explicitly pre-approved after the Committee has reviewed the nature and scope of the engagement. While the Committee may delegate pre-approval authority to the Chair of the Audit Committee, the Committee retains oversight by periodically monitoring the services rendered and ensuring that the fees paid remain within the approved parameters. All of the services, if any, described under the headings “Audit-related fees,” “Tax fees,” and “All other fees” were approved by the Audit Committee in accordance with these procedures.

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Management Proposal

PROPOSAL 4 APPROVAL OF THE AMENDED AND RESTATED KOHL’S CORPORATION 2024 LONG-TERM COMPENSATION PLAN	The Board of Directors unanimously recommends a vote “FOR” the approval of the Amended and Restated Kohl’s Corporation 2024 Long-Term Compensation Plan.

Upon recommendation of the Compensation Committee (the “Committee”), the Board of Directors has adopted, subject to shareholder approval, the Kohl’s Corporation 2024 Long-Term Compensation Plan, as amended and restated effective May 20, 2026 (the “Amended and Restated Plan”). The Amended and Restated Plan amends and restates the Kohl’s Corporation 2024 Long-Term Compensation Plan (the “Plan”) previously approved by shareholders at the 2024 Annual Meeting. The amendment:

●	increases the number of shares of Kohl’s common stock authorized for issuance under the Amended and Restated Plan by 5,200,000 shares and increases the limit on the number of shares of Kohl’s common stock that can used as awards of ISOs by the same amount;
●	extends the term of the Amended and Restated Plan for ten (10) years from the effective date of the Amended and Restated Plan, expiring in 2036; and
●	establishes a limit of $750,000 on the total annual compensation, including cash and equity, that may be paid to any Non-employee Director during a single board service year.

No other material changes are being made to the Plan, and all other terms, award types, eligibility provisions, governance protections, and administrative features of the existing Plan will remain unchanged. The Board believes these limited amendments are in the best interests of shareholders and are necessary to ensure the continued effectiveness and competitiveness of Kohl’s long-term incentive program.

Rationale for the Proposed Amendments

Long-term equity compensation is a central component of Kohl’s pay-for-performance philosophy and a key mechanism for aligning the interests of executives, eligible employees, and Non-employee Directors with the long-term interests of shareholders. As described in the Compensation Discussion and Analysis, equity awards are designed to reward sustained financial and operational performance, support long-term value creation, and retain critical leadership talent in a highly competitive retail environment.

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Increase in Authorized Shares and Term Extension

Since the Plan’s approval in 2024, the Committee has continued to grant equity awards in accordance with Kohl’s established annual compensation cycles, as well as targeted new hire, promotion, and retention awards in connection with certain leadership transitions. Because equity awards are generally determined as fixed dollar values and converted into shares based on Kohl’s stock price at the time of grant, fluctuations in the Company’s stock price have affected share usage. As a result, the remaining shares available under the Plan are expected to be substantially depleted within the next year, which would limit the Company’s ability to continue granting competitive long-term incentive awards.

The Committee and the Board believe equity awards are essential to our strategy for attracting and retaining highly qualified leaders and strengthening alignment with shareholder interests. In addition to projected share usage, historical share usage, anticipated hiring and retention needs, and potential dilution to shareholders, the Committee considered several factors in determining the proposed increase:

●	Competitive Compensation Practices. Our compensation program is designed to reflect current market practices in the retail sector. Without additional authorized shares, we risk losing the ability to deliver equity awards that are competitive in both value and structure.
●	Alignment With Long-Term Shareholder Value. Performance-based equity awards remain our most effective mechanism for linking executive compensation to long-term financial performance and shareholder returns.
●	Retention of Key Talent. Equity awards provide an important tool in attracting and retaining qualified associates and Non-employee Directors, particularly in a highly competitive retail market.

The proposed increase of 5,200,000 authorized shares is intended to support several future annual grant cycles under Kohl’s existing long-term incentive program design.

The Plan is currently scheduled to expire in accordance with its original ten-year term. Extending the term avoids the need to adopt an entirely new plan and allows the Company to continue operating under a familiar and shareholder-approved framework through 2036. In addition, to preserve the Company’s flexibility as to the types of awards it may choose to use, including ISOs, which are tax qualified, the Company is seeking shareholder approval as to the number of ISOs that can be granted under the Amended and Restated Plan and the period during which ISOs can be granted (i.e., through the term of the Amended and Restated Plan).

If shareholders do not approve the Amended and Restated Plan, the Company will continue to operate under the existing Plan until the remaining shares available for issuance are exhausted. Once the available share pool is depleted, Kohl’s would be required to consider alternative approaches to long-term incentive compensation, such as an increased reliance on cash compensation. The Committee and the Board believe that such alternatives may be less effective in aligning management and associate incentives with long-term shareholder value and could limit the Company’s flexibility to deliver competitive total compensation packages.

Non-Employee Director Compensation Limit

The Amended and Restated Plan introduces a specific, shareholder-approved limit on the total compensation that may be paid to any Non-employee Director in a single board service year. This limit, currently set at $750,000 for combined cash fees and equity awards, is intended to ensure that director compensation remains reasonable and consistent with peer group and market practices. While the Board already maintains a rigorous process for setting director compensation, formalizing this limit within the Amended and Restated Plan reflects our commitment to strong corporate governance and provides shareholders with direct oversight of the maximum potential compensation for our independent Directors.

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Key Features of the Amended and Restated Plan

The Amended and Restated Plan retains all existing features previously approved by our shareholders and reflecting prevailing best practices, including:

●	Fixed Share Pool; No Evergreen Provision. The Amended and Restated Plan authorizes a fixed number of shares and does not include an automatic share replenishment or “evergreen” feature.
●	No Repricing, Replacement, or Repurchase Without Shareholder Approval. Stock Options and Stock Appreciation Rights (“SARs”) may not be repriced, replaced, or repurchased for cash at a time when the market price of Kohl’s common stock is lower than the applicable exercise price without shareholder approval, except for equitable adjustments in connection with stock splits, recapitalizations, or similar corporate events.
●	Exercise Price. The exercise price of Stock Options or SARs may not be less than the fair market value of the common stock on the grant date.
●	Minimum Vesting Requirements. Awards granted under the Amended and Restated Plan generally may not vest earlier than twelve (12) months following the grant date, subject to a limited 5% carve out and certain acceleration authority for termination or Change of Control circumstances.
●	Clawback and Recoupment Provisions. The Amended and Restated Plan includes “clawback” provisions that provide the Committee with dual authority to recoup awards. First, the Committee may terminate outstanding awards or recover awards already paid to participants who engage in fraudulent or dishonest conduct. Second, the Committee maintains the broad right to require a participant to forfeit or return any award granted under the Amended and Restated Plan, including any cash, shares, or other property realized from such award, consistent with any recoupment policy that Kohl’s may implement from time to time, including, without limitation, the Company’s Executive Officer Compensation Recovery Policy.
●	Dividend and Dividend Equivalent Restrictions. Dividends and dividend equivalents may be provided only with respect to Full Value Awards (which are awards that are not Stock Options or SARs and are settled by the issuance of common stock) and, if provided, accrue and are payable solely to the extent that the underlying awards vest. Dividends and dividend equivalents are not permitted on Stock Options or SARs.
●	Double-Trigger for Accelerated Vesting. Upon a Change of Control of Kohl’s where awards are assumed, a “double trigger” provision in the Amended and Restated Plan allows accelerated vesting of Options, SARs, and Full Value Awards only upon the participant’s involuntary termination of employment without Cause (as defined in the Amended and Restated Plan) or a voluntary termination of employment for Good Reason (as defined in the Amended and Restated Plan).

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Equity Compensation Plan Information and Metrics

Overhang and Dilution as of March 31, 2026

The following table provides information regarding outstanding equity awards and shares available for future awards under the Plan as of March 31, 2026.

Overhang as of March 31, 2026	Shares	Dilution (1)
Total number of Stock Options and SARs outstanding (2)	—	—
Total number of Full Value Awards outstanding (3)	9,118,477	8.12%
Total number of shares remaining available for future grant under the Plan (4)	1,924,504	1.71%
Additional shares available under the Amended and Restated Plan upon shareholder approval	5,200,000	4.63%
Total number of shares available for future grant under the Amended and Restated Plan upon shareholder approval (4)	7,124,504	6.35%
Total number of shares outstanding as of the Record Date	112,253,151	—
(1)	Dilution is calculated by dividing the number of shares in each category by the total number of shares of common stock outstanding as of the Record Date of March 18, 2026.
(2)	Kohl’s did not have any Stock Options or SARs outstanding as of March 31, 2026.
(3)	Full Value Awards includes Restricted Stock Units, Performance Share Units, and Restricted Shares. Performance Share Units are presented assuming achievement of Target performance levels. This figure includes 1,757,043 outstanding awards under the Kohl’s Corporation 2017 Long-Term Compensation Plan (the “Prior Plan”) and 7,361,434 outstanding awards under the Plan as of March 31, 2026. The Plan provides that any shares subject to outstanding awards under the Prior Plan as of March 29, 2024 that subsequently expire, are forfeited, or are withheld for taxes (other than in relation to Stock Options or SARs) become available for grant under the Plan, up to a maximum of 4,785,851 shares. As of March 31, 2026, of these 4,785,851 shares originally subject to this “pour-over” provision, 1,757,043 shares remain subject to outstanding awards under the Prior Plan and could potentially become available for future issuance under the Amended and Restated Plan.
(4)	The Plan had 1,924,504 shares remaining available for grant at March 31, 2026, and with the requested additional 5,200,000 shares, it will have 7,124,504 shares available if shareholders approve the Amended and Restated Plan. There were no other shares available for grant under any other equity compensation plan.

Historical Share Usage and Burn Rate

Our historical share usage and three-year average burn rate of 2.48% reflects a disciplined approach to equity incentive awards and underscores our focus on aligning compensation practices with shareholder interests. We believe our historical share usage demonstrates a responsible approach to equity grant practices that balances the need to attract and retain top talent with the preservation of shareholder value. The following table illustrates the annual usage of shares authorized under our equity compensation plans over the past three fiscal years. We calculate our burn rate as the number of shares granted (or vested, as applicable) during the fiscal year divided by our weighted average common stock outstanding.

		Full Value Awards (1)
	Stock Options	RSUs and Restricted		Stock Options & SARs	Weighted Average Basic
Fiscal Year	or SARs Granted	Shares Granted	PSUs Vested	+ Full Value Awards	Common Stock Outstanding	Burn Rate
2025	—	2,216,000	—	2,216,000	112,000,000	1.98%
2024	—	3,195,000	38,000	3,233,000	111,000,000	2.91%
2023	—	2,229,000	582,000	2,811,000	110,000,000	2.56%
					3-Year Average ▶	2.48%
(1)	The following number of Performance Share Unit awards were granted, at Target, in 2025, 2024, and 2023 respectively: 2,035,000, 745,000, and 770,000.

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Equity Compensation Plan Data

As reported in our Annual Report on Form 10-K for the year ended January 31, 2026, the following table sets forth information, as of January 31, 2026, about shares of common stock outstanding and available for issuance under the Plan, which is our only existing equity compensation plan.

	(a)	(b)	(c)
			Number of Securities Remaining
	Number of Securities to	Weighted-Average	Available for Future Issuance
	Be Issued Upon Exercise	Exercise Price of	Under Equity Compensation Plans
	of Outstanding Options,	Outstanding Options,	(Excluding Securities Reflected in
	Warrants and Rights	Warrants and Rights	Column (a))
Plan Category	(#)	($)	(#)
Equity compensation plans approved by security holders (1)	6,103,000	$—	5,686,000
Equity compensation plans not approved by security holders (2)	1,747,000	$69.68	—
Total	7,850,000	$69.68	5,686,000
(1)	This amount includes 2,609,247 shares that may be issued upon the vesting of Performance Share Units and 3,493,776 shares that may be issued upon the vesting of Restricted Stock Units granted under the Plan, not including the issuance of future dividend equivalents. For Performance Share Units, this amount represents the Target payout level for each granted award, which is not necessarily indicative of the amount of any actual future payout. Performance Share Units and Restricted Stock Units do not have an exercise price and therefore have been excluded from the weighted average exercise price calculation in column (b).
(2)	Consists of warrants issued in April 2019. For further information, see Note 6 of the Consolidated Financial Statements set forth in our Annual Report on Form 10-K for the fiscal year ended January 31, 2026.

The following table shows, effective as of March 31, 2026, for both (i) the Plan, which is our only active equity compensation plan and (ii) the Prior Plan, under which there is a number of awards outstanding but under which no awards have been granted since the adoption of the Plan:

●	the number of Restricted Shares and Restricted Stock Units outstanding and the number of shares reserved for issuance under all existing Performance Share Unit awards if such awards were to pay out at Target level; and
●	the number of shares remaining available for future issuance, in each case prior to shareholder approval of the Amended and Restated Plan.

There are no Stock Options outstanding under either the Plan or the Prior Plan.

		Restricted Shares,
		Restricted Stock
	Shares to Be Issued	Units, and	Shares Remaining
	Upon Exercise of	Performance	Available for Future
	Outstanding Options	Share Awards	Grant
Plan	(#)	(#) (1) (2)	(#) (1)(3)
Kohl’s Corporation 2024 Long-Term Compensation Plan	—	7,361,434	1,924,504
Kohl's Corporation 2017 Long-Term Compensation Plan	—	1,757,043	—
(1)	Does not include issuance of future dividend equivalents.
(2)	For Performance Share Unit awards, represents the number of shares that would be issued at the Target level, which is not necessarily indicative of the amount of any actual future payout.
(3)	Represents the number of shares remaining available for future grant under the Plan, where outstanding performance-based awards are accounted for at Target level, which is not necessarily indicative of the amount of any actual future payout. Pursuant to the terms of the Plan, any shares subject to outstanding awards under the Prior Plan that expire, are forfeited, or are withheld for taxes will "pour over" and become available for grant under the Plan (up to a maximum of 4,785,851 shares). As of March 31, 2026, 1,757,043 shares remain subject to outstanding awards under the Prior Plan and may potentially become available for future issuance under the Plan.

In our Annual Report on Form 10-K for the year ended January 31, 2026, and as set forth below, we reported 1,747,392 shares to be issued under "Equity compensation plans not approved by security holders." These shares represent warrants issued to an

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Management Proposal

affiliate of Amazon.com Services, Inc. in April 2019 in connection with a commercial agreement. As previously disclosed, these warrants vested in five equal annual installments, with the final installment vesting on January 15, 2024. These warrants are contractually scheduled to expire on April 18, 2026. While these warrants remained outstanding as of the March 31, 2026 date of the table above, they will have expired by their terms prior to the effective date of the Amended and Restated Plan. Consequently, we have excluded these expiring warrants from our forward-looking dilution and overhang calculations to provide shareholders with a more accurate view of the Company’s long-term equity obligations following the 2026 Annual Meeting.

General Description of the Amended and Restated Plan

The text of this Proposal 4, including the foregoing and following discussion, is qualified in its entirety by the text of the proposed Amended and Restated Plan, which is attached to this Proxy Statement as Appendix A. For your convenience, Appendix A is marked to highlight the proposed amendments, with additions indicated by underlined text and deletions shown as stricken text.

Administration

The Board of Directors has delegated administration of the Amended and Restated Plan to the Committee, which is comprised solely of independent Directors. The Committee has final authority, subject to the express provisions of the Amended and Restated Plan, to:

●	interpret the Amended and Restated Plan;
●	establish such rules and regulations as it deems necessary for the proper operation and administration of the Amended and Restated Plan;
●	select persons to receive awards under the Amended and Restated Plan;
●	determine the form of awards and the number of shares or other units subject to awards;
●	determine the terms, conditions, restrictions and/or limitations, if any, of awards, including the time and conditions of exercise or vesting;
●	determine the performance goals, if any, which will be applicable to awards;
●	grant waivers of plan terms, conditions, restrictions, and limitations as deemed appropriate;
●	accelerate the vesting, exercise, or payment of awards or the performance period of awards when such action or actions would be in the best interest of Kohl’s; and
●	take any and all other action the Committee deems necessary or advisable for the proper operation or administration of the Amended and Restated Plan.

The Committee, in its discretion, may delegate its authority and duties under the Amended and Restated Plan to our Chief Executive Officer and/or to other senior officers of the Kohl’s; provided, however, only the Committee may select and grant awards to senior officers and Directors.

Eligibility

Under the Amended and Restated Plan, the Committee may grant awards to employees and Non-employee Directors. As of January 31, 2026, we had approximately 84,000 employees and seven Non-employee Directors.

Award Types and Terms

Under the Amended and Restated Plan, the Committee may grant various forms of awards, including:

●	Stock Options;
●	SARs;
●	Stock Awards, including Restricted Shares and Restricted Stock Units;
●	Performance Shares;
●	Performance Units; and
●	Substitute Awards.

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The term of the awards may be up to ten years from the date the award is granted, with the exception of ISOs, where the term shall not exceed five years in the case of an award to a holder of greater than ten percent of our common stock. The general terms and conditions of these awards are described below.

Stock Options

Stock Options granted under the Amended and Restated Plan may be ISOs (within the meaning of Section 422 of the Internal Revenue Code) or nonqualified, which are Options that do not qualify as ISOs. Stock Options entitle the holder to purchase shares of common stock during a specified period at a purchase price set by the Committee, which must be at least 100% of the fair market value of the common stock on the grant date.

Stock Appreciation Rights

A SAR is the right, denominated in shares of common stock, to receive upon exercise, without payment to Kohl’s, an amount equal to the excess of the fair market value of the common stock on the exercise date over the fair market value of the common stock on the grant date. The Committee may grant SARs to participants as either freestanding awards or as awards related to Stock Options. For SARs related to an Option, the terms and conditions of the grant will be substantially the same as the terms and conditions applicable to the related Option, and exercise of either the SAR or the Option will cause the cancellation of the other. The Committee will determine the terms and conditions applicable to awards of freestanding SARs.

Stock Awards

Stock Awards may be in the form of shares of common stock, Restricted Shares, or Restricted Stock Units, which are bookkeeping entries representing such shares. Restricted Shares are shares that are transferred by us to a participant and that are subject to a substantial risk of forfeiture and to restrictions on sale or transfer for a period of time. The Committee will determine the amounts, terms, and conditions (including the attainment of performance goals, restrictions on transfer, and continued employment) of any grant of Restricted Shares or Restricted Stock Units. The Committee may, in its discretion, grant to the participants to whom Restricted Shares have been awarded all or any of the rights of a shareholder with respect to such shares, including the right to vote such shares and to receive dividends. Restricted Stock Units are similar to Restricted Shares, except that the shares of stock are not issued to the participant until after the end of the restriction period and any other applicable conditions are satisfied.

Performance Shares and Performance Units

Performance Shares and Performance Units represent the right to receive shares or a payment at a future date based on the value of common stock in accordance with the terms of the grant and upon the attainment of specified performance goals. The Committee shall establish the applicable criteria and all other terms applicable to the grant at the time the Performance Shares or Performance Units are awarded.

Substitute Awards

Substitute Awards may be granted in connection with a corporate transaction. Substitute Awards are awards that may be granted in replacement of outstanding equity awards from another business held by current and former employees or Non-employee Directors of, such business that is, or whose stock is, acquired by us. In the event that a company acquired by Kohl’s or with which Kohl’s combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for awards under the Amended and Restated Plan and shall not reduce the shares of common stock authorized for grant under the Amended and Restated Plan; provided that awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and will only be made to individuals who were not employed by or providing services to Kohl’s immediately prior to such acquisition or combination.

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Shares Authorized

The aggregate number of shares of common stock authorized under the Amended and Restated Plan shall not exceed the sum of (i) 12,850,000 shares of common stock (representing 7,650,000 shares originally authorized as of the Effective Date and 5,200,000 shares authorized as of the Restatement Date), plus (ii) any unused shares of common stock which were subject to outstanding awards as of March 29, 2024 granted under the Prior Plan to the extent that after such date, such shares ceased for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested shares of common stock), including, but not limited to, shares that were delivered to or withheld by us to pay the withholding taxes related to any award other than a Stock Option or SAR, which unused amount shall not exceed 4,785,851 shares.

The Amended and Restated Plan uses a 1-for-1 share counting ratio. Meaning, awards reduce the total number of shares of common stock available for grant by one share of common stock for every one share of common stock that was subject to an award granted under the Amended and Restated Plan.

The Amended and Restated Plan provides for share recycling only for certain awards and in certain circumstances:

●	Shares Returned to the Pool. Shares subject to awards that expire, are forfeited, are cancelled, or are settled in cash are not counted against the reserve and become available again for grant. Shares withheld by the Company to satisfy tax withholding obligations related to any Full Value Award (such as Restricted Stock Units or Performance Shares) are returned to the pool and available for future issuance. Additionally, Substitute Awards do not reduce the shares of common stock authorized for grant under the Amended and Restated Plan.
●	Shares Not Returned to the Pool. Shares withheld to pay the exercise price or tax withholdings for Stock Options or SARs do not return to the pool. Furthermore, the full number of shares underlying a Stock Option or SAR are counted against the reserve regardless of the number of shares actually issued upon exercise, and shares repurchased on the open market using proceeds from a Stock Option exercise may not be added back to the pool.

As of March 31, 2026, the total number of shares of common stock that could be added to the pool of Plan shares, if unused from outstanding grants under the Prior Plan, is 1,757,043, and the number of shares available under the Plan as of such date (assuming Target performance for Performance Share Units and not including future dividend equivalents), but not including the potential unused shares from the Prior Plan addition, is 1,924,504. Accordingly, if the 5,200,000 increase in shares authorized is approved, the maximum expected number of shares available for future grants under the Amended and Restated Plan, after approval of the increase, is 8,881,547.

If there is any change in our outstanding common stock by reason of any extraordinary transaction such as a reorganization, recapitalization, merger, consolidation, stock split, stock dividend, spin-off, combination or exchange of shares or other corporate exchange, or any distribution to shareholders of common stock other than regular cash dividends, the number of shares available for awards, the shares subject to any award and the Option prices or exercise prices of awards will be automatically adjusted. In the event of other changes in our capital structure, the Committee will make appropriate adjustments in the maximum number of shares of common stock which may be issued under the Amended and Restated Plan and any adjustments and/or modifications to outstanding awards as it deems appropriate.

Performance Goals

The Committee may establish performance goals in connection with the grant of any award under the Amended and Restated Plan. Performance goals established by the Committee may be based upon any performance criteria, either individually, alternatively, or in any combination, applied to either the Company as a whole or to a business unit, either individually, alternatively or in any combination, and measured either annually (or such shorter period specified by the Committee) or cumulatively over a period of years, on an absolute basis or relative basis, on a per-share basis or against a target, past performance or peer group performance, in each case as specified by the Committee.

The performance goals based on these business criteria may be set on a pre-tax or after-tax basis, may be applied on an absolute or relative basis, may be valued on a growth or fixed basis, and may be determined with or without regard to changes in accounting or the effects of events that are unusual in nature or infrequently occurring, as specified by the Committee at the time an award is granted.

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Management Proposal

The Amended and Restated Plan does not limit our right to award or pay other forms of awards to participants that are not performance-based, including, without limitation, Restricted Shares and Restricted Stock Units that vest based upon the continued employment of a participant.

Minimum Vesting

Other than awards granted with respect to a maximum of five percent (5%) of the total authorized shares under the Amended and Restated Plan and as otherwise permitted under the Amended and Restated Plan, awards granted under the Amended and Restated Plan may not vest earlier than twelve (12) months after the date the award is granted.

Dividends and Dividend Equivalents

With respect to Full Value Awards, the Committee may choose, at the time of the grant of the award or any time thereafter up to the time of the award’s payment, to include as part of such award an entitlement to receive dividends or dividend equivalents, subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish. Dividends and dividend equivalents will be paid in such form and manner (i.e., lump sum or installments), and at such time as the Committee shall determine; provided, however, all dividends or dividend equivalents payable with respect to any Full Value Award will be credited as additional shares of common stock subject to such award and accrue additional dividend equivalents, and will vest and be paid to the participant only if and when, and to the extent that, such award vests and/or is paid.

Effect of a Change of Control

Unless the Committee or the Board of Directors specifies otherwise prior to the Change of Control of Kohl’s (as defined in the Amended and Restated Plan), and assuming the assumption of awards by a successor, a participant who is involuntarily terminated by Kohl’s or its successor without Cause or who terminates his or her employment for Good Reason within six months before or twelve months following a Change of Control shall have the ability to exercise any Options or SARs previously granted to the participant under the Amended and Restated Plan (whether or not then vested) in full until the earlier of the award’s original expiration term or a date two years following the termination of employment. In addition, upon any such termination, all unvested portions of Full Value Awards (other than awards subject to performance-based vesting criteria) will immediately vest. In the event outstanding awards are not assumed by a successor, participants will be entitled to accelerated vesting immediately prior to the Change of Control. With respect to awards subject to performance-based vesting criteria, unless the Committee or the Board of Directors specifies otherwise prior to the Change of Control, upon the occurrence of the Change of Control each participant will be deemed to have satisfied any performance-based vesting criteria at the Target level, and following the Change of Control any such award will continue to vest based on the time-based vesting criteria, if any, to which the award is subject and will be treated for all purposes (including accelerated vesting upon an involuntary termination without Cause or a voluntary termination for Good Reason as described above) as if such award had only been subject to such time-based vesting criteria.

Suspension or Termination of Awards and Clawback Provisions

Misconduct-Based Forfeiture and Recovery

If the Committee determines a participant has been terminated for Cause or has engaged in Acts of Misconduct (including fraud, dishonesty, or violations of Kohl’s Code of Ethics), the participant will forfeit all outstanding awards. Furthermore, the Company is entitled to recover the value of any award previously paid, vested, or exercised if the participant engaged in such fraudulent or dishonest behavior, or if performance goals were only achieved because of such misconduct.

Broad Policy-Based Recoupment

In addition to misconduct-specific triggers, the Company has the right to require any participant to forfeit and return any award made pursuant to the Amended and Restated Plan (or any cash, shares, or other property realized therefrom) to the extent required by any recoupment policy maintained by the Company, including, without limitation, the Company’s Executive Officer Compensation Recovery Policy.

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Management Proposal

Amendments

Except where shareholder approval is required by law, the Amended and Restated Plan may be suspended or terminated by the Board of Directors or the Committee at any time, but the termination or suspension shall not, without the consent of a participant, adversely affect the rights of such participant under an outstanding award. The Committee may at any time unilaterally amend or terminate and cash out any unexercised or unpaid award, whether earned or unearned, including awards earned but not yet paid, or substitute another award of the same or different type, to the extent it deems appropriate; provided, however, that any amendment to (but not termination of) an outstanding award which, in the opinion of the Committee, is materially adverse to the participant, or any amendment or termination which, in the opinion of the Committee, may subject the participant to liability under Section 16 of the Exchange Act, will require the participant’s consent. The exercise price of a Stock Option shall not be reduced by the Committee without the consent of our shareholders, other than in the event of changes in our capital structure, as set forth above.

Certain Federal Income Tax Consequences

The following is a summary of U.S. federal income tax consequences relating to awards granted under the Amended and Restated Plan. The summary below does not contain a complete analysis of all the potential tax consequences relating to awards granted under the Amended and Restated Plan, including state, local or foreign tax consequences.

Non-Qualified Options

The grant of a Non-qualified Option will have no federal income tax consequences to us or to a participant. A participant will recognize taxable ordinary income at the time of exercise of the Option in an amount equal to the excess of the fair market value of the shares acquired at the time of exercise over the option price, and we will ordinarily be entitled to a deduction for such amount. The holder of shares acquired upon exercise of a Non-Qualified Option will, upon a subsequent disposition of such shares, generally recognize a short-term or long-term capital gain or loss, depending upon the holding period of the shares, equal to the difference between the amount realized on the sale and the basis in such shares (the sum of the option price and the amount taxed as ordinary income at the time of exercise).

ISOs

Neither the grant nor exercise of an ISO will generally have any federal income tax consequences for a participant. The amount by which the fair market value of the shares acquired upon the exercise of any ISO exceeds the option price as of the date of exercise, however, is an item of “tax preference” for purposes of computing the alternative minimum tax on individuals. If a participant has held the shares acquired on the exercise of an ISO for at least two years from the date of the grant of the Option and at least one year from the date of exercise, the participant will recognize taxable long-term capital gain or loss upon a subsequent disposition of the shares. In such circumstances, no deduction would be allowed to us for federal income tax purposes in connection with the grant or exercise of the Option or the transfer of shares acquired upon such exercise. If, however, the participant disposes of his or her shares within the holding periods described above:

●	the participant will recognize ordinary income in an amount equal to the difference between the fair market value of such shares on the date of exercise and the option price, provided that, if the disposition is a sale or exchange with respect to which a loss (if sustained) would be recognized by the participant and the amount realized from such sale or exchange is less than the fair market value on the exercise date, then the ordinary income will be limited to the excess of the amount realized upon the sale or exchange of the shares over the option price;
●	we will be entitled to a deduction for such year in the amount of the ordinary income so recognized; and
●	the participant will recognize capital gain or loss, as the case may be, in an amount equal to the difference between the amount realized upon such sale or exchange of the shares and the sum of the option price plus the amount of ordinary income, if any, recognized upon such disposition.

SARs

The grant of a SAR will have no federal income tax consequences to us or to a participant. Upon the exercise of a SAR, a participant generally will be deemed to have received income, taxable for federal income tax purposes at ordinary income rates, equal to the fair market value at the time of exercise of any of our common stock received plus the amount of any cash received, and we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the participant as a result of such exercise. The basis of shares received upon the exercise of a SAR will equal the fair market

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Management Proposal

value of the shares at the time of exercise. Gain or loss recognized by the participant on a subsequent disposition of any such shares will be capital gain or loss if such shares constitute a capital asset in the hands of the participant.

Stock Awards

The grant of Restricted Shares is not a taxable event to a participant, absent an election under Section 83(b) of the Internal Revenue Code. If no election is made, the participant will recognize income, taxable for income tax purposes at ordinary rates, upon the lapse of the restrictions governing the shares. The amount of the income will equal the fair market value of the shares when the restrictions lapse, less any amount paid by the participant for the shares. If the participant makes a Section 83(b) election within 30 days of the date of grant, he or she will be deemed to have received ordinary income at the time of the grant of the Restricted Shares equal to their fair market value at the date of grant less any amount paid by the participant for the shares, determined without regard to the restrictions imposed thereon. If the Restricted Shares are subsequently forfeited after a Section 83(b) election and before the restrictions lapse, the participant is not entitled to claim the loss for income tax purposes.

We or one of our subsidiaries will be entitled to a deduction for income tax purposes when the participant recognizes ordinary income, either as a result of a Section 83(b) election or because of the lapse of the restrictions. The amount of the deduction will equal the amount of ordinary income recognized by the participant.

Performance Units and Performance Shares

A participant will not be deemed to have received taxable income upon the grant of Performance Units or Performance Shares. Upon distribution of cash or common stock in respect of the Performance Units or Performance Shares, a participant will be deemed to have received taxable ordinary income in an amount equal to the fair market value of the shares of common stock received on the date they are distributed to the participant or the amount of cash received. The basis of the shares of common stock received will equal the amount of taxable ordinary income recognized by the participant upon receipt of such shares. Gain or loss recognized by the participant on a subsequent disposition of any such shares will be capital gain or loss if such shares constitute a capital asset in the hands of the participant.

Upon the distribution of such shares of common stock or cash, we or one of our subsidiaries will generally be entitled to a deduction for federal income tax purposes in an amount equal to the taxable ordinary income recognized by the participant.

Section 162(m) of the Code

Section 162(m) disallows a federal income tax deduction to us for compensation over $1 million paid to “covered employees” in any fiscal year. As a result, we expect the compensation paid to any of the individuals who is or at any point was one of our “Named Executive Officers” in excess of $1 million, including awards under the Amended and Restated Plan, will not be deductible to us.

Section 280G of the Code

Under certain circumstances, accelerated vesting, exercise, or payment of awards under the Amended and Restated Plan in connection with a Change of Control of Kohl’s might be deemed an “excess parachute payment” for purposes of the golden parachute payment provisions of Section 280G of the Code. To the extent that it is so considered, the participant holding the award would be subject to an excise tax equal to 20% of the amount of the excess parachute payment, and we would be denied a tax deduction for the amount of the excess parachute payment.

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Management Proposal

New Plan Benefits

It is not possible to determine the specific number of shares or dollar value of awards that may be granted under the Amended and Restated Plan to our NEOs, other associates, or Non-employee Directors, other than as reflected in the table below. Under the terms of the Amended and Restated Plan, the type, timing, and amount of any awards granted remain within the discretion of the Committee. Accordingly, and solely for illustrative purposes, the following table sets forth the aggregate number of equity awards granted during Fiscal 2025 under the Plan to each NEO and to certain groups of participants. The awards reflected in the table are not indicative of future award levels or grant practices under the Amended and Restated Plan.

	2025 Restricted Stock	2025 Performance Share Units
	Units or Restricted Shares (1)	(at Target) (1)
Name and Position or Group	(#)	(#)
Michael J. Bender (2)	441,005	—
Chief Executive Officer
Jill Timm	112,469	159,353
Chief Financial Officer
Fred Hand (3)	97,800	138,568
Senior Executive Vice President, Director of Stores
Nick Jones	112,469	159,353
Chief Merchandising Officer
Christie Raymond	73,350	103,926
Chief Marketing Officer
Ashley Buchanan (4)	440,098	623,557
Former Chief Executive Officer
Current Executive Officers as a Group (5)	960,822	734,022
Non-employee Directors as a Group	162,145	—
Non-Executive Officer Employees as a Group	499,001	584,076
(1)	Excludes any additional Restricted Stock Units, Restricted Shares, or Performance Share Units accrued as a result of dividend equivalents issued in connection with the payment of regular dividends by the Company.
(2)	In connection with his appointment as Interim Chief Executive Officer, Mr. Bender received an award of 441,005 Restricted Stock Units on May 16, 2025, which are subject to service-based vesting conditions as set forth in the previously disclosed Restricted Stock Unit Agreement. Mr. Bender did not receive a separate award of Performance Share Units in 2025.
(3)	As previously disclosed, Mr. Hand will retire effective April 3, 2026, and the entirety of the PSU portion of this award and all unvested RSUs from this award will be forfeited in accordance with the terms of the award agreements.
(4)	Mr. Buchanan departed Kohl’s on April 30, 2025. Upon a termination for “Cause,” the terms of the respective Executive Compensation Agreement, award agreements, and incentive plans call for forfeiture of all unvested equity awards.
(5)	Includes eight executive officers as of March 18, 2026.

The Board of Directors is asking shareholders to approve the following resolution:

RESOLVED that the Company’s shareholders approve the Kohl’s Corporation 2024 Long-Term Compensation Plan, as amended and restated effective May 20, 2026.

Required Vote

This proposal requires the affirmative vote of a majority of votes cast at the Annual Meeting, whether in person or by proxy. You may vote “FOR” or “AGAINST” or “ABSTAIN” from voting on the proposal to approve the Amended and Restated Plan. For additional information, see “What are the Board’s voting recommendations, and how many votes are required to approve each proposal?” on page 6.

The Board of Directors unanimously recommends that shareholders vote “FOR” the approval of the Amended and Restated 2024 Long-Term Compensation Plan.

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Appendices

Appendix A

For your convenience, Appendix A is marked to highlight the proposed amendments to the Kohl’s Corporation 2024 Long-Term Compensation Plan, with additions indicated by underlined text and deletions shown as stricken (    ) text.

Kohl’s Corporation

2024 Long-Term Compensation Plan

amended and restated effective May 20, 2026

1.	Purpose

The purpose of the Plan is to allow the Company to attract and retain key employees and directors of the Company and its subsidiaries and to provide motivation to these individuals to put forth maximum efforts toward the continued growth, profitability, and success of the Company and its Subsidiaries by providing incentives through the ownership and performance of the Company’s Common Stock. Toward this objective, the Committee may grant various equity- and cash-based Awards to Participants on the terms and subject to the conditions set forth in the Plan. These Awards will provide Participants with a proprietary interest in the growth and performance of the Company.

2.	Definitions
2.1.	“Act of Misconduct” shall have the meaning set forth in Paragraph 24 below.
2.2.

“Award” means any form of Stock Option, Stock Appreciation Right, Stock Award, Performance Unit, Performance Shares or other incentive award granted under the Plan, whether singly, in combination, or in tandem, to a Participant by the Committee pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish by the Award Agreement or otherwise.

2.3.	“Award Agreement” means either:
(a)	a written agreement between the Company and a Participant; or
(b)	a written or electronic statement issued by the Company to a Participant, establishing the terms, conditions, restrictions, and/or limitations applicable to an Award in addition to those established by this Plan and by the Committee’s exercise of its administrative powers. The Committee may provide for the use of electronic, internet, intranet or other non-paper Award Agreement, and the use of electronic, internet, intranet or other non-paper means for the acceptance of Awards and other desired or required actions by a Participant.
2.4.	“Board” means the Board of Directors of the Company;
2.5.	“Change of Control” has the meaning set forth in Paragraph 19 below.

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Appendices

2.6.	“Code” means the Internal Revenue Code of 1986, as amended from time to time.
2.7.

“Committee” means the Compensation Committee of the Board, or such other committee of directors designated by the Board, authorized to administer the Plan under Paragraph 3 hereof. Membership of the Committee shall consist of not less than two (2) independent directors and shall otherwise comply with the requirements of the rules and regulations of the Securities and Exchange Commission, the stock exchange on which the Company’s Common Stock is traded and Rule 16b-3 of the Exchange Act.

2.8.	“Common Stock” means $.01 par value common shares of Kohl’s Corporation.
2.9.	“Company” means Kohl’s Corporation, a Wisconsin corporation, and any of its direct or indirect subsidiaries.
2.10.

“Disability” means the inability of a Participant to perform his or her normal duties as a full-time employee of the Company for a continuous period of ninety (90) days by reason of physical or mental illness or incapacity. If there is any dispute as to whether the termination of the Participant’s employment was due to his or her physical or mental illness or incapacity, such question shall be submitted to a licensed physician for the purpose of making such determination. An examination of the Participant shall be made within thirty (30) days after written notice by the Committee or the Participant by a licensed physician selected by the Committee. The Participant shall submit to such examination and provide such information as such physician may request and the determination of such physician as to the question of the Participant’s physical or mental condition shall be binding and conclusive on all parties concerned for purposes of this Plan. The disability shall be deemed to be continuing unless the Participant performs his or her regular duties for his or her employer for a continuous period of ninety (90) days. Notwithstanding the foregoing definition, if the Participant and Company are parties to any employment agreement, executive compensation agreement or similar agreement containing a different definition of “Disability”, the definition in the employment agreement, executive compensation agreement or similar agreement shall control.

2.11.	“Effective Date” means May 15, 2024, the date this Plan was ~~is~~ duly approved by the Company’s shareholders.
2.12.	“Exchange Act” means the Securities and Exchange Act of 1934, as amended.
2.13.

“Fair Market Value” means a price that is based on the opening, closing, actual, high, low, or average selling prices of a share of Common Stock reported on the New York Stock Exchange—Composite Transactions or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, “Fair Market Value” of Common Stock shall mean the closing sale price of Common Stock on the New York Stock Exchange—Composite Transactions. In the event shares of Common Stock are not publicly traded at the time a determination of their value is required to made hereunder, the determination of their “Fair Market Value” shall be made by the Committee in such manner as it deems appropriate.

2.14.	“Full Value Awards” mean Awards that are not Stock Options or Stock Appreciation Rights and are settled by the issuance of Common Stock.
2.15.	“Nonemployee Director” means a member of the Board of Directors who is not a current employee of the Company.
2.16.	“Participant” means an employee of the Company or a Nonemployee Director chosen by the Committee to receive an Award under this Plan.
2.17.	“Performance Goal” has the meaning set forth in Paragraph 13 below.
2.18.	“Performance Share” means an award granted pursuant to Paragraph 12 hereof.
2.19.	“Performance Unit” means an award granted pursuant to Paragraph 11 hereof.
2.20.	“Plan” means this Kohl’s Corporation 2024 Long-Term Compensation Plan, as amended from time to time.
2.21.	“Prior Plan” means the Kohl’s Corporation 2017 Long-Term Compensation Plan.

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Appendices

2.22.	“Restatement Date” means the date this Plan, as amended and restated effective May 20, 2026, is duly approved by the Company’s shareholders.
2.2~~2~~3.

“Retirement” means, unless otherwise specified in an Award Agreement, a Participant’s voluntary termination of employment other than for Cause after the later to occur of (a) attainment of age sixty (60); or (b) employment with the Company for a continuous period of ten (10) years.

2.2~~3~~4.	“Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, as it may be amended from time to time, and any successor rule.
2.2~~4~~5.	“Stock Appreciation Right” or “SAR” means a stock appreciation right Award granted pursuant to Paragraph 9 below.
2.2~~5~~6.	“Stock Award” means an award granted pursuant to Paragraph 10 hereof in the form of shares of Common Stock, restricted shares of Common Stock, and/or Units of Common Stock.
2.2~~6~~7.	“Stock Option” means a stock option Award granted pursuant to Paragraph 8 below.
2.2~~7~~8.

“Substitute Award” means an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of the property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of a Stock Option or SAR.

2.2~~8~~9.

“Unit” means a bookkeeping entry used by the Company to record and account for the grant of the following Awards until such time as the Award is paid, cancelled, forfeited or terminated, as the case may be: Units of Common Stock, Performance Units, and Performance Shares which are expressed in terms of Units of Common Stock.

3.	Administration

The Plan shall be administered by the Committee. Subject to the terms of the Plan, the Committee shall have the authority to:

(a)	interpret the Plan;
(b)	establish such rules and regulations as it deems necessary for the proper operation and administration of the Plan;
(c)	select Participants to receive Awards under the Plan;
(d)	determine the form of an Award, whether a Stock Option, Stock Appreciation Right, Stock Award, Performance Unit, Performance Share, or other incentive award established by the Committee in accordance with the Plan, the number of shares or Units subject to the Award, all the terms, conditions, restrictions and/or limitations, if any, of an Award, including the time and conditions of exercise or vesting, and the terms of any Award Agreement;
(e)	determine whether Awards will be granted singly, in combination or in tandem;
(f)	determine the Performance Goals, if any, which will be applicable to the Award;
(g)	grant waivers of Plan terms, conditions, restrictions, and limitations;
(h)	accelerate the vesting, exercise, or payment of an Award or the performance period of an Award when such action or actions would be in the best interest of the Company; and
(i)	take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan.

In addition, in order to enable Participants who are foreign nationals or are employed outside the United States or both to receive Awards under the Plan, the Committee may adopt such amendments, procedures, regulations, subplans and the like as are necessary or advisable, in the opinion of the Committee, to effectuate the purposes of the Plan.

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Appendices

Subject to Paragraph 24, the Committee shall also have the authority to grant Awards in replacement of Awards previously granted under this Plan or any other executive compensation plan of the Company.

All determinations of the Committee shall be made by a majority of its members, and its determinations shall be final, binding and conclusive on the Company, Participants and any persons claiming an interest through a Participant. The Committee, in its discretion, may delegate its authority and duties under the Plan to the Chief Executive Officer and/or to other senior officers of the Company under such conditions and/or limitations as the Committee may establish; provided, however, that only the Committee may select and grant Awards to Participants who are subject to Section 16 of the Exchange Act.

4.	Eligibility

Any current or former employee or Nonemployee Director of the Company chosen by the Committee shall be eligible to receive an Award.

5.	Awards Available
(a)	Aggregate Limit. Subject to adjustment as provided in Paragraph 21 hereof, the aggregate number of shares of Common Stock which may be issued under the Plan, on or after the Effective Date, pursuant to the exercise or grant of Awards shall not exceed the sum of (i) ~~seven million six hundred fifty thousand (7,650,000)~~ twelve million eight hundred fifty thousand (12,850,000) shares of Common Stock (representing 7,650,000 shares originally authorized as of the Effective Date and 5,200,000 shares authorized as of the Restatement Date), plus (ii) any shares of Common Stock subject to outstanding awards as of March 29, 2024 under the Prior Plan that on or after March 29, 2024 cease for any reason to be subject to such awards (other than by reason of settlement of the awards to the extent they are settled in vested and nonforfeitable shares of Common Stock), including, but not limited to, shares that were withheld by the Company to pay the withholding taxes related to any award other than a stock option or stock appreciation right under the Prior Plan, provided that the amount in this clause (ii) shall not exceed in any event four million seven hundred eighty-five thousand eight hundred fifty-one (4,785,851) shares. Awards under the Plan shall reduce the total number of shares of Common Stock available for grant by one (1) share of Common Stock for every one (1) share of Common Stock that was subject to an Award granted under the Plan. On and after the Effective Date, no awards of any type may be granted pursuant to the Prior Plan but awards granted pursuant to the Prior Plan prior to the Effective Date shall continue to be effective in accordance with their terms.

Notwithstanding the foregoing, for the avoidance of doubt, Awards that are to be or are actually settled with cash shall not count against the shares of Common Stock available for grant under this Paragraph 5(a).

Shares of Common Stock issued under this Plan may be treasury shares or authorized but unissued shares, or a combination of the two.

(b)	ISO Limit. In no event shall the aggregate number of shares of Common Stock subject to Awards of incentive stock options within the meaning of Section 422 of the Code exceed ~~seven million six hundred fifty thousand (7,650,000)~~ twelve million eight hundred fifty thousand (12,850,000) (subject to adjustment as provided in Paragraph 21 hereof).
(c)	Re-granting Shares. Notwithstanding anything herein to the contrary, any shares related to Awards granted under the Plan which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, are settled in cash in lieu of shares, or are exchanged with the Committee’s permission, prior to the issuance of shares, for Awards pursuant to which shares of Common Stock may not be issued, shall be available again for grant under this Plan. Shares of Common Stock subject to an Award under the Plan may again be made available for issuance under this Plan if such shares were delivered to or withheld by the Company to pay the withholding taxes related to any Full Value Award.

However, shares subject to an Award under the Plan may not again be made available for issuance under the Plan if such shares were used to pay the exercise price of a Stock Option or to pay the withholding taxes related to a Stock Option or Stock Appreciation Right, or if such shares were repurchased on the open market with the proceeds of a Stock Option exercise. For the avoidance of doubt, the full number of shares of Common Stock underlying a Stock Option or Stock Appreciation Right shall be counted against the shares of Common Stock available for grant

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Appendices

under this Plan, regardless of the number of shares of Common Stock actually issued upon exercise of such Stock Option or Stock Appreciation Right.

(d)	Substitute Awards. Substitute Awards shall not reduce the shares of Common Stock authorized for grant under the Plan. Additionally, in the event that a company acquired by the Company or with which the Company combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Common Stock authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company immediately prior to such acquisition or combination.
6.	Term

The Plan ~~shall become~~ became effective as of the Effective Date. Awards shall not be granted pursuant to the Plan after the tenth anniversary of the ~~Effective~~ Restatement Date, but Awards granted prior to that date shall continue to be effective in accordance with their terms.

7.	Participation, Maximum Term of Awards, and Minimum Vesting Periods

The Committee shall select, from time to time, those Participants who, in the opinion of the Committee, can further the Plan’s purposes. Once a Participant is so selected, the Committee shall determine the type or types of Awards to be made to the Participant and shall establish in the related Award Agreements the terms, conditions, restrictions and/or limitations, if any, applicable to the Awards in addition to those set forth in this Plan and the administrative rules and regulations issued by the Committee. Notwithstanding the foregoing:

(a)	the term of any Award shall not exceed ten (10) years, with the exception of incentive stock options in the case of a greater than 10% shareholder, where the term shall not exceed five (5) years, and
(b)	except with respect to a maximum of five percent (5%) of the total share authorization set forth above in Paragraph 5(a) (as amended as of the Restatement Date), Awards granted under the Plan on and after the Effective Date shall vest no earlier than at least twelve (12) months following the date the Award is granted. For purposes of Awards granted to Nonemployee Directors, “twelve (12) months” may mean the period of time from one annual shareholders meeting to the next annual shareholders meeting, provided that such period of time is not less than fifty (50) weeks (a “Board Service Year”). Notwithstanding the foregoing, the Committee may permit acceleration of vesting of any Award as otherwise permitted by the terms of this Plan, including Paragraphs 18 and 19.
8.	Stock Options
(a)	Grants. Awards may be granted in the form of Stock Options. These Stock Options may be incentive stock options within the meaning of Section 422 of the Code or nonqualified stock options (i.e., stock options which are not incentive stock options), or a combination of both.
(b)	Terms and Conditions of Options. A Stock Option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee. The price at which a share of Common Stock may be purchased upon exercise of a Stock Option shall be established by the Committee, but shall be no less than 100% of the Fair Market Value of a share of Common Stock, as determined by the Committee, on the date of grant. The exercise price of a Stock Option shall not be reduced by the Committee other than pursuant to Paragraph 21 hereof, without the consent of the Company’s shareholders.
(c)	Restrictions Relating to Incentive Stock Options. Stock Options issued in the form of incentive stock options shall, in addition to being subject to all applicable terms, conditions, restrictions and/or limitations established by the Committee, comply with Section 422 of the Code. Further, the per share option price of an incentive stock option shall not be less than 100% (or 110% in the case of a greater than 10% shareholder) of the Fair Market Value of a share of Common Stock, as determined by the Committee, on the date of the grant. All or any portion of a Stock

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Appendices

Option designated as an incentive stock option which does not meet the requirements of Section 422 of the Code, including those set forth herein, will be treated as a nonqualified stock option.

(d)	Substitute Awards. Notwithstanding the foregoing provisions of this Paragraph 8 to the contrary, in the case of a Stock Option that is a Substitute Award, the price per share of Common Stock subject to such Stock Option may be less than the Fair Market Value per share on the date of grant; provided that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares of Common Stock subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.
(e)	Additional Terms and Conditions. The Committee may, by way of the Award Agreement or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, of any Stock Option Award, provided they are not inconsistent with the Plan.
(f)	Exercise Payment. At the election of the Committee, upon exercise, the option price of a Stock Option may be paid in cash, shares of Common Stock either directly or by attestation, a combination of the foregoing, or such other consideration as the Committee may deem appropriate. The Committee shall establish appropriate methods for accepting Common Stock and may impose such conditions as it deems appropriate on the use of such Common Stock to exercise a Stock Option.
(g)	Substitution of Stock Appreciation Rights. The Committee may provide in an Award Agreement for a Stock Option that the Committee, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Stock Option; provided that such Stock Appreciation Right shall be exercisable with respect to the same number of shares of Common Stock for which such substituted Stock Option would have been exercisable, and shall also have the same exercise price, vesting schedule and remaining term as the substituted Stock Option.
9.	Stock Appreciation Rights
(a)	Grants. Awards may be granted in the form of SARs. A SAR may be granted in tandem with all or a portion of a related Stock Option under the Plan (a “Tandem SAR”), or may be granted separately (a “Freestanding SAR”). A Tandem SAR may be granted either at the time of the grant of the related Stock Option or any time thereafter during the term of the Stock Option. SARs shall entitle the recipient to receive a payment equal to the appreciation in Fair Market Value of a stated number of shares of Common Stock from the exercise price to the Fair Market Value on the date of exercise. In the case of SARs granted in tandem with Stock Options granted prior to the grant of such SARs, the appreciation in value is from the option price of such related Stock Option to the Fair Market Value on the date of exercise.
(b)	Terms and Conditions of Tandem SARs. A Tandem SAR shall be exercisable to the extent, and only to the extent, that the related Stock Option is exercisable, and the “exercise price” of such a SAR (the base from which the value of the SAR is measured at its exercise) shall be the option price under the related Stock Option. If a related Stock Option is exercised as to some or all of the shares covered by the Award, the related Tandem SAR, if any, shall be cancelled automatically to the extent of the number of shares covered by the Stock Option exercise. Upon exercise of a Tandem SAR as to some or all of the shares covered by the Award, the related Stock Option shall be cancelled automatically to the extent of the number of shares covered by such exercise, and such shares shall again be eligible for grant in accordance with Paragraph 5 hereof, except to the extent any shares of Common Stock are issued to settle the SAR.
(c)	Terms and Conditions of Freestanding SARs. The “exercise price” of a Freestanding SAR shall be established by the Committee, but shall be no less than 100% of the Fair Market Value of a share of Common Stock, as determined by the Committee, on the date of grant. A Freestanding SAR shall be exercisable in whole or in such installments and at such times as may be determined by the Committee.
(d)	Substitute Awards. Notwithstanding the foregoing provisions of this Paragraph 9 to the contrary, in the case of a SAR that is a Substitute Award, the price per share of Common Stock subject to such SAR may be less than the Fair Market Value per share on the date of grant; provided that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares of Common Stock subject to the Substitute Award, over

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Appendices

(b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

(e)	Additional Terms and Conditions. The Committee may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions and/or limitations, if any, of any SAR Award, provided they are not inconsistent with the Plan.
10.	Stock Awards
(a)	Grants. Awards may be granted in the form of Stock Awards. Stock Awards shall be awarded in such numbers and at such times during the term of the Plan as the Committee shall determine.
(b)	Award Restrictions. Stock Awards shall be subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee deems appropriate including, but not by way of limitation, Performance Goal requirements, restrictions on transferability and continued employment. The Committee may modify or accelerate the delivery of a Stock Award under such circumstances as it deems appropriate.
(c)	Rights as Shareholders. During the period in which any restricted shares of Common Stock are subject to the restrictions imposed under Paragraph 10(b), the Committee may, in its discretion, grant to the Participants to whom such restricted shares have been awarded all or any of the rights of a shareholder with respect to such shares, including, but not by way of limitation, the right to vote such shares and to receive dividends.
(d)	Evidence of Award. Any Stock Award granted under the Plan may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates.
11.	Performance Units
(a)	Grants. Awards may be granted in the form of Performance Units. Performance Units, as that term is used in this Plan, shall refer to Units valued by reference to designated criteria established by the Committee, other than Common Stock.
(b)	Performance Criteria. Performance Units shall be contingent on the attainment during a performance period of certain Performance Goals. The length of the performance period, the Performance Goals to be achieved during the performance period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in the exercise of its absolute discretion.
(c)	Additional Terms and Conditions. The Committee may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of Performance Units, provided they are not inconsistent with the Plan. Performance Units may be settled in cash and/or shares of Common Stock at the time of payment.
12.	Performance Shares
(a)	Grants. Awards may be granted in the form of Performance Shares. Performance Shares, as that term is used in this Plan, shall refer to shares of Common Stock or Units which are expressed in terms of Common Stock.
(b)	Performance Criteria. Performance Shares shall be contingent upon the attainment during a performance period of certain Performance Goals. The length of the performance period, the Performance Goals to be achieved during the performance period, and the measure of whether and to what degree such goals have been attained shall be conclusively determined by the Committee in the exercise of its absolute discretion.
(c)	Additional Terms and Conditions. The Committee may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions and/or limitations, if any, of any Award of Performance Shares, provided they are not inconsistent with the Plan.

Kohl’s Corporation | 2026 Proxy Statement	A-7

Appendices

13.	Performance Goals

Notwithstanding any other provision of this Plan, the Committee may establish performance goals (“Performance Goals”) in connection with the grant of any Award hereunder. Performance Goals established by the Committee may be based upon any performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, either individually, alternatively or in any combination, and measured either annually (or such shorter period specified by the Committee) or cumulatively over a period of years, on an absolute basis or relative basis, on a per-share basis or against a target, past performance or peer group performance, in each case as specified by the Committee.

Such Performance Goals may be set on a pre-tax or after-tax basis, may be applied on an absolute or relative basis, and may be determined with or without regard to changes in accounting or the effects of events that are unusual in nature or infrequently occurring, as specified by the Committee upon the grant of an Award. The Committee may, in its discretion, determine whether an Award will be paid under any one or more of the Performance Goals. The Committee may set different goals for different Participants and for different Awards, and Performance Goals may include standards for minimum attainment, target attainment, maximum attainment and any other performance standards deemed appropriate by the Committee. In all cases, however, Performance Goals shall include a minimum performance standard below which no part of the relevant Award will be earned. After the end of a performance period but prior to payment of the Award, the Committee shall determine the extent to which the relevant Performance Goals and any other material terms of the Award were in fact satisfied.

14.	Nonemployee Director Awards
(a)	Awards. Nonemployee Directors may only be granted Awards under the Plan in accordance with this Paragraph 14 and such Awards shall not be subject to management’s discretion. From time to time, the Board shall set the amount(s) and type(s) of equity awards that shall be granted to all Nonemployee Directors on a periodic, nondiscriminatory basis pursuant to the Plan, but which may be based upon the number of committees of the Board on which a Nonemployee Director serves, service of a Nonemployee Director as the chair of a committee of the Board, service of a Nonemployee Director as Chair of the Board or as Lead Director, or the first selection or appointment of an individual to the Board as a Nonemployee Director. Subject to the limits set forth in Paragraph 5 above and Paragraph 14(b), the Board shall grant such Awards determined pursuant to this Paragraph 14 to Nonemployee Directors and grant New Nonemployee Director Awards, as it shall from time to time determine.
(b)	Nonemployee Director Compensation Limit. Beginning with the Board Service Year commencing on or after the Restatement Date, Awards granted to any Nonemployee Director for his or her service during any Board Service Year, taken together with any cash fees paid in respect of that Board Service Year, may not exceed seven hundred and fifty thousand dollars ($750,000) in total value. For purposes of this limit, the value of an Award shall be determined based on the grant date value of such Award (as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Stock Compensation” or any successor provision).
(c)	Effect of Change in Status. If a Nonemployee Director subsequently becomes an employee of the Company while remaining a member of the Board, any previously issued Awards held by such individual shall not be affected and shall continue to be effective in accordance with their terms.
15.	Payments of Awards

At the discretion of the Committee, payment of Awards may be made in cash, Common Stock, a combination of cash and Common Stock, or any other form of property as the Committee shall determine, other than Stock Options and Stock Awards, which shall be made in Common Stock. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Common Stock, restrictions on transfer and forfeiture provisions. Further, payment of Awards may be made in the form of a lump sum or installments, as determined by the Committee.

16.	Dividends and Dividend Equivalents

The Committee may choose, at the time of the grant of the Award or any time thereafter up to the time of the Award’s payment, to include as part of such Award an entitlement to receive dividends or dividend equivalents, subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish. Dividends and dividend equivalents shall be paid in such form and manner (i.e., lump sum or installments), and at such time as the Committee

A-8	Corporate.Kohls.com

Appendices

shall determine; provided, however, all dividends or dividend equivalents payable with respect to any Full Value Award shall be credited as additional shares of Common Stock subject to such Award and accrue additional dividend equivalents, and will vest and be paid to the Participant only if and when, and to the extent that, such Award vests and/or is paid. Under no circumstances will dividends or dividend equivalents be granted with respect to Stock Options or SARs granted under the Plan.

For any Award that is governed by Section 409A of the Code regarding nonqualified deferred compensation, the Committee shall establish the schedule of any payments of dividends or dividend equivalents in accordance with the requirements of Section 409A of the Code or any guidance promulgated thereunder.

17.	Deferral of Awards

At the discretion of the Committee, payment of a Stock Award, Performance Share, Performance Unit, dividend, dividend equivalent, or any portion thereof may be deferred by a Participant until such time as the Committee may establish. All such deferrals shall be accomplished by the delivery of a written, irrevocable election by the Participant on a form provided by the Company. Further, all deferrals shall be made in accordance with administrative guidelines established by the Committee to ensure that such deferrals comply with all applicable requirements of Section 409A of the Code or any guidance promulgated thereunder. Deferred payments shall be paid in a lump sum or installments, as determined by the Committee in accordance with the requirements of Section 409A of the Code or any guidance promulgated thereunder. The Committee may also credit interest, at such rates to be determined by the Committee, on cash payments that are deferred and credit dividends or dividend equivalents on deferred payments denominated in the form of Common Stock.

18.	Termination of Service

If a Participant’s employment with the Company or service as a member of the Board terminates for a reason other than death, Disability, Retirement, or any approved reason, all unexercised, unearned, and/or unpaid Awards, including, but not by way of limitation, Awards earned, but not yet paid, all unpaid dividends and dividend equivalents, and all interest accrued on the foregoing shall be cancelled or forfeited, as the case may be, unless the Participant’s Award Agreement provides, or the Committee determines, otherwise. The Committee shall have the authority to promulgate rules and regulations to (a) determine what events constitute Disability, Retirement, or termination for an approved reason for purposes of the Plan, and (b) determine the treatment of a Participant under the Plan in the event of the Participant’s death, Disability, Retirement, or termination for an approved reason.

19.	Change of Control
(a)	Effect of Change of Control upon Certain Awards. Unless the Committee or the Board specifies otherwise in the terms of an Award Agreement, an employment agreement, executive compensation agreement or similar agreement prior to a Change of Control event, this Paragraph 19(a) shall govern the treatment upon or following a Change of Control of any Award, the vesting and/or settlement of which is based solely upon continued employment or service or the passage of time. In the case of an Award subject to this Paragraph 19(a) that the acquiring or surviving company in the Change of Control assumes upon and maintains immediately following the Change of Control (which Award shall be adjusted as to the number and kind of shares as may be determined appropriate by the Committee prior to the Change of Control), if there occurs an involuntary termination without cause (as defined in the Award Agreement) of the Participant holding such Award or a voluntary termination of the Participant’s employment or service for Good Reason within twelve months following the Change of Control or six months prior to the Change of Control, such Award shall be treated as provided in clause (i) or (ii) of this Paragraph 19(a), as applicable. In the case of an Award subject to this Paragraph 19(a) that the acquiring or surviving company in the Change of Control does not assume upon the Change of Control, immediately prior to the Change of Control such Award shall be treated as provided in clause (i) or (ii) of this Paragraph 19(a), as applicable. The treatment provided for under this Paragraph 19(a) is as follows:
(i)	in the case of a Stock Option or an SAR, the Participant shall have the ability to exercise such Stock Option or SAR, including any portion of the Award not previously exercisable, until the earlier of the expiration of the Stock Option or SAR under its original term and a date that is two years (or such longer post-termination exercisability term as may be specified in the applicable Award Agreement) following such date of termination of employment or service; and
(ii)	in the case of a Full Value Award, the Award shall become fully vested and shall be settled in full.

Kohl’s Corporation | 2026 Proxy Statement	A-9

Appendices

The Committee may also, through the terms of an Award or otherwise, provide for an absolute or conditional exercise, payment or lapse of conditions or restrictions on an Award as it deems appropriate in connection with any proposed Change of Control.

(b)	Effect of Change of Control upon Performance-Based Awards. Unless the Committee or the Board specifies otherwise in the terms of an Award Agreement, an employment agreement, executive compensation agreement or similar agreement prior to a Change of Control event, the treatment of any Award in which the grant, issuance, retention, vesting and/or settlement of such Award is based in whole or in part on achievement of a Performance Goal shall be as specified in this Paragraph 19(b).

In the case of an Award subject to this Paragraph 19(b), upon the occurrence of the Change of Control, the Participant shall be deemed to have satisfied any performance-based vesting criteria at the target level (as determined by the Committee prior to the Change of Control), and following the Change of Control any such Award shall continue to vest based on the time-based vesting criteria, if any, to which the Award is subject. In addition, any Award subject to this Paragraph 19(b) that the acquiring or surviving company in the Change of Control assumes and maintains immediately following the Change of Control (which Award shall be adjusted as to the number and kind of shares as may be determined appropriate by the Committee prior to the Change of Control), if there occurs an involuntary termination without cause (as defined in the Award Agreement) of the Participant holding such Award or a voluntary termination of such Participant’s employment or service for Good Reason within twelve months following the Change of Control or six months prior to the Change of Control, such Award shall be treated as provided in clause (i) or (ii) of Paragraph 19(a), as applicable. In the case of an Award subject to this Paragraph 19(b) that the acquiring or surviving company in the Change of Control does not assume upon the Change of Control, immediately prior to the Change of Control such Award shall be treated as provided in clause (i) or (ii) of Paragraph 19(a), as applicable.

(c)	Other Provisions. Other provisions may be made by the Committee or the Board relating to any Award which the Committee or the Board deems equitable, including but not limited to, adjusting the terms of an Award to reflect the Change of Control or causing the Award to be assumed, or new rights to be substituted therefore, by another entity.
(d)	Definitions.
(i)	“Change of Control” means the occurrence of (1) the acquisition (other than from the Company) by any person, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than the Company, a subsidiary of the Company, or any employee benefit plan or plans sponsored by the Company or any subsidiary of the Company, directly or indirectly, of beneficial ownership (within the meaning of Exchange Act Rule 13d-3) of 33% or more of the then outstanding shares of common stock of the Company or voting securities representing 33% or more of the combined voting power of the Company’s then outstanding voting securities ordinarily entitled to vote in the election of directors unless the Incumbent Board (as defined below), before such acquisition or within 30 days thereafter, deems such acquisition not to be a Change of Control; or (2) individuals who, as of the date this Plan is adopted by the Board, constitute the Board (as of such date, the “Incumbent Board”) ceasing for any reason to constitute at least a majority of such Board; provided, however, that any person becoming a director subsequent to the date this Plan is adopted by the Board whose election, or nomination for election by the shareholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be for purposes of the Plan, considered as though such person were a member of the Incumbent Board but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest which was (or, if threatened, would have been) subject to Exchange Act Rule 14a-12(c); or (3) the consummation of any merger, consolidation or share exchange of the Company with any other corporation, other than a merger, consolidation or share exchange which results in more than 60% of the outstanding shares of the common stock, and voting securities representing more than 60% of the combined voting power of then outstanding voting securities entitled to vote generally in the election of directors, of the surviving, consolidated or resulting corporation being then beneficially owned, directly or indirectly, by the persons who were the Company’s shareholders immediately prior to such transaction in substantially the same proportions as their ownership, immediately prior to such transaction, of the Company’s then outstanding Common Stock or then outstanding voting securities, as the case may be; or (4) the consummation of any liquidation or dissolution of the Company or a sale or other disposition of all or substantially all of the assets of the Company.

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Appendices

(ii)	“Good Reason,” unless otherwise defined in an agreement between a Participant and the Company or unless the Committee or the Board specifies otherwise in the terms of an Award Agreement, means, without the Participant’s consent, (1) a material reduction in the Participant’s base salary as in effect immediately prior to the Change of Control (excluding, however, any made in connection with, and proportionate to, a company-wide pay reduction), or (2) Participant being required to relocate his or her place of employment from his or her place of employment immediately prior to the relocation (excluding any required relocation within a 50-mile radius of such place of employment).
20.	Nonassignability

No Awards or any other payment under the Plan shall be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code), assignment, pledge, or encumbrance, and during the lifetime of the Participant, only the Participant may exercise rights under the Plan. Following the death of the Participant, such individual, trust or estate who or which by designation of the Participant or operation of law succeeds to the rights of the Participant under the Plan upon the Participant’s death, may exercise the Participant’s rights to the extent they are exercisable under the Plan following the death of the Participant. All beneficiary designations shall be made in such form and subject to such limitations as may from time to time be acceptable to the Committee and delivered to and accepted by the Committee.

21.	Adjustment Provisions

In the event of any change in the outstanding Common Stock by reason of any reorganization, recapitalization, merger, consolidation, stock split, stock dividend, spin-off, combination or exchange of Shares or other corporate exchange, or any distribution to shareholders of Common Stock other than regular cash dividends or any transaction similar to the foregoing, the number of shares available for Awards, the shares subject to any Award and the option prices or exercise prices of Awards shall be automatically adjusted. If there is any change in the number of outstanding shares of Common Stock through any change in the capital of the Company, or through any other transaction referred to in Section 424(a) of the Code, the Committee shall make appropriate adjustments in the maximum number of shares of Common Stock which may be issued under the Plan and any adjustments and/or modifications to outstanding Awards as it deems appropriate. In the event of any other change in the capital structure or in the Common Stock of the Company, or in the event of a merger, consolidation, combination or exchange of shares, or the like, as a result of which Common Stock is changed into another class, or securities of another person, cash or other property, the exercise price, consideration to be received, and other terms of an Award shall be adjusted as deemed equitable by the Committee, in its sole discretion. The Committee shall have authority to provide for, in appropriate cases upon the effectiveness of the transaction, (a) waiver, in whole or in part, of remaining restrictions for vesting or earning, and (b) the conversion of outstanding Awards into cash or other property to be received in the transactions immediately or over the periods the Award would have vested or been earned. Any adjustment, waiver, conversion or the like carried out by the Committee under this Paragraph shall be conclusive and binding for all purposes of the Plan. Notwithstanding the foregoing, any increase in the number of shares of Common Stock subject to the Plan shall, if required under Rule 16b-3, be subject to approval of the Company’s shareholders.

22.	Withholding Taxes

The Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In no event shall the Company withhold, or allow the Participant to pay more than the maximum amount required by law. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by withholding from any payment of Common Stock due as a result of such Award, or by permitting the Participant to deliver to the Company, shares of Common Stock having a fair market value, as determined by the Committee, equal to the amount of such required withholding taxes.

Kohl’s Corporation | 2026 Proxy Statement	A-11

Appendices

23.	Suspension or Termination of Awards; Clawback Provisions
(a)	Effect of Act of Misconduct or Termination for Cause on Awards. Except as otherwise provided by the Committee, if at any time (including after a notice of exercise has been delivered or an Award has vested) the Committee reasonably determines that a Participant may have committed an Act of Misconduct, the Committee may suspend the Participant’s rights to exercise any Stock Option, to vest in an Award, and/or to receive payment for or receive Shares in settlement of an Award pending a determination of whether an Act of Misconduct has been committed. If the Committee determines a Participant has been terminated for Cause or the Participant has committed an Act of Misconduct, then except as otherwise provided by the Committee:
(i)	neither the Participant nor his or her estate nor transferee shall be entitled to exercise any Stock Option whatsoever, vest in or have the restrictions on an Award lapse or Performance Goal satisfied or waived, or otherwise receive payment of an Award;
(ii)	the Participant will forfeit all outstanding Awards; and
(iii)	for any Awards subject to Performance Goals which have previously vested, been paid or were exercised by the Participant, if such Performance Goals would not have been determined by the Committee to have been achieved but for the Participant’s Act of Misconduct, the Company shall be entitled to recover some or all of the value of any such previously paid, vested or exercised Awards. In making such determination, the Committee may give the Participant an opportunity to submit written comments, documents, information and arguments to be considered by the Committee.

In addition to the foregoing, other provisions with respect to Acts of Misconduct may be included in any Awards as deemed appropriate by the Committee or the Board from time to time. Such provisions may allow the Company to recover some or all of the value of any previously paid Awards from a Participant if it is determined that the Participant has engaged in certain Acts of Misconduct.

(b)	Definitions.
(i)	“Act of Misconduct.” An “Act of Misconduct” shall occur where a Participant has violated “Kohl’s Code of Ethics” or has committed an act of embezzlement, fraud, dishonesty, disloyalty, nonpayment of any material obligation owed to the Company (other than an obligation related to the Participant’s Kohl’s retail charge account), breach of fiduciary duty or deliberate disregard of Company rules resulting in loss, damage or injury to the Company, or if a Participant makes an unauthorized disclosure of any Company trade secret or confidential information or breaches any non-competition agreement, induces any Company supplier to breach a contract with the Company, or induces any principal for whom the Company acts as agent to terminate such agency relationship.
(ii)	“Cause.” Except as otherwise provided in a Participant’s Award Agreement, for purposes of this Paragraph 23, “Cause” shall mean termination of employment upon: (1) a Participant’s refusal to perform duties as directed in good faith by the Company’s Chief Executive Officer or the Company officer to whom Participant reports , which failure is not cured within ten (10) calendar days after written notice thereof from the Company’s Chief Executive Officer or Company officer to whom Participant reports, (2) a Participant’s conviction of a crime which substantially relates to the circumstances of his or her position with the Company or which has material adverse effect on the Company, or (3) the willful engaging by a Participant in conduct which is demonstrably and materially injurious to the Company. Notwithstanding the foregoing definition, except as otherwise provided in a Participant’s Award Agreement, if the Participant and Company are parties to any employment agreement, executive compensation agreement or similar agreement containing a different definition of “Cause”, the definition in the employment agreement, executive compensation agreement or similar agreement shall control for purposes of this Paragraph 23.
(c)	Clawback. In addition to the foregoing, the Company shall have the right to require any Participant to forfeit and return to the Company any Award made to the Participant pursuant to this Plan (or cash, shares or other property realized therefrom) consistent with any recoupment policy maintained by the Company, as such policy is amended from time to time.

A-12	Corporate.Kohls.com

Appendices

24.	Amendments to Awards

The Committee may at any time unilaterally amend or terminate and cash out any unexercised or unpaid Award, whether earned or unearned, including, but not by way of limitation, Awards earned but not yet paid, and/or substitute another Award of the same or different type, to the extent it deems appropriate; provided, however, that without the prior approval of the Company’s shareholders and except as provided in Paragraph 19, Stock Options or SARs issued under this Plan will not be repriced, replaced, repurchased for cash at any time when the Fair Market Value of a share of Common Stock is lower than the exercise price of a previously granted Stock Option or the “exercise price” of a previously granted SAR or regranted through cancellation, or by lowering the exercise price of a previously granted Stock Option or the “exercise price” of a previously granted SAR; and provided further that any amendment to (but not termination of) an outstanding Award which, in the opinion of the Committee, is materially adverse to the Participant, or any amendment or termination which, in the opinion of the Committee, may subject the Participant to liability under Section 16 of the Exchange Act, shall require the Participant’s consent.

25.	Regulatory Approvals and Listings

Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates of Common Stock evidencing Stock Awards or any other Award resulting in the payment of Common Stock prior to:

(a)	the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable;
(b)	the admission of such shares to listing on the stock exchange on which the Common Stock may be listed; and
(c)	the completion of any registration or other qualification of said shares under any state or federal law or ruling of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.
26.	No Rights to Continued Service or Grants

Participation in the Plan shall not give any Participant any right to remain in the employ of the Company or to continue as a director of the Company. The Company reserves the right to terminate any Participant at any time. Further, the adoption of this Plan shall not be deemed to give any Participant or any other person any right to be selected as a Participant or to be granted an Award or additional Awards.

27.	Amendment

The Board may suspend or terminate the Plan at any time, but the termination or suspension shall not, without the consent of a Participant, adversely affect the rights of such Participant under an outstanding Award then held by the Participant, except to the extent permitted by Paragraph 24. In addition, the Board may, from time to time, amend the Plan in any manner, but may not without shareholder approval adopt any amendment that requires shareholder approval under Rule 16b-3, any applicable stock exchange rule, or any other applicable provision of securities and/or tax law.

28.	Governing Law

The Plan shall be governed by and construed in accordance with the laws of the State of Wisconsin without regard to its conflicts of law provisions.

29.	No Right, Title, or Interest in Company Assets

No Participant shall have any right in any fund or in any specific asset of the Company by reason of being a Participant under this Plan, nor any rights as a shareholder as a result of participation in the Plan until the date of issuance of stock in the Participant’s name, and, in the case of restricted shares of Common Stock, such rights are granted to the Participant under Paragraph 10(c) hereof. To the extent any person acquires a right to receive payments from the Company under this Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company.

Kohl’s Corporation | 2026 Proxy Statement	A-13

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD VIRTUALLY ON MAY 20, 2026
The 2025 Annual Report on Form 10-K and Proxy Statement of Kohl’s Corporation are available at www.proxyvote.com

Exchange/Symbol

Kohl's Corporation common stock is traded on the New York Stock Exchange under the symbol KSS.

Fortune 500

Kohl's Corporation is a Fortune 500 company

SIC Code

5310

Independent Auditors

Ernst & Young LLP
Milwaukee, Wisconsin

Transfer Agent and Registrar

EQ Shareowner Services
P.O. Box 64854
St. Paul, Minnesota 55164-0854
(800) 468-9716

Other Information

For quarterly earnings reports, our periodic filings with the Securities and Exchange Commission, upcoming events, and other investor information, please visit our website at **https://corporate.kohls.com**

Investor Relations

investor.relations@kohls.com

KOHL'S
+SEPHORA

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V93458-P47542 2. Advisory vote to approve the compensation of our Named Executive Officers. 3. Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 30, 2027. 4. Management Proposal: Approve the Amended and Restated Kohl's Corporation 2024 Long-Term Compensation Plan. NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. 1a. Wendy Arlin 1b. Michael J. Bender 1c. Yael Cosset 1d. H. Charles Floyd 1e. Robbin Mitchell 1f. Jonas Prising 1g. John E. Schlifske 1h. Adolfo Villagomez For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! KOHL'S CORPORATION The Board of Directors recommends that you vote FOR the following nominees: The Board of Directors recommends a vote FOR proposal 2. The Board of Directors recommends a vote FOR proposal 3. The Board of Directors recommends a vote FOR proposal 4. KOHL'S CORPORATION N56 W17000 RIDGEWOOD DRIVE MENOMONEE FALLS, WI 53051 Nominees: 1. Election of Directors Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. ! ! Yes No Please indicate if you plan to attend the virtual meeting. VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 19, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/KSS2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 19, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. V93459-P47542 KOHL'S CORPORATION PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The shareholder(s) hereby appoint(s) Jennifer Kent and Megan Glise or either of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Kohl’s Corporation that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:00 A.M., Central Time on May 20, 2026, via a live interactive webcast and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE, FOR APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, FOR THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 30, 2027, AND FOR APPROVAL OF THE AMENDED AND RESTATED KOHL'S CORPORATION 2024 LONG-TERM COMPENSATION PLAN. PROPOSALS 1-4 ARE BEING PROPOSED BY KOHL’S CORPORATION. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. CONTINUED AND TO BE SIGNED ON REVERSE SIDE